NUVEEN ASSET MANAGEMENT, LLC

Policies and Procedures

TABLE OF CONTENTS

Code of Ethics and Employee Conduct

- NAM Code Ethics Supplement	Page 1

- NAM Insider Trading and Confidential Information	Page 2

- NAM Use of Expert Networks	Page 11

Advertising and Marketing, and Third Parties

- Advertising and Marketing	Page 15

- Guidelines for Communications by PMs and Analysts	Page 17

- Use of Solicitors	Page 26

- Client Complaints	Page 29

Portfolio Management Procedures and Trade Practices

- Broker-Dealer and Other Institution Approval	Page 32

- Compliance with Investment Restrictions	Page 35

- Counterparty Approval	Page 37

- Custody of Assets	Page 40

- Equity Best Execution	Page 45

- Equity IPO Allocation	Page 50

- Equity Trading	Page 58

- Fixed-Income Best Execution	Page 63

- Taxable Fixed Income Securities and Derivatives Trading	Page 68

- New Issue Municipal Bond Allocation	Page 74

- Municipal Bond Trade Allocation—Secondary Market Trades	Page 79

- Separately Managed Accounts Trading	Page 83

- Use of Nuveen Securities, LLC as Clearing Agency	Page 89

- Municipal Bond Advisory Accounts Cross Transactions	Page 92

- ERISA Policy	Page 95

- Proprietary Trading	Page 100

- Proxy Voting	Page 102

- Rule 105 – Short Selling in Connection with a Public Offering	Page 108

- Side-by-Side Management	Page 114

- Soft Dollars	Page 118

- Trade Error Correction	Page 134

- Institutional Account Valuation	Page 140

- Valuation for Investment Advisory Accounts Maintained on APL Portfolio Accounting System	Page 148

- Assignment of Ratings to Unrated Securities	Page 150

- Distressed Municipal Bond Workouts	Page 151

- OFAC Sanctions Investment Compliance	Page 154

- Whole Loan Acquisition, Closing and Allocation	Page 164

Nuveen Compliance January 2013

Code of Ethics Supplement:

Personal Trading Restrictions for Nuveen Asset Management, LLC

See the Nuveen Investments, Inc. (“Nuveen”) Code of Ethics for a detailed description of the personal trading restrictions applicable to all Nuveen Asset Management, LLC (“NAM”) employees, including, among other things, pre-trade approval requirements and process and reporting obligations.

In addition to the trading restrictions described in the Nuveen Code of Ethics, NAM employees and their Household Members are prohibited from effecting transactions in municipal securities in any Reportable Account, other than a Managed Account. As used herein, the terms “Household Members”, “Reportable Account” and “Managed Account” shall have the meanings given to such terms in the Nuveen Code of Ethics.

Municipal securities include any security issued by any state or local government and include, but are not limited to, general obligation bonds, revenue bonds, industrial development bonds and similar securities. If you have any questions regarding whether a security is a municipal security please consult with Nuveen Compliance.

Nuveen Asset Management, LLC

Insider Trading and Confidential Information Policies and Procedures

Effective Date: April 30, 2013, as last amended May 8, 2014

I. Introduction

Nuveen Investments, Inc. (“Nuveen”) has adopted a Code of Ethics (the “Code”), to which Nuveen Asset Management, LLC (“NAM”) is subject, which provides that all “Inside Information” (as defined in the Code) must be handled properly. These policies and procedures (the “Policy”) supplement the Code’s provisions regarding Inside Information. The Policy should be read in conjunction with the Code and the NAM Expert Networks Policy.

II. Regulatory Highlights

As an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”), NAM is subject to Section 204A of the Investment Advisers Act of 1940, as amended, (the “Act”), and is required to “establish, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse in violation of this Act or the Securities Exchange Act of 1934, or the rules or regulations thereunder, of material, nonpublic information...”1

The Securities Exchange Act of 1934, corresponding federal regulations adopted by the SEC, and judicial opinions construing such regulations constitute the body of U.S. insider trading law to which NAM is subject.

III. Policy Objective

In order to comply with applicable laws, regulatory requirements, and client expectations, NAM has implemented the Policy to prevent, detect and deter the misuse of Inside Information (as defined in the Nuveen Code), and to preserve Confidential Information (as defined below).

IV. Policy Scope and Entities Affected

A.	This Policy applies to all NAM employees and establishes procedures for:

1.	managing the process for receiving information that is subject to confidentiality restrictions and/or that may constitute Inside Information; and

[1]	Investment Advisers Act of 1940, Sec. 204A.

2.	establishing controls regarding the receipt and use of Confidential Information and Inside Information.

V. Definitions

For purposes of this Policy:

A.	Confidential Information means information that has been conveyed to a NAM employee that is generally not in the public domain and with the expectation that NAM will preserve the non-public nature of such information; however, such information is not considered Inside Information because it either does not pertain to an issuer of traded securities or the information was deemed not to be impactful to the price of any such securities.

B.	Inside Information as defined in the Nuveen Code is information that is both material and non-public. Information is material if either of the following is true:

1.	a reasonable investor would likely consider it important when making an investment decision; and/or

2.	public release of the information would likely affect the price of a security.

Information is generally non-public if it has not been distributed through a widely used public medium, such as a press release or a report, filing or other periodic communication.

C.	Restricted Person is an individual NAM or additional Nuveen employee who has been identified as having been given access to Inside Information in a specific circumstance.

D.	Information Barriers are barriers that are established to restrict the flow of Inside Information from Restricted Persons to NAM or Nuveen Employees in other areas of the firm, and are intended to permit generally the conduct of business in other areas of the firm.

These barriers consist of segregations of and specific prohibitions against the transmission of Inside Information, and may be in the form of physical, organizational or electronic separations that limit who may access documentation regarding Inside Information, and may include instructions from NAM Compliance and/or Legal to restrict the sharing of Inside Information to certain specific individuals or groups.

E.	Restricted List is a list of securities or issuers about which Restricted Persons have Inside Information and in which transactions by Restricted Persons and possibly other NAM employees have been restricted. While Inside Information may only be shared on a need-to-know basis, as detailed further below, depending on the nature of the information, the Information Barriers employed and the individuals who are deemed to be Restricted Persons, placement on the Restricted List may not result in all NAM employees being subject to trading restrictions. NAM employees not so restricted will be treated as though the security or issuer is on a Watch List, as described below. NAM employees whose personal and client related trading activities are impacted by the Restricted List will be notified by NAM Compliance of such restrictions. The Restricted List is maintained by NAM Compliance.

F.	Watch List is a list of securities or issuers about which NAM Compliance has determined should be subject to heightened oversight either because certain NAM employees are Restricted Persons or because of circumstances where it is possible that NAM possesses Inside Information. Inclusion on the list does not necessarily prohibit transactions involving such securities or issuers by employees who are not Restricted Persons. The Watch List is used to monitor for suspicious trades or to highlight potential breaches of an Information Barrier. It is maintained by NAM Compliance and is not disseminated to NAM employees.

VI. Policy and Procedures

A.	Unplanned Possession of Inside Information

1.	Any time a NAM employee believes that he/she may have come into possession of Inside Information (whether in connection with his/her position at NAM or not), he/she must promptly alert NAM Compliance or NAM Legal.

2.	Until a NAM employee receives further instructions from NAM Compliance or NAM Legal, he/she may not share the information or otherwise take any action in relation to the information.

3.	NAM Compliance, in consultation with NAM Legal, will determine whether the acquired information constitutes Inside Information, and if trading restrictions should be imposed and any monitoring should be conducted. NAM Compliance and/or Legal will consult with the impacted NAM employees regarding the implementation of required Information Barriers.

B.	Planned Possession of Inside Information

1.	If a NAM employee is solicited to enter into a Confidentiality Agreement or Non- Disclosure Agreement (collectively, an “NDA”) or otherwise is asked to receive Confidential Information or Inside Information, the NAM employee must either: (i) refer the soliciting party to NAM Legal; or (ii) inform the soliciting party that he/she will consult with NAM Legal and reply after such consultation.

2.	NAM Legal will review and approve any NDA.

3.	NAM Compliance, in consultation with NAM Legal, will determine the trading restrictions to impose and monitoring to conduct. NAM Compliance and/or Legal will consult with the impacted NAM employees regarding the implementation of required Information Barriers.

C.	Additional Restrictions and Requirements

1.	While in possession of the potential or actual Inside Information, at no time may any Restricted Person trade or recommend a trade in any securities that would be impacted by the Inside Information. This includes trades in any personal accounts and all client accounts.

2.	Restricted Persons will receive a written communication (see Appendix A) from NAM Compliance, which, among other things, will identify all of the other NAM personnel and any other Nuveen employees who have been given access to the same Inside Information.

Prior to sharing Inside Information with any NAM or Nuveen Employees that is not listed on such communication, NAM employees must obtain approval from Compliance. This will enable NAM Compliance to maintain proper records with respect to NAM’s handling of Inside Information and to effectively carry out its monitoring responsibilities.

3.	At no time may Inside Information be shared or proposed to be shared with anyone outside of Nuveen, or with any NAM or Nuveen employee who does not have a Nuveen-related business purpose for knowing such Inside Information.

D.	Exceptions

1.	Restricted Persons may be permitted, with the prior approval of NAM Compliance or Legal, to execute transactions in securities for client accounts while in possession of Inside Information in certain instances, including, but not limited to, those outlined in Appendix B.

E.	Compliance Controls

1.	Review and Documentation. NAM Compliance will maintain a record of all instances when NAM employees have reported that they may or have come into possession of Inside Information including:

a.	the date NAM Compliance and/or Legal was notified of possession;

b.	the name(s) of the Restricted Persons;

c.	the department(s) of the Restricted Persons ;

d.	the date(s) the Inside Information was acquired;

e.	a description of the nature of the Inside Information;

f.	how the Inside Information was obtained and whether it was obtained pursuant to an NDA;

g.	the name(s) of the issuer(s), security(y)/(ies) and account(s) impacted by the Inside Information;

h.	what, if any, activities will be limited due to possession of Inside Information;

i.	the dates that client and personal trading restrictions were implemented for Restricted Persons with respect to the issuers and/or specific securities;

j.	the names of NAM Legal and Compliance staff involved in the assessment/review;

k.	the date when the Inside Information was publicly disclosed or ceases to be relevant; and

l.	a copy of the NDA, if applicable.

2.	Notification of Restrictions: NAM Compliance will notify Restricted Persons who possess Inside Information of the restrictions to which they are subject. Notification will be provided via e-mail in the form of Appendix A to this Policy.

3.	Restricted and Watch Lists. Based on NAM Compliance and Legal’s determination that the acquired information constitutes Inside Information, NAM Compliance and/or Legal will determine whether to add an issuer and/or specific securities to NAM’s Restricted or Watch Lists.

4.	Client Accounts—Trading Restrictions and Surveillance:

a.	NAM Compliance will notify Portfolio Compliance and Nuveen Global Operations (“NGO”) of required trading restrictions and Restricted and Watch Lists. Such teams will be responsible for coding, maintaining, and updating the required trading restrictions on the appropriate NAM accounting and trading systems, including, but not limited to, Charles River and FiServ Security APL.

b.	Jointly, and as appropriate, Portfolio Compliance and NGO will monitor client accounts for trades in securities on the Restricted and Watch Lists using Nuveen’s accounting and trading systems.

5.	Employee Personal Accounts—Trading Restrictions and Surveillance:

a.	NAM Compliance and/or Legal will determine which NAM employees and Nuveen employees will be restricted from personal trading of securities and NAM Compliance will provide the Ethics Office with the list of Restricted Persons who are, by policy, restricted from trading the securities.

b.	The Ethics Office will code securities for trade blackout in PTCC for the Restricted Persons when notified by NAM Compliance.

c.	The Ethics Office will also monitor NAM employees, NAM Access Persons who are not NAM employees, and all Nuveen General Employees, as defined under the Code.

VII. Recordkeeping Requirements

All documentation created in conjunction with this Policy will be retained pursuant to the requirements of Nuveen’s Records Management Program.

VIII. Policy Owner

Compliance Department

IX. Policy Administrators

Compliance Department

Legal Department

NAM General Counsel

Head of Research

Effective: April 30, 2013

Amended: May 8, 2014

Appendix A

Notification of Restricted Person Status E-mail Template

PRIVILEGED AND CONFIDENTIAL

Dear Colleague,

Nuveen Asset Management, LLC (“NAM”) employees have recently acquired or are about to acquire Inside Information (as defined in the Nuveen Investments, Inc. Code of Ethics) regarding the following issuers and/or securities.

•	[Insert portion of Restricted List that applies to specific NAM employee.]

The NAM employees who are currently or will be in possession of such information include the following:

•	[Insert list of Restricted Persons.]

Additionally, Nuveen employees in the following Nuveen Shared Services departments may receive such information for business purposes:

•	[Insert list of Nuveen Shared Services Departments.]

In the event that there is a legitimate business reason for sharing the Inside Information with other individuals or departments who are not identified on the above lists, you must obtain approval from NAM Compliance prior to sharing the Inside Information with such persons.

Please be advised that until further notice you are prohibited from:

•	recommending, encouraging, tipping or influencing others to transact in the issuer’s securities, even if you do not specifically disclose or reference the Inside Information; and

•	buying, selling, gifting or otherwise disposing of the securities, whether on behalf of a Nuveenadvised account or portfolio, yourself or anyone else.

Any exceptions to the above restrictions must be granted by NAM Compliance or Legal prior to transacting, in accordance with NAM’s policies and procedures.

Compliance will notify you when the above restrictions are no longer in force.

If you have questions, please contact NAM Compliance or Legal. Thank you.

Appendix B

Exceptions to Trading Restrictions

1. “Big Boy” Exception

Restricted Persons may execute transactions in securities for client accounts while in possession of Inside Information provided that the counterparty to the transaction possesses the same Inside Information as NAM. Please consult with NAM Compliance or Legal in these instances prior to executing such transactions.

2. Legacy securities that conflict with strategy and account guidelines

Restricted Persons may execute transactions in securities for client accounts while in possession of Inside Information when the securities are legacy securities (as defined below) that do not meet the applicable guidelines for an account, as further described below.

Retail separately managed account (“Retail SMA”) municipal bond strategies (e.g., short term municipal bond; limited maturity municipal bond, intermediate term municipal bond and long term municipal bond, municipal bond total return, laddered portfolios) are generally subject to documented guidelines relating to such things as: (i) a minimum credit quality; (ii) a maximum maturity; (iii) a requirement to hold only securities exempt from taxes in a specific state; and (iv) a requirement to hold only securities not subject to the alternative minimum tax (AMT).

When a Retail SMA client contributes previously-acquired securities (sometimes referred to as “legacy” securities) into an advisory account, either in connection with funding a new account or as a contribution to an existing account, NAM typically liquidates such securities promptly upon identification of such securities as failing to meet the guidelines for the relevant Retail SMA municipal bond strategy and account. Such liquidations are a function of the applicable account’s guidelines and do not relate to the exercise of investment discretion.

For legacy securities with respect to which NAM has possession of Inside Information, NAM intends to follow its standard process of liquidating all legacy securities that do not comply with the applicable strategy and account guidelines.1 NAM will direct the liquidation of such

[1]	For legacy securities with respect to which NAM has possession of Inside Information that do comply with the applicable guidelines, NAM intends to treat such securities like other securities for which it has Inside Information. For example, NAM may hold and supervise such securities in the client’s advisory account subject to certain transaction restrictions.

securities in accordance with its standard policies and procedures regarding the sale of noncompliant legacy securities (e.g., through an arms-length marketplace transaction with a third-party dealer), and the liquidation price will be the prevailing price determined through such marketplace transaction. The timing of the liquidation will be as soon as practicable under the circumstances, consistent with NAM’s duties to the client, after (i) the commencement/effectiveness of NAM’s investment management services, (ii) the deposit of the legacy securities in the advisory account and (iii) NAM’s identification of such securities as failing to meet the guidelines for the relevant Retail SMA municipal bond strategy and account. 2

As an additional safeguard, NAM may implement procedures to prevent or minimize access to the Inside Information by the NAM portfolio managers responsible for the management of the Retail SMA municipal bond strategies (the “SMA PMs”). In such instances, portfolio managers and research analysts that possess the Inside Information will be reminded that they are not to discuss any Inside Information with any SMA PM.

3. Client Directed Transactions

Restricted Persons may execute transactions in securities for client accounts while in possession of Inside Information when the transaction is pursuant to a client direction. For example, a client may instruct NAM to terminate and liquidate an account, or to sell certain securities for tax loss purposes. In such cases, NAM would direct the liquidation/sale of such securities in accordance with its standard policies and procedures (e.g., through an arms-length marketplace transaction with a third-party dealer), and the liquidation price will be the prevailing price determined through such marketplace transaction. The timing of the liquidation/sale will be as soon as practicable under the circumstances, consistent with NAM’s duties to the client. In cases where NAM follows client directions, NAM is not exercising any investment discretion with respect to the transaction.

***

The arrangements described herein are being implemented without reliance on any Inside Information in NAM’s possession. NAM intends to revisit such arrangements on a periodic basis in order to ensure that such arrangements continue to meet NAM’s business requirements and comply with applicable law. NAM reserves the right to modify or terminate such arrangements as it deems appropriate so long as any such modification or termination is made without reliance on any Inside Information in NAM’s possession.

[2]	NAM reserves the right to notify prospective clients, clients and their advisors that contribution of legacy securities for which NAM has Inside Information may result in certain transaction restrictions and to identify such securities. Prospective clients, clients and their advisors may therefore determine to liquidate such securities on their own and contribute cash into the advisory account rather than the securities.

Nuveen Asset Management, LLC

Use of Expert Networks Policies and Procedures

Effective Date: April 30, 2013

I. Introduction

Nuveen Investments, Inc. (“Nuveen”) has adopted a Code of Ethics (the “Code”), to which Nuveen Asset Management, LLC (“NAM”) is subject, which provides that all “Inside Information” (as defined in the Code) must be handled properly. These policies and procedures (the “Policy”) supplement the Code’s provisions regarding Inside Information. The Policy should be read in conjunction with the Code and the NAM Insider Trading and Confidential Information Policies and Procedures (the “Insider Trading Policy”).

II. Definitions

For purposes of this Policy:

A.	Inside Information as defined in the Nuveen Code is information that is both material and non-public. Information is material if either of the following is true:

1.	a reasonable investor would likely consider it important when making an investment decision; and/or

2.	public release of the information would likely affect the price of a security.

Information is generally non-public if it has not been distributed through a widely used public medium, such as a press release or a report, filing or other periodic communication.

B.	Expert Networks are primary research firms or any consultants providing similar services that connect investment management professionals with industry experts.

III. Policy Objective

This Policy addresses the potential risks present when NAM utilizes the services of Expert Networks as a part of its investment management analysis and is designed to minimize risks associated with using Expert Networks. The underlying procedures are also designed to detect if and when NAM employees may come into contact with Inside Information through the use of Expert Networks and to prevent any NAM employee from trading while knowingly possessing such Inside Information.

IV. Policy and Procedures

A.	NAM Compliance will perform an initial review of any new Expert Network prior to use of such firm by NAM and will make recommendations to the NAM Brokerage Practices Committee regarding the use and approval of such Expert Network. Accordingly, prior to using an Expert Network, NAM employees must confirm with Investment Operations or Compliance that the Expert Network has been approved.

B.	NAM will perform due diligence on existing Expert Networks periodically thereafter.

C.	NAM employees are required to report any interactions with Expert Network consultants following meetings or other communications with such consultants using the attached Appendix A.

V. Compliance Controls

A.	In the event a NAM employee believes he or she may have come into possession of Inside Information, or that Inside Information was specifically utilized in an analysis provided by an Expert Networks or its consultants, the NAM employee must immediately contact NAM Legal or Compliance, and proceed as detailed in the Insider Trading Policy.

B.	NAM Compliance will review and evaluate reported NAM employee interactions with Expert Networks post-fact.

C.	NAM Compliance will periodically coordinate reviews with the Ethics Office and Portfolio Compliance of NAM portfolio transactions and employee personal trading after meetings with Expert Networks, with attention to the proximity of such transactions and meetings to material public announcements by, or other significant events pertaining to, issuers who were the subject of an Expert Network analysis.

VI. Recordkeeping

All documentation created in conjunction with this Policy will be retained pursuant to the requirements of Nuveen’s Records Management Program.

VII. Policy Owner

Compliance Department

VIII. Policy Administrators

Compliance Department

NAM General Counsel

Head of Research

Effective: April 30, 2013

Appendix A

Nuveen Asset Management, LLC

Employee Expert Network Reporting Form

Please complete and return the questionnaire as soon as practicable following any interactions with an Expert Network to NAM Compliance. Thank you.

Name:

Department:

Phone:

1.	Expert Network:

2.	Please provide details on the form(s) of your recent interaction(s) with the identified Expert Network (e.g. seminar/conference/webinar, telephone or video conference, private visit, etc.).

3.	For each activity identified in response to Question #2, please the following information:

a.	Date(s);

b.	Location(s):

c.	Name(s) of Nuveen/NAM employee participant(s);

d.	Name(s) of Consultant(s) involved;

e.	A brief description of content for each above-identified item; and

f.	Clear buy or sell recommendation regarding specific companies and/or securities.

4.	Do you believe that any Inside Information (as described below) may have been conveyed, whether advertently or inadvertently, during your reported interaction(s) with the Expert Network?

    Yes - If yes, contact NAM Compliance immediately.

    No

As defined in the Nuveen Code of Ethics, Inside Information is defined as information that is both material and non-public. Information is material if either of the following is true:

a.	a reasonable investor would likely consider it important when making an investment decision; and/or

b.	public release of the information would likely affect the price of a security.

Information is generally non-public if it has not been distributed through a widely used public medium, such as a press release or a report, filing or other periodic communication.

Nuveen Asset Management, LLC

Advertising and Marketing Policy

As last amended: April 3, 2014

Introduction

Nuveen Investments, Inc. (“Nuveen”) has adopted guiding principles regarding the review and approval of advertising and marketing materials (“marketing communications”) to which Nuveen Asset Management, LLC (“NAM” or “the firm”) is subject. In a broad sense, marketing communications include all communications intended to create an interest in NAM’s products, services, or in NAM in general. Marketing communications include advertising and other marketing materials that are shared externally. The Marketing Review Center (“MRC”) will provide compliance oversight for these marketing communications. The overarching policies and procedures for marketing communications are provided by Nuveen’s Marketing Review Center (the “MRC”). NAM has adopted the Advertising and Marketing Policy (the “Policy”) as a supplement to MRC’s policies and procedures.

Regulatory Highlights

This policy has been created to meet the requirements stipulated by regulatory organizations; such as, the Securities and Exchange Commission (“SEC”), Financial Industry Regulatory Authority (“FINRA”), U.S. Commodity Futures Trading Commission (“CFTC”), Central Bank of Ireland (the “Central Bank”), the National Futures Association (“NFA”), and others as applicable regarding the review, approval, distribution and recordkeeping processes for marketing communications.

Policy

NAM requires that all marketing communications must be truthful, accurate, and consistent with applicable rules and regulations and prohibits the use of any materials that are misleading, fraudulent, deceptive and/or manipulative. All marketing communications must be reviewed and approved by the MRC. Failure to comply with NAM’s policy may result in sanction levied, which can range from an oral warning to dismissal.

The Marketing, Research, and Institutional Departments, and other preparers of marketing communications (“submitters”) are responsible for the factual accuracy of the marketing communications’ content, including confirming the accuracy of the performance information with the relevant Performance Teams.

Procedures

These communications must adhere to the following procedures, which are designed to ensure the firm’s compliance with its policy:

•	All forms of marketing communications must be submitted to the MRC’s online tracking system for review and approval prior to use.

•	Submitters of marketing communications are required to maintain any supporting documentation on which any statements, claims, statistics or analysis presented in the marketing communications are based, and this supporting documentation must be readily available for reproduction, if requested.

•	The MRC will approve or reject marketing communications in writing through the MRC’s online tracking system or through email.

•	The MRC will maintain a log of approvals in their online tracking system (including date approved, name of approver, name of marketing communication or form of the marketing communication, and name of submitter). An archive of marketing communications submitted for review, including drafts, and the final approved versions, or explanation for rejection of the marketing communications will also be maintained.

•	Approvals must be obtained for all modifications to approved marketing communications. However, the MRC may pre-approve certain designated modifications for updates of certain statistical or quantitative information. In these instances, the submitter of these marketing communications is responsible for retaining all records applicable to this communication and copies of subsequent usages.

Recordkeeping Requirements

All documentation created in conjunction with this Policy will be retained pursuant to the requirements of the Nuveen Records Retention Policy and Procedures, which includes Nuveen’s Records Retention Schedule.

Policy Owner

Compliance Department

Responsible Parties

Marketing Review Center

Marketing Teams

Any questions regarding review procedures or this policy in general should be referred to the Nuveen Investments Compliance Department’s Marketing Review Center.

Effective:	10/26/12

Amended:	7/30/13

2/28/14

4/3/14

Nuveen Asset Management, LLC

Guidelines for Communications by

Portfolio Managers and Analysts with

Investors and/or Financial Advisors

Effective Date: September 24, 2012

Nuveen Investments, Inc. has adopted certain guidelines related to communications related to the Nuveen Funds by portfolio managers and analysts associated with those Funds (the “Nuveen Fund Guidelines”). The Nuveen Fund Guidelines are attached as Appendices A and B to these Nuveen Asset Management, LLC guidelines.

Nuveen Asset Management, LLC (“NAM”) serves as sub-adviser to several Nuveen Funds, and the Nuveen Fund Guidelines apply to communications by NAM portfolio managers and analysts with investors and financial advisors related to such Funds. NAM also serves as a sub-adviser to other funds and collective investment vehicles (collectively, “Non-Nuveen Funds”) with respect to which a portfolio manager or analyst may be requested to communicate with investors and financial advisors. The principles on which the Nuveen Fund Guidelines are based are equally applicable to such communications.

NAM has determined that the Nuveen Fund Guidelines should be made applicable to communications by portfolio managers and analysts with investors and/or financial advisors related to Non-Nuveen Funds. Accordingly, NAM is adopting the Nuveen Fund Guidelines as Guidelines for communications related to Non-Nuveen Funds. Thus, NAM portfolio managers and analysts should adhere to the Nuveen Fund Guidelines when communicating with investors and/or financial advisors related to any fund or collective investment vehicle, whether or not it is a Nuveen Fund.

Appendix A

Guidelines for Communications by

Nuveen Municipal Portfolio Managers

and Analysts with

Investors and/or Financial Advisors about the Nuveen Municipal Funds

The principles expressed herein are intended to assist Nuveen’s municipal portfolio managers and analysts in dealing with the many issues presented when they field inquiries from investors and/or financial advisors on topics relating to Nuveen, any of its funds and/or the financial markets.

I.	GENERAL STANDARD

All public communications must conform to a general standard of fair dealing and good faith. Moreover, these communications must also comply with all federal and state securities laws regarding communications with the public. The communication itself should provide a sound basis for evaluating any factual claim and cannot contain exaggerated, unwarranted, false or misleading statements. In addition, the conversation CANNOT, under any circumstances, contain any material non-public (real time or otherwise) information about the fund and/or its holdings.

II.	PROCESS

A.	To the extent that some intermediary has not already done so, you should attempt to verify that the investor or advisor (the “caller”) actually has accounts with one of your funds to ensure that your time is spent with actual investors and/or their representatives and to determine whether the caller may be seeking information based on false pretenses.

B.	Disclaimer

Each conversation with an investor and/or advisor must include, immediately after the caller identification process, the following disclaimer:

“Before addressing your question(s), I want to inform you that I am only able to refer to any statistical or holdings data about the fund that is, contained in a fund’s shareholder report, is posted on Nuveen.com or is otherwise publicly available. [That being said, how can I help you?]”

C.	Resources

For these conversations, your information or data must be drawn exclusively from publicly available sources. As such, you may refer to the portfolio pages on Nuveen.com, recent shareholder reports, a fund’s prospectus or other posted research material (this includes publicly available information from sources such as Morningstar and Lipper). You should also alert the caller to these acceptable sources and assist the caller in locating them for their future reference. It is part of your responsibility to appropriately familiarize yourself with the fund information that is publicly available.

For these conversations, you CANNOT, however, refer to information contained in (1) the Portia system; (2) IMPACT (3) any proprietary system; (4) any subscriber only or password protected website; or (5) any other non-public source providing data or information (real-time or otherwise) during these conversations. Keep in mind that your role in responding to these inquiries is limited. Care should be taken to ensure that you approach responding to any such inquiries in a consistent manner and that you do not supply requested non-public information to which you have ready access that may be material. If you have any question about the importance of the non-public information being requested you should err on the side of non-disclosure.

D.	Content Requirements and Restrictions

1.	The Financial Markets

You may discuss the financial markets generally and discuss investing trends, including those impacting funds generally. Such general discussions may also involve particular market risks. However, with respect to specifically identified risks (e.g., interest rate risk or leverage risk) you should be mindful not to exceed the scope of such topics as contained in publicly available documents, such as a fund’s prospectus, although you can refer to publicly available fund statistics (e.g., duration) when particularizing an answer responsive to the caller’s question. In addition, you may also discuss investment strategies and investment styles generally, but should not discuss specific portfolio management tactics you or other Nuveen managers are presently employing.

2.	Portfolio Holdings

a.	In response to a specific question or request, you may identify specific fund holdings, including amounts, provided that such information is “as of” the date of the most recent publicly available source for such information (e.g., shareholder report or Nuveen.com posting), and subject to the following caveats:

i.	You CANNOT focus solely on better-performing securities; and

ii.	You CANNOT mention or discuss the current intention, yours or Nuveen’s, to purchase, sell or hold specific issuers.

b.	Again, you may only disclose holdings-related information you are providing “as of” the specific date when that information was most recently made available to the public, and should consistently remind the caller of that fact by stating, e.g., that “as of [insert date or report or posting] the fund’s assets were invested, [fact]”.

3.	Dividends

You CANNOT discuss the future prospects of a fund’s dividend, whether it be the continuation of the dividend or the dividend rate other than by reference to publicly available information (which may include, among other things, website postings of UNII balances for closed-end municipal bond funds).

4.	Sectors

You may discuss whether the particular market or economic conditions under which certain sectors, geographic regions (e.g., states, counties, municipalities, etc.) or industries or other identifiable “groups” of issuers may or may not prosper, but you ought not make a prediction as to whether those conditions will or will not prevail, nor should you recommend a specific Fund in the process of doing so.

5.	Duration

You may discuss duration and interest rate risk but may only refer to the most recently available, publicly disseminated source for fund-specific information about duration.

6.	Other

a. You CANNOT make specific predictions about the future market performance of any security (including a Fund).

b. You CANNOT make reference to successful past issuer selections in order to validate or justify our processes or style. Note: You may, however, discuss the kinds of issuers that our processes identify.

c. You CANNOT discuss whether a particular fund or security is a suitable investment or investment program.

E.	Fund Performance

You may discuss the past performance achieved by the Fund. However, when discussing this topic, you should refer to standardized performance numbers that were calculated pursuant to SEC disclosure guidelines (i.e., 1, 5 and 10 year total return numbers). Such information, as well as other performance data and an acceptable benchmark, is included in each open-end fund’s prospectus and shareholder reports for both open- and closed-end funds, which should be referred to during the discussion. You must also be certain to ensure that the discussion reflects upon “all elements of return.”

F.	Troubling Calls

If you are ever uncomfortable regarding the direction of a conversation or its content, do not hesitate to inform the caller that legal/compliance will not allow you to discuss this topic for regulatory reasons and politely end the call.

G.	Special Situations

From time to time issues of particular sensitivity will arise (e.g., tobacco bonds, Orange County (1994), Denver airport) that will create the need for a public communication and/or a consistent internal approach to questions. In such an event, you will be informed that you may not discuss the topic should it arise during one of these calls until the agreed communication or approach is finalized. You must strictly adhere to such instructions.

Appendix B

Guidelines for Communications by

Nuveen Non-Municipal Portfolio Managers

and Analysts with

Investors and/or Financial Advisors about the Nuveen Non-Municipal Funds

The principles expressed herein are intended to assist Nuveen’s non-municipal portfolio managers and analysts in dealing with the many issues presented when they field inquiries from investors and/or financial advisors on topics relating to Nuveen, any of its funds and/or the financial markets.

I. GENERAL STANDARD

All public communications must conform to a general standard of fair dealing and good faith. Moreover, these communications must also comply with all federal and state securities laws regarding communications with the public. The communication itself should provide a sound basis for evaluating any factual claim and cannot contain exaggerated, unwarranted, false or misleading statements. In addition, the conversation CANNOT, under any circumstances, contain any material non-public (real time or otherwise) information about the fund and/or its holdings.

II. PROCESS

A.	To the extent that some intermediary has not already done so, you should attempt to verify that the investor or advisor (the “caller”) actually has accounts with one of your funds to ensure that your time is spent with actual investors and/or their representatives and to determine whether the caller may be seeking information based on false pretenses.

B.	Disclaimer

During each conversation with an investor and/or advisor, analysts and portfolio managers should, immediately after the caller identification process, convey the substance of the following:

“Before addressing your question(s), I want to inform you that I am only able to refer to any statistical or holdings data about the fund that is, contained in a fund’s shareholder report, is posted on Nuveen.com or is otherwise publicly available. [That being said, how can I help you?]”

C.	Resources

For these conversations, your information or data must be drawn exclusively from publicly available sources. As such, you may refer to the portfolio pages on Nuveen.com, recent shareholder reports, a fund’s prospectus or other posted research material (this includes publicly available information from sources such as Morningstar and Lipper). You should also alert the caller to these acceptable sources and assist the caller in locating them for their future reference. It is part of your responsibility to appropriately familiarize yourself with the fund information that is publicly available.

For these conversations, you CANNOT, however, refer to information contained in (1) internal compliance or data systems (2) any proprietary system; (3) any subscriber only or password protected website; or (4) any other non-public source providing data or information (real-time or otherwise) during these conversations. Keep in mind that your role in responding to these inquiries is limited. Care should be taken to ensure that you approach responding to any such inquiries in a consistent manner and that you do not supply requested non-public information to which you have ready access that may be material. If you have any question about the importance of the non-public information being requested you should err on the side of non-disclosure.

D.	Content Requirements and Restrictions

1.	The Financial Markets

You may discuss the financial markets generally and discuss investing trends, including those impacting funds generally. Such general discussions may also involve particular market risks. However, with respect to specifically identified risks (e.g., interest rate risk, credit risk or leverage risk) you should be mindful not to exceed the scope of such topics as contained in publicly available documents, such as a fund’s prospectus, although you can refer to publicly available fund statistics (e.g., net asset value, top-ten holdings (see below)) when particularizing an answer responsive to the caller’s question. In addition, you may also discuss investment strategies and investment styles generally, but should not discuss specific portfolio management tactics you or other Nuveen managers are presently employing.

2.	Portfolio Holdings

a.	In response to a specific question or request, you may identify specific fund holdings, including amounts, provided that such information is “as of” the date of the most recent publicly available source for such information (e.g., shareholder report or Nuveen.com posting), and subject to the following caveats:

i.	You CANNOT focus solely on better-performing securities; and

ii.	You CANNOT mention or discuss the current intention, yours or Nuveen’s, to purchase, sell or hold specific issuers.

b.	Again, you may only disclose holdings-related information you are providing “as of” the specific date when that information was most recently made available to the public, and should consistently remind the caller of that fact by stating, e.g., that “as of [insert date or report or posting] the fund’s assets were invested, [fact]”.

3.	Dividends

You CANNOT discuss the future prospects of a fund’s dividend, whether it be the continuation of the dividend or the dividend rate other than by reference to publicly available information (which may include, among other things, website postings of UNII balances for closed-end funds).

4.	Sectors

You may discuss whether the particular market or economic conditions under which certain economic sectors, or industries or other identifiable “groups” of issuers may or may not prosper, but you ought not make a specific prediction as to whether those conditions will or will not prevail, nor should you recommend a specific Fund in the process of doing so. Your positions on such topics should be couched in general terms (e.g., “it is our opinion/belief”) to preclude your audience from concluding that your statements are a guarantee of future results or performance.

5.	Other

a.	You CANNOT make specific predictions about the future market performance of any security (including a Fund).

b.	You CANNOT make reference to successful past issuer selections in order to validate or justify our processes or style. Note: You may, however, discuss the kinds of issuers that our processes identify

c.	You CANNOT discuss whether a particular fund or security is a suitable investment or investment program.

E.	Fund Performance

You may discuss the past performance achieved by the Fund. However, when discussing this topic, you should refer to standardized performance numbers that were calculated pursuant to SEC disclosure guidelines (i.e., 1, 5 and 10 year total return numbers). Such information, as well as other performance data and an acceptable benchmark, is included in each open-end fund’s prospectus and shareholder reports for both open- and closed- end funds, which should be referred to during the discussion. You must also be certain to ensure that the discussion reflects upon “all elements of return.”

F.	Troubling Calls

If you are ever uncomfortable regarding the direction of a conversation or its content, do not hesitate to inform the caller that legal/compliance will not allow you to discuss this topic for regulatory reasons and politely end the call.

G.	Special Situations

From time to time issues of particular sensitivity will arise (e.g., Enron, WorldCom) that will create the need for a public communication and/or a consistent internal approach to questions. In such an event, you will be informed that you may not discuss the topic should it arise during one of these calls until the agreed communication or approach is finalized. You must strictly adhere to such instructions.

Nuveen Asset Management, LLC

Use of Solicitors Policies and Procedures

Effective Date: January 1, 2011, as last amended December 7, 2012

I. Introduction

Nuveen Asset Management, LLC (“NAM”) has adopted these policies and procedures (this “Policy”) in compliance with Rule 206(4)-3 of the Investment Advisers Act of 1940 concerning the payment of fees to solicitors.

II. Policies

A. As a registered investment adviser, NAM follows specific requirements to remain in compliance with Rule 206(4)-3:

1.	Verification that all potential solicitors who will be paid a fee are not subject to any statutory disqualifications;

2.	Fees paid are pursuant to a written agreement between NAM and all solicitors; and

3.	Appropriate written disclosure is delivered to the client.

B. NAM does not authorize payment of non-cash fees, for example, use of directed brokerage for payment to solicitors.

III. Procedures

A. NAM’s Institutional Advisory and Retail Separate Account Groups are responsible for ensuring the administration and record keeping of these policies.

B. NAM may not pay cash fees directly or indirectly to a solicitor for solicitation activities unless:

1.	There is a written agreement between NAM and the solicitor;

2.	NAM remains a registered investment adviser under the Advisers Act;

3.	The solicitor is not subject to an order issued under 203(f) of the Act, or been convicted of a felony or misdemeanor within the previous ten years involving conduct described in Section 203(e)(2)(A) through (D) of the Act; and

4.	The solicitor has not been found by the Securities and Exchange Commission to have engaged, or been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or (6) of section 203(e) of the Act, or is subject to an order, judgment or decree described in Section 203(e)(4) of the Act.

C. The written agreement must describe the solicitation activities to be engaged in by the solicitor on behalf of the investment adviser and the compensation to be received, and contain a commitment by the solicitor to perform his or her duties in a manner consistent with the instructions of the investment adviser and the provisions of the Act and the rules, including without limitation Rule 206(4)-5 regarding political contributions.

D. In addition to the previously stated conditions of paragraphs III.B and III.C being satisfied, if the solicitor is an affiliate of NAM (i.e., a partner, officer, director or employee of NAM or (B) a partner, officer, director or employee of a person which controls, is controlled by, or is under common control with NAM) then the solicitor’s commitments in the written agreement with the solicitor must require the solicitor to disclose the nature of the relationship (i.e., affiliation) to the prospective client at the time of solicitation, but does not need to require the solicitor to disclose the specific terms of the written arrangement.

E. In addition to the previously stated conditions of paragraphs III.B and III.C being satisfied, a solicitor who is not an above-described affiliate of NAM, at the time or rendering any solicitation services for which compensation is to be paid, must provide the solicited client with a current copy of Part 2A of NAM’s Form ADV, as well as a separate written disclosure document containing information about the terms of the solicitation arrangement, including:

1.	The names of the solicitor and NAM;

2.	The nature of the relationship between the solicitor and NAM, including any affiliation;

3.	A statement that the solicitor will be compensated by NAM for the solicitation services;

4.	The terms of the compensation arrangement, including the amounts to be paid to the solicitor; and

5.	The amount, if any, for the cost of obtaining client’s account the client will be charged in addition to the advisory fee, and the differential, if any, among clients with respect to the amount or level of advisory fees charged by NAM if such differential is attributable to the existence of any arrangement pursuant to which NAM has agreed to compensate the solicitor for soliciting clients for, or referring clients to, NAM.

F. For third party solicitors, NAM’s Institutional Advisory and Retail Separate Account Groups must receive from the client prior to or at the time of entering into an agreement with the client a written acknowledgment of client’s receipt of the Form ADV Part 2 and the separate written disclosure document.

G. For third party solicitors, NAM’s Institutional Advisory and Retail Separate Account Groups is responsible for making a bona fide effort to ascertain that the solicitor has complied with the agreement and for having a reasonable basis for believing that the solicitor has complied.

H. Legal and Compliance must approve all written solicitation agreements and maintains copies of them. NAM’s Institutional Advisory and Retail Separate Account Groups maintain copies of client acknowledgments of disclosure documents in the appropriate client file.

I. Legal and Compliance also is responsible for taking appropriate action (including termination) if a solicitor notifies NAM that it has become disqualified from acting as a solicitor.

J. Accounting is responsible for ensuring that payments to solicitors are accurate.

IV. Policy Owner

Institutional Advisory and Retail Separate Account Groups

V. Responsible Parties

Legal

Compliance

Institutional Advisory and Retail Separate Account Groups

Accounting

Amended: 1/1/11

12/7/12

Nuveen Asset Management, LLC

Client Complaints Policy and Procedures

Effective December 7, 2012, as last amended July 30, 2013

I. Background

Nuveen Asset Management, LLC (“NAM”), as an investment adviser and fiduciary to its clients, may, from time to time, receive a client complaint. For purposes of this policy, a client complaint is defined as a written or verbal expression of dissatisfaction, grievance, or concern by or on behalf of a client regarding a service provided by NAM, or NAM-supervised person (a “Complaint”). A client, client’s attorney, or client representative can initiate a Complaint. Complaints can involve a variety of matters and can include a demand, expressed or implied, for payment or other remedial action.

II. Policy

As a registered investment adviser and fiduciary to its clients, NAM has adopted this policy (the “Policy”), which requires that NAM:

•	Fairly review and promptly respond to any Complaint received, whether written or oral, from a NAM client (or representative thereof) regarding NAM or the conduct of any NAM-supervised person (each an “Employee”) in connection with the client’s relationship with NAM;

•	Resolve each such Complaint fairly and in a timely manner, or as soon as practical; and

•	Document the resolution of each such Complaint.

Generally, this Policy does not apply to Complaints from shareholders of the Nuveen Funds (“Funds”), which are received by the Funds’ call centers operated by the Funds’ transfer agent.

III. Procedures

In light of NAM’s business structure, NAM may receive Complaints through numerous channels. All Complaints, regardless of the method of receipt, must immediately be brought to the attention of the appropriate relationship manager/client relations manager, or their designee, including but not limited to:

•	Institutional accounts—Head of Institutional Sales;

•	Retail accounts (SMA) and dual contract accounts—Manager of SMA Business & Relationship Management;

•	RIA dual contract accounts—RIA Marketing Officer; or

NAM adheres to the following procedures:

1.	The relationship manager/client relations manager, or their designee, will research and review the Complaint to determine if corrective action should be taken. If necessary, the relationship manager/client relations manager will consult with Legal and/or Compliance and other business units to obtain additional information and for recommendations as to the appropriate resolution to the matter.

2.	Once a decision is made on how to resolve the Complaint, Legal and/or Compliance will review and approve the final resolution. Disbursement of any monetary settlement related to a Complaint will be reviewed by NAM’s President and/or General Counsel.

3.	The relationship manager/client relations managers, or their designees, will maintain all documentation related to Complaints.

4.	All Complaints received will be documented in a central log.

IV. Preventative Controls.

Employees receiving Complaints are prohibited from discussing any aspect of a Complaint with a client or with the client’s representative unless directed to do so by the relationship manager/client relations manager, in consultation with Compliance and/or Legal, as appropriate. Employees are not to make any commitment to a client, and may only indicate that the matter is being reviewed and that someone will contact them. All discussions relating to the resolution of the Complaint must be handled by the relationship manager/client relations manager in coordination with Compliance and/or Legal and other business units, as needed. Employees receiving the Complaint must not discuss the Complaint with other Employees.

V. Recordkeeping Requirements.

The relationship manager/client relations manager, or their designees, shall keep and preserve a separate file or record of all Complaints received and any actions NAM took in responding to those Complaints. Each Complaint file shall contain the following information, as applicable:

1.	A copy of the Complaint, or if Complaint is given verbally, a written summary of the Compliant, all related documentation and attachments, as appropriate; and

2.	A copy of the Complaint resolution, including any response and any supporting documentation.

In addition, the applicable client file shall include all of the aforementioned information.

VI.Policy Owner

Compliance

VII. Policy Administrators

Relationship Manager/Client Relations Manager

Compliance

Operations

As amended: July 30, 2013

Nuveen Asset Management, LLC

Broker-Dealer and Other Institution Approval Policies and Procedures

Effective Date: January 1, 2011, as last amended June 5, 2014

I. Regulatory Highlights

A. Section 206 under the Investment Advisers Act of 1940, as amended (“the Advisers Act”) prohibits investment advisers from engaging in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.

B. Under Rule 206(4)-7 under the Advisers Act, an adviser should, to the extent relevant to the adviser’s operations, adopt policies and procedures regarding its “trading practices, including procedures by which the adviser satisfies its best execution obligation”.1

II. Policy Objective Statement

The Brokerage Practices Committee (“BPC”) is responsible for establishing policies and reviewing the brokerage practices of Nuveen Asset Management, LLC (“NAM”)) to ensure they conform to all applicable legal and regulatory requirements and any other standards established by NAM. The charter and scope of the BPC includes the determination of broker-dealers and other institutions with which securities transactions may be placed. An approved list of broker-dealers and other institutions (“the Approved List”) will be maintained by Nuveen Global Operations (“NGO”) as a record of the BPC’s determinations.

III. Entities Affected

This policy applies to all broker-dealers and other institutions through which NAM effects fixed income and/or equity trades.

IV. Exceptions and Entities Excluded

This policy does not apply to the trading transactions effected by NAM on behalf of the investment company portfolios and separately managed accounts over which NAM has investment discretion, through counterparties that are not matched settlement counterparties. This policy does not apply to institutions that are direct issuers of commercial paper or tender agents for floating rate put bonds, acting in that capacity.2 In addition, this policy does not apply to brokers utilized in connection with securities lending and NAM’s use of its affiliated broker dealer Nuveen Securities which may act as clearing agent to facilitate the settlement of municipal bond transactions for certain client accounts in accordance with separate policies and procedures.

[1]	See Compliance Programs of Investment Companies and Investment Advisers, Advisers Act Release No. 2204 (Dec. 17, 2003).

[2]	Tender agents for floating rate put bonds are excluded from this policy and procedure for the purposes of facilitating redemptions of such bonds. However, tender agents (i.e., bank dealers) will be submitted for the BPC’s approval under this policy so that NAM may direct other securities transactions to such institutions. In the event that the BPC does not approve such an institution for securities transactions, NGO will code the institution on the Charles River system to reflect that it is a tender agent for floating rate put bonds only or remove the institution from the Charles River system.

V. Compliance Control Procedures

A. Preventive Control Procedures. Approval of new broker-dealers or other institutions will include the following steps:

1.	NGO will confirm via email that the NAM employee (i.e., the personnel in Equity or Fixed Income personnel recommending the broker dealer or other institution) has no familial or other relationship with anyone employed at the broker or other institution that might create a conflict of interest.

2.	Form BD or Form ADV for the broker-dealer or other institution may be obtained, if applicable and if requested by the BPC.

3.	For broker-dealers registered with the SEC under Section 15 of the Securities Exchange Act of 1934 (“Securities Exchange Act”), NGO will verify that the broker’s FINRA membership is active. For broker-dealers that are not registered with the SEC because they are exempt from registration (e.g., operating pursuant to Rule 15a-6 under the Securities Exchange Act), NGO will identify the regulatory entity to which the broker-dealer is subject and verify that the broker-dealer’s registration or qualification with such regulatory entity is active.

4.	For institutions that are not broker-dealers, NGO will verify that the institution is an active member of a self-regulatory organization (e.g., the Municipal Securities Rulemaking Board).

5.	The broker dealer or institution will be submitted to the BPC for approval.

6.	If approved by the BPC, required documentation (e.g., QIB certification) may be provided to the broker dealer or other institution upon request.

7.	NGO will add the institution to the Approved List.

8.	Notwithstanding the foregoing, if an municipal bond investment opportunity is only available through a broker-dealer who is not on the Approved List (and has not been previously rejected by the BPC for inclusion on the list during the current calendar year) and the timing of the investment opportunity does not permit the BPC to approve the broker-

dealer as provided above within the time necessary , a one-time exception can be made to allow the investment opportunity transaction to be effected with such broker-dealer, but only upon the prior written approval of the Adviser’s President or Chief Operating Officer and one of the co-Heads of Fixed Income or their respective designees and provided that such broker-dealer will be subject to the approval process set forth above as soon as practical.

Except as provided in Paragraph V.A.8 above, no new institution may be added to the Charles River Trading system without verification that the institution has been approved by the BPC.

B. Detective Control Procedures. At least annually, NGO will review and update the approved list by repeating steps 2, 3, and 4 of Paragraph V.A. The updated list will then be presented to the BPC for approval. NGO will be responsible for maintaining the list of approved broker dealers and other institutions.

VI. Recordkeeping Requirements

NGO will retain all documentation created in conjunction with these Policies and Procedures, including a master list of approved broker-dealers and other institutions, pursuant to the requirements of Nuveen Investments, Inc.’s Records Management Program.

VII. Policy Owner

The BPC is responsible for reviewing this policy at least annually and for recommending and approving any material changes.

VIII. Responsible Parties

NGO

Equity and Fixed Income personnel

Amended:	1/1/11
7/21/11
12/7/12
6/5/14

Nuveen Asset Management, LLC

Compliance with Investment Restrictions

Effective Date: January 1, 2011, as last amended December 7, 2012

Nuveen Asset Management, LLC (“NAM”) exercises discretionary authority over certain client accounts and assets. NAM’s discretionary authority over a client account or assets may be subject to investment restrictions imposed by (i) laws and regulations, (ii) client contracts and instructions, (iii) prospectus and offering memorandum disclosures and (iv) oversight by Nuveen Investments Investment Services Group (collectively, (“Investment Restrictions”). This policy outlines the procedures that NAM has in place to ensure compliance with Investment Restrictions for the discretionary accounts it manages.

II. Policy Objective

The objective of this policy is to outline procedures to prevent, detect and correct promptly any violations of Investment Restrictions.

III. Procedures

NAM shall establish and maintain procedures reasonably designed to prevent, detect and correct promptly any violations of the applicable Investment Restrictions with respect to the accounts that NAM manages. The procedures shall provide for: 1) review of all new accounts at inception to identify applicable Investment Restrictions: 2) timely implementation of any changes to such Investment Restrictions; and 3) periodic monitoring of all accounts for compliance with such Investment Restrictions. Procedures also shall provide for a method of communicating promptly any violations of Investment Restrictions to the account’s portfolio manager, the NAM’s Chief Compliance Officer and Nuveen Compliance, and, if required, the client’s Chief Compliance Officer.

IV. Recordkeeping Requirements

Records associated with compliance exceptions, evidence that portfolios are in compliance with Investment Restrictions, and documentation of changes made to an account’s Investment Restrictions are required to be maintained pursuant to Nuveen Investments, Inc.’s Records Management Program.

V.Policy Owner

Portfolio Compliance

VI. Responsible Parties

Portfolio Compliance

Portfolio Managers

Compliance

Legal Department

Investment Operations

As amended: 1/1/11

                        12/7/12

Nuveen Asset Management, LLC

Counterparty Approval Policies and Procedures

Effective Date: January 1, 2011, as last amended January 28, 2013

I. Regulatory Requirements

•	Section 206 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)

•	Rule 206(4)-7 under the Advisers Act

II. Regulatory Highlights

A. Section 206 under the Advisers Act prohibits investment advisers from engaging in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.

B. Under Rule 206(4)-7 under the Advisers Act , an adviser should, to the extent relevant to the adviser’s operations, adopt policies and procedures regarding its trading practices, including procedures by which the adviser satisfies its best execution obligation.

III. Policy Objective Statement

Counterparty risk is the risk that a non-matched settlement counterparty (e.g. a counterparty other than a delivery versus payment counterparty) with an outstanding unsettled transaction could default on its obligation resulting in economic loss. The objective of this policy is to mitigate counterparty risk by establishing control procedures regarding legal documentation, credit quality and related operational requirements.

IV. Policy Scope and Entities Affected

This policy applies to the trading transactions effected by Nuveen Asset Management, LLC (the “NAM”) on behalf of the investment company portfolios and the separately managed accounts over which NAM has investment discretion, through counterparties that are not matched settlement counterparties. Such counterparties may include over-the-counter derivatives dealers, repurchase agreement and reverse repurchase agreement dealers1, futures commission merchants, and banks that exchange foreign currencies among others.

[1]	Does not apply to repurchase agreement counterparties used by custodial banks for cash investments.

V. Exceptions and Entities Excluded

This policy does not apply to equity and fixed income trading transactions through matched settlement counterparties or to securities lending counterparties, both of which are governed through separate procedures.

VI. Compliance Control Procedures

A.	Preventive Control Procedures

1.	Risk Management shall maintain an Approved Counterparty List and periodically disseminate said list to appropriate individuals at NAM, including all portfolio managers that may enter into non-matched settlement transactions, and all staff that need to monitor compliance with this Policy (collectively, the “Counterparty Notification Group”).

2.	All counterparties approved by Nuveen Fund Advisors, LLC (“NFAL”) and appearing on NFAL’s Approved Counterparty List shall automatically be added to NAM’s Approved Counterparty List; all counterparties removed from the NFAL Approved Counterparty List shall likewise be removed from NAM’s Approved Counterparty List unless specifically approved by NAM according to these procedures.

3.	The Counterparty Notification Group may only effect non-matched settlement transactions with counterparties that appear on the Approved Counterparty List.

4.	When members of the Counterparty Notification Group propose transacting with counterparties that are not currently on NAM’s Approved Counterparty List, these proposed new counterparties shall be subject to credit quality review. If the new counterparty meets all requirements for acceptable credit risk, the new counterparty shall be approved by NAM’s Research Director before being submitted to Risk Management for its final consideration.

5.	Any agreement required to establish a trading relationship with a counterparty governed by this policy shall be reviewed and approved by NAM’s Legal Department.

6.	New counterparties must be approved either (i) under the NFAL Counterparty Approval Policies and Procedures or (ii) by NAM’s Research Director, Legal Department and Risk Management, as outlined above, before they can be added to NAM’s Approved Counterparty List.

7.	The procedure for removal of counterparties from NAM’s Approved Counterparty List is discussed under “Corrective Control Procedures,” below.

B.	Detective Control Procedures.

1.	The Research Team shall regularly monitor the credit quality of counterparties on NAM’s Approved Counterparty List, and notify Risk Management and the Research Director of negative changes in credit quality so that Risk Management and the Research Director can determine whether any counterparties need to be removed from NAM’s Approved Counterparty List.

C. Corrective Control Procedures. Counterparties may be removed from the Approved Counterparty List upon recommendation of Risk Management to NAM’s Research Director for reasons including, but not limited to, their failure to meet credit quality criteria. Risk Management shall promptly disseminate notification of such removal to the Counterparty Notification Group. If counterparty is removed from the Approved Counterparty List, no new non-matched settlement transactions can be entered into by the Counterparty Notification Group from the time the notification is disseminated. Risk Management, in consultation with NAM’s senior management, will determine whether existing transactions must be unwound and replaced with alternate counterparties, and will direct any required actions.

VII. Policy Owner

Risk Management

VIII. Responsible Parties

Credit Research Team

Investment Operations

Legal Department

Risk Management

As amended: 1/28/13

Nuveen Asset Management, LLC

Custody of Assets Policies and Procedures

Effective Date: July 21, 2011, as last amended December 7, 2012

I. Introduction

These policies and procedures (this “Policy”) govern the control environment with respect to the arrangements that each of the advisory clients (the “Managed Accounts”) of Nuveen Asset Management, LLC (“NAM”) establishes with a third-party custodian. Each of NAM’s Managed Accounts contracts with a third-party custodian, and for Managed Accounts for which NAM has custody (or is deemed to have custody), that third-party custodian is required to be a “Qualified Custodian,” as that term is defined in Rule 206(4)-2 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), for custody services.

II. Regulatory Highlights

A. Section 206(4) of the Advisers Act prohibits investment advisers from engaging in any act, practice, or course of business which is fraudulent, deceptive, or manipulative.

B. Rule 206(4)-2 under the Advisers Act provides that it is a fraudulent, deceptive or manipulative act, practice or course of business for an investment adviser to have custody of client funds or securities unless certain conditions are met.

C. Rule 206(4)-7(a) under the Advisers Act provides that an investment adviser must adopt and implement policies and procedures reasonably designed to prevent violations by the investment adviser and its supervised personnel of the Advisers Act and the rules adopted thereunder.

III. Definitions

A. NAM is deemed to have “custody” if NAM or a related person holds, directly or indirectly, client funds or securities, or has any authority to obtain possession of them, in connection with advisory services NAM provides to clients. “Custody” includes:

1. Possession of client funds or securities (but not checks drawn by clients and made payable to third parties) unless they are received inadvertently and are returned to the sender promptly within three business days of receiving them;

2. Any arrangement (including a general power of attorney) that authorizes or permits withdrawal of client funds or securities maintained with a custodian upon NAM’s instruction to the custodian, including NAM’s deduction of advisory fees pursuant to the terms of the Managed Account’s advisory agreement; and

3. Any capacity that gives NAM or a supervised person of NAM legal ownership of or access to client funds or securities, including acting as a general partner of a limited partnership.

B. “Qualified Custodian” means:

1. A bank or a savings association that has deposits insured by the Federal Deposit Insurance Corporation;

2. A broker-dealer registered under the Securities Exchange Act of 1934, as amended, holding client assets in customer accounts;

3. A futures commission merchant registered under the Commodity Exchange Act, holding client assets in customer accounts, but only with respect to clients’ funds and security futures, or other securities incidental to transactions in contracts for the purchase or sale of a commodity for future delivery and options thereon; and

4. A foreign financial institution that customarily holds financial assets for its customers, provided that the foreign financial institution keeps the advisory clients’ assets in customer accounts segregated from its proprietary assets.

IV. Policy

It is NAM’s policy that:

A. No Custody. NAM not take custody of its Managed Accounts’ securities and funds, except to the extent that it is deemed to have custody due to (i) its contractual right to deduct its advisory fees directly from a Managed Account’s assets, or (ii) serving in a position – such as the managing member of a limited liability company or the general partner of a limited partnership – that gives it legal ownership or access to client funds or securities.

B. Custody of Certain Managed Accounts. If NAM has custody of a Managed Account’s funds and securities due to (i) its contractual right to deduct its advisory fees directly from a Managed Account’s assets, or (ii) its serving in a position – such as a general partner of a limited partnership:

1.	Each of such Managed Accounts shall maintain an account at a Qualified Custodian for custody of the Managed Account’s funds and securities under the Managed Account owner’s name or under NAM’s name as agent if the Managed Account contains only funds and securities of Managed Accounts.

In the event NAM may assist a client in completing the paperwork to open an account with a Qualified Custodian, NAM shall promptly notify each such Managed Account client of, and any changes to, the Qualified Custodian’s name and address, and the manner in which the funds or securities are maintained.

2.	NAM shall have a reasonable basis, after due inquiry, for believing that the Qualified Custodian sends an account statement, at least quarterly, to each of such Managed Accounts’ owners for which it maintains funds or securities, identifying the amount of funds and of each security in the Managed Account at the end of the period, and setting forth all transactions in the Managed Account during that period.

3.	Notwithstanding IV.B.1, with respect to shares of mutual funds held in such a Managed Account the mutual funds’ transfer agents may be used in lieu of Qualified Custodians, and securities that are (i) acquired from the issuer in a transaction or chain of transactions not involving any public offering, (ii) uncertificated, and ownership thereof is recorded only on the books of the issuer or its transfer agent in the name of the client, and (iii) transferable only with prior consent of the issuer or holders of the outstanding securities of the issuer, need not be held at a Qualified Custodian.

4.	If NAM serves in a position – such as the managing member of a limited liability company or the general partner of a limited partnership – that gives it legal ownership or access to a Managed Account’s funds or securities, it is NAM’s policy to ensure that an audit is conducted at least annually, and upon liquidation, by an independent accountant registered with the Public Company Accounting Oversight Board. NAM will distribute the audited financial statements prepared in accordance with generally accepted accounting principles to all limited partners, members or other beneficial owners within 120 days of the end of the subject entity’s fiscal year (and if limited partner, member, etc., is itself a limited partnership, etc., that is a related person to NAM, to its limited partners, members or beneficial owners also).

C. Registered Investment Company. This Policy does not apply to Managed Accounts that are investment companies registered under the Investment Company Act of 1940, as amended.

V. Compliance Control Procedures

A. Preventive Control Procedures

1.	NAM maintains an up-to-date list of authorized individuals, comprised of NAM’s personnel who are empowered to authorize cash or securities movements related only to trade settlement, corporate actions, and derivative instruments, and will provide the list to the client’s third-party custodian upon their request.

a.	NAM provides standing instructions to each third-party custodian identifying the accounts of counterparties to which initial and variation margin and cash collateral may be wired on behalf of Managed Accounts in connection with derivatives transactions.

b.	Any change to the standing instructions requires the authorization of two of NAM’s authorized employees.

2.	When a client moves funds out of its custodian account, the client, the custodian or the financial advisor must notify NAM. Investment Operations updates NAM’s accounting system and notifies the Portfolio Manager, or his or her designee, to make cash available in the Managed Account.

B.	Detective Control Procedures

1.	Reconciliation of Records. Investment Operations promptly reconciles cash and securities positions records for each Managed Account on a daily, weekly or monthly basis (depending on custodian arrangements) between the third-party custodian’s records and NAM’s accounting system.

2.	Account Statements. Each of NAM’s account statements contains disclosure that recommends that a client contact its qualified custodian if the client does not receive an account statement from its third-party custodian on at least a quarterly basis, and that the client should compare the assets listed on NAM’s account statements with the account statements received from its Custodian.

C. Corrective Control Procedures. Compliance will provide guidance to employees annually regarding the corrective procedures for addressing those instances when an employee or related person inadvertently gains possession of a client’s funds or securities. In such instances, employees or related persons must immediately contact their manager and make arrangements to return such funds or securities to the sender as quickly as possible, but no later than three business days from the date of possession. NAM reserves the right to send the check or instrument to the client of its custodian rather than back to the original sender when it believes that such procedures provides the best overall protection for the underlying assets.

VI. Recordkeeping Requirements

Records associated with custody reconciliations are required to be maintained for a minimum of seven years, the first two in an easily accessible place.

VII. Policy Owner

Head of Investment Operations and Compliance Department

VIII. Responsible Parties

Investment Operations

As Amended: 12/7/12

Nuveen Asset Management, LLC

Equity Best Execution Policies and Procedures

Effective Date: January 1, 2011, as last amended December 7, 2012

Nuveen Asset Management, LLC (“NAM”) provides investment advisory services to clients who invest in various types of equity products. These policies and procedures are intended to assist NAM in exercising its fiduciary obligation to seek best execution for its clients.

I. Regulatory Highlights

A. Section 206 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) makes it unlawful for any investment adviser to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.

B. Rule 206(4)-7 under the Advisers Act requires that advisers adopt policies and procedures regarding, among other things, “Trading practices, including procedures by which the adviser satisfies its best execution obligation . . . .” 1

C. In seeking best execution, the Securities and Exchange Commission has stated2 that an investment adviser should consider the full range and quality of a broker’s services, including:

1.	The value of research provided,

2.	Execution capability,

3.	Commission rate,

4.	Financial responsibility, and

5.	Responsiveness.

[1]	See Compliance Programs of Investment Companies and Investment Advisers, Advisers Act Release No.2204 (December 17, 2003).
[2]	Release No. 34-23170 at 712 (Apr. 23, 1986).

II. Policy Scope

This policy covers all equity securities trading activity by the Equity Trading Desk on behalf of NAM’s investment advisory accounts (each an “Account”, collectively, the “Accounts”). Trading activity by NAM’s Fixed Income Group is covered by a separate policy

III. Best Execution Policy Objective Statement

NAM owes a fiduciary duty to its clients to seek best execution of all Account transactions in equity securities for which it exercises brokerage discretion. To fulfill this obligation, NAM seeks to obtain the most advantageous price available with respect to each transaction, considering the facts and circumstances, and in light of the overall quality of brokerage and research services provided by the broker-dealer. The quality of execution actually obtained on a particular trade depends on many factors. NAM’s policy does not require that transactions be effected at the lowest possible price or commission cost. Rather, trading personnel should also determine that the transaction represents the best qualitative execution for the Account(s) considering the full range and quality of the services offered by a broker-dealer.

IV. Compliance Control Procedures

A. Preventative Control Procedures. Best execution for equity securities transactions is sought by considering the full range and quality of the services offered by a broker-dealer. This determination may include the above-mentioned factors as well as the following factors:

1.	Access to desirable securities through underwritten offerings and secondary market transactions;

2.	Competitiveness of price, taking into Account mark-ups and markdowns, or spreads;

3.	Reasonableness of transaction fees;

4.	Quality of execution – accurate and timely execution, clearance and cooperation in resolving errors and disputes;

5.	The speed of execution and likelihood of execution for limit orders;

6.	The ability to minimize market impact;

7.	The likelihood of price improvement;

8.	Reputation, financial strength, creditworthiness and stability of dealer;

9.	Reliability, both historically and as an ongoing matter;

10.	Willingness and ability to execute difficult or large transactions;

11.	Nature of the security and availability of market makers;

12.	Desired timing of the transaction, size of trade, and depth and breadth of market;

13.	Confidentiality of trading activity, particularly in less liquid sectors;

14.	Market intelligence and knowledge regarding trading activity;

15.	Specific qualitative and/or quantitative research capabilities;

16.	Ability to settle trades;

17.	Knowledgeable employees who understand the adviser’s investment process and value orientation;

18.	The value of brokerage provided; and

19.	Superior service, including the ability to harness their firms’ resources to the benefit of the adviser’s clients.

Equity best execution policies and practices are disclosed to clients in Part 2A of NAM’s Form ADV.

B.	Detective Control Procedures.

1.	Trade execution with respect to equity securities is evaluated by an independent firm against multiple benchmarks, including a proprietary stochastic model that forecasts the implicit costs (excluding commissions) of completing buy and sell orders.

2.	The Head of Equity Trading may propose, with the agreement of the Equity Best Execution Committee (“EBEC”), the exclusion of certain trades from the trade execution evaluation by the independent firm, especially when the inclusion of such trades could skew results positively or negatively.

3.	The EBEC has ongoing responsibility for review and for oversight of these guidelines. The EBEC meets on a quarterly basis to review the independent firm’s evaluation of the quality of NAM’s equity trade execution. The EBEC’s review may include:

a.	The performance of NAM’s equity trading desk against the benchmark data presented in the independent firm’s reports;

b.	The performance of individual equity traders against the benchmark data presented in the independent firm’s reports;

c.	The performance of NAM’s equity trading desk against the performance of certain of NAM’s competitors;

d.	Data regarding the relationship of NAM’s equity trading activity to the average daily trading volume for the same securities, and the time required to complete orders; and

e.	Data regarding performance of the top 20 brokers by dollar volume used by NAM for equity securities trading, versus the independent firm’s proprietary model.

4.	The EBEC receives and reviews periodic reports regarding quality of NAM’s trade execution.

5.	The Brokerage Practices Committee (“BPC”) annually reviews the overall quality of trade execution for all Accounts based on a report from the EBEC.

C. Corrective Control Procedures. The EBEC may recommend that the BPC take action in the event it deems such action necessary for the purpose of seeking best execution.

V. Conflicts of Interest

NAM recognizes its obligation to identify, monitor, and, where appropriate, reduce or eliminate potential conflicts of interest relating to its best execution practices. NAM considers the following potential conflicts, among others, in seeking best execution for client transactions:

A. Payment for Referrals. In selecting broker-dealers, NAM does not consider whether the dealer (or an affiliate) may have referred investment advisory clients to NAM or its affiliates.

B. Business Arrangements. In selecting broker-dealers, NAM does not consider whether the broker-dealer or an affiliate of such broker-dealer has a business arrangement with NAM or its affiliates relating to the use or distribution of investment products and services of NAM or its affiliates, including managed account programs and Nuveen Funds distribution arrangements. Nothing in this Policy limits the ability of NAM to use a broker-dealer where such broker-dealer or an affiliate of such broker-dealer has a business arrangement with NAM or its affiliates relating to the use or distribution of investment products and services of NAM or its affiliates, including managed account wrap fee programs and fund distribution arrangements, provided that NAM does not consider such business arrangement as part of its execution decision.

C. Monitoring Gifts. Gifts and entertainment are restricted and monitored under NAM’s Code of Ethics.

VI. Recordkeeping Requirements

The Head of the EBEC (or his/her designee) will retain all documentation created in conjunction with these Policies and Procedures with respect to equity best execution analysis, pursuant to the requirements of Nuveen Investments, Inc.’s Records Management Program.

VII. Policy Owner

EBEC

VIII. Responsible Parties

Compliance

Equity Trading Department

EBEC

Brokerage Practices Committee

IX. Related Policies

Equity Trading Policies and Procedures

Soft Dollar Policies

X. Related Disclosures

Form ADV, Part 2

Amended: December 7, 2012

Nuveen Asset Management, LLC

Equity IPO Allocation Policies and Procedures

Effective Date: January 1, 2011, as last amended June 5, 2014

I. Policy

It is the policy of Nuveen Asset Management, LLC (“NAM”) to allocate investment opportunities among all eligible client accounts fairly and equitably over time. These policies and procedures address the allocation of equity initial public offerings (“IPOs”) among NAM client accounts that are eligible to participate in IPOs.

II. Eligibility to Participate in IPOs

In determining whether an account is eligible to participate in an IPO, NAM will consider all of the relevant factors and circumstances (including portfolio objectives, investment strategy, applicable account guidelines and restrictions, and the risk profile of the client), and shall apply the following principles:

A. General Eligibility. Investments in IPOs are subject to significant amounts of risk. Whether participation in IPOs is consistent with the objectives of a mutual fund can be determined by reviewing that fund’s prospectus and/or statement of additional information. Separate accounts whose management is matrixed or partially matrixed to a mutual fund (“Matrixed Accounts”) may participate in IPOs, subject to their individual account guidelines and restrictions.

B. Eligibility for Individual IPOs.

1.	Generally, Matrixed Accounts are eligible to participate in IPOs if the account holder has properly represented initial account eligibility to NAM in the form of an IPO certification, and such continued eligibility has been verified through NAM’s annual confirmation process, which includes negative consent confirmation within 12 months of the issuance of each IPO in which the account desires to participate (consistent with FINRA Rule 5130).

2.	Additionally, NAM may also make an independent determination with respect to the eligibility of accounts that qualify for the following general exemptions under FINRA Rule 5130:

a.	An investment company registered under the Investment Company Act of 1940, as amended;

b.	An Employee Retirement Income Security Act benefits plan that is qualified under Section 401(a) of the Internal Revenue Code (“IRC”), provided that such plan is not sponsored solely by a broker-dealer;

c.	A state or municipal government benefits plan that is subject to state and/or municipal regulation;

d.	A tax exempt charitable organization under Section 501(c)(3) of the IRC; or

e.	A church plan under Section 414(e) of the IRC.

3.	Matrixed Accounts are only eligible to participate in an individual IPO if investment in that IPO is consistent with the investment objectives, investment strategy, guidelines and restrictions (including issuer’s anticipated market capitalization) applicable to that account, and provided that the account has sufficient cash available to participate in the IPO.

a.	When assessing eligibility, the anticipated market capitalization of the issuer in an IPO shall be deemed to be equal to the number of equity shares expected to be outstanding on a registered exchange or national market immediately following the IPO, multiplied by the mid-point of the IPO’s anticipated (that is, pre-pricing) market price per share at the IPO.

III. Indicating Interest in an IPO

Portfolio managers who wish to participate in an IPO must express their indication of interest in an IPO to the Head of Equity Trading (“Head Trader”) or, in her or his absence, a designee by completing and signing the IPO Request Form (see Exhibit A). A portfolio manager or comanager may also instruct their designated back-ups1 in writing (including via email) to complete an IPO Request Form on their behalf. In such instances, the designated back-up will submit a copy of the completed form and forward a copy of the manager’s certification (as described under III.A.3 below) via email to the Head Trader or his or her designee.

[1]	Portfolio manager and co-manager “designated back-ups” are those persons whom managers have instructed in writing to place an equity IPO order on behalf of an Account or to issue instructions to modify, amend, or cancel an equity IPO order on behalf of an Account. Examples of “designated back-ups” may include, but are not limited to: portfolio analytics associates, research associates or analysts, or CRIMS Front Office Support team members.

Within each investment style, indications of interest shall be applied proportionate to the asset size of each of the participating accounts within such style. No account may participate in an IPO until a properly completed IPO Request Form representing the portfolio manager’s interest on behalf of the account has been received by the Head Trader, and each of the reviews required by this section is complete.

A.	IPO Request Form. The IPO Request Form shall include all of the following:

1.	A list of all accounts, or a specific matrix of accounts, proposing to participate in the IPO. Any accounts that may be prohibited from participating in the IPO must be excluded from the allocation. Examples of the types of accounts that may be excluded based on the characteristics of the IPO include, but are not limited to, accounts that have a restriction against “sin stocks,” or accounts with limitations on sector concentration;

2.	The pro rata interest of each account as a percentage of the aggregate equity and cash assets of that account and all related accounts (or portions thereof) indicating interest; and

3.	A certification by the portfolio manager that the anticipated market capitalization of the IPO is within the capitalization range, if any, disclosed in the participating mutual fund’s registration statement, and is consistent with the investment objectives, investment strategies and guidelines of the proposed account.

B.	Review of IPO Request Form Data.

1.	The Head Trader or his or her designee is responsible for receiving the IPO Request Forms, verifying their completeness and that all required approvals have been obtained.

2.	Each Portfolio Manager is responsible for entering their indication of interest into the Charles River Investment Management System (“CRIMS”), in the form of an order in the Syndicate Blotter.

3.	After the IPO Request Forms have been received and reviewed, the Head Trader shall notify Portfolio Compliance regarding the indications of interest, and Portfolio Compliance shall review the indications of interest to ascertain that they are consistent with the eligibility provisions of these Policies and Procedures.

4.	Prior to submission of the order to a member of the underwriting syndicate, Portfolio Compliance shall notify the Head Trader, or his or her designee that the indications of interest appear consistent with the eligibility provisions of these Policies and Procedures.

5.	The indications of interest are entered by the Head Trader into the IPO Tracking Spreadsheet (see Exhibit B), and the Trading Department is authorized to communicate NAM’s aggregate indication of interest to a member of the IPO’s underwriting syndicate.

IV. Allocation of IPO Shares; Review of Allocation

NAM’s general policy is that equity new issues will be allocated pro rata to those accounts participating in the IPO based on the relative size of the order placed for each client account that participates in the IPO.

A. Upon receipt of NAM’s allocation from the IPO syndicate, the Equity Trading Desk allocates the shares received via CRIMS. IPOs shall be allocated pro rata across the participating accounts (or with respect to Matrixed Accounts, the portion of an account matrixed to an eligible mutual fund) relative to the original indications of interest.

V. Detective Control Procedures

Compliance shall periodically review the final allocation of shares to ascertain that the allocation is consistent with the pro rata indications of interest that were entered onto the CRIMS Syndicate Blotter. Compliance will prepare and submit a report to NAM’s Brokerage Practices Committee regarding any IPO that was allocated in a manner not consistent with these Policies and Procedures.

VI. Recordkeeping Requirements

The Equity Trading Desk will retain originals of all documentation created in connection with these Policies and Procedures, including a copy of all records and information relating to account eligibility. Compliance will retain originals of any reports made to NAM’s management. These records will be maintained pursuant to the requirements of Nuveen Investments, Inc.’s Records Management Program.

VII. Policy Owner

Equity Trading Desk

VIII. Responsible Parties

Portfolio Compliance

Compliance

Head of Equity Trading

Equity Best Execution Committee

Brokerage Practices Committee

Amended:	December 7, 2012
March 14, 2013
June 5, 2014

Exhibit A

Nuveen IPO Request Form

TO BE COMPLETED BY PORTFOLIO MANAGER:

Company Name (Issuer):

Ticker:

Lead Broker:

Matrix or Matrices that are proposed to participate:

Matrixed account(s) to be excluded from allocation:

Requesting Portfolio Manager:

Thesis and Price Target:

*Position Size Requested:             % Shares Requested:

*If requesting a position size greater than 2% of the aggregate equity and cash assets of any participating account, must obtain signature of approval from the Managing Director of Risk Management, the General Counsel or the Chief Compliance Officer. Specific basis for approval:

*Approved By:

Title:

Date:

Number of shares to be issued:

Number of Shares outstanding after offering:

Est. Date of Pricing:         /        /

Offering Price Range:

Implied Market Capitalization (price x outstanding shares):

                             (Price is mid-point of range)

Portfolio Manager: I certify that the anticipated market capitalization of this IPO is within the range for the Matrix as described in the fund prospectus or Account investment guidelines/objectives.

By:
Date:

Exhibit B

IPO Tracking

TO BE COMPLETED BY HEAD TRADER (OR DELEGATE) AND ACCOMPANIED BY IPO TRACKING SPREADSHEET:

Comments:

Head Trader (or delegate):

I certify that I have reviewed the foregoing information for completeness, and have completed the IPO Spreadsheet.

By:

Date:

Time:

Nuveen Asset Management, LLC

Equity Trading Policies and Procedures

Effective Date: January 1, 2011, as last amended June 5, 2014

This document addresses the Nuveen Asset Management, LLC (“NAM”) policies and procedures for equity trade order processing, aggregation and allocation (this “Policy”).

I. Regulatory Highlights

Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) requires that advisers adopt policies and procedures regarding, among other things, “Trading practices, including procedures by which the adviser allocates aggregated trades among clients.”1

Section 206 of the Advisers Act prohibits investment advisers from engaging in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.

II. Entities Affected

This policy covers trading activity in equity securities, including securities of real estate investment trusts, by the Equity Trading Desk on behalf of NAM’s investment advisory accounts (each an “Account,” collectively, the “Accounts”).

III. Entities Excluded

This policy does not apply to whole loans, fixed income securities, derivatives or equity initial public offerings, which are addressed in separate policies. Certain equity and equity-like securities may be traded in accounts managed by NAM’s Taxable Fixed Income, Quantitative and Preferred Securities teams. Any such transactions are not subject to this Policy but are governed by the applicable trading policies and procedures. Additionally, trading for equity retail SMA accounts is not covered by this Policy, but is governed by the applicable SMA trading policies and procedures.

[1]	See Compliance Programs of Investment Companies and Investment Advisers, Advisers Act Release No. 2204 (Dec. 17, 2003)

IV. Trade Order Processing

A. Trade Order Processing Policy Objective Statement. It is NAM’s policy to process trades with approved counterparties in the order that they are received and in a manner consistent with NAM’s Equity Best Execution Policies and Procedures.

B. Compliance Control Procedures.

1.	Preventive Control Procedures.

a.	Trade Order Processing. Only portfolio managers and co-managers and their designated back-ups[2] (collectively, “Authorized Persons”) are authorized to direct the Equity Trading Desk to place an equity order on behalf of an Account or issue instructions to modify, amend, or cancel an equity order on behalf of an Account by sending an order via the Charles River Investment Management System (“CRIMS”).

b.	In the event that an Authorized Person wishes to place, modify, amend or cancel an equity order on behalf of an Account after U.S. trading markets are closed, he/she may direct the Equity Trading Desk in writing (including via email) to place, modify, amend or cancel an equity order in accordance with desk procedures in place for such purposes.

2.	Detective Control Procedures—Trade Order Processing. Following receipt of trade instructions for equity securities on trade date, additional trade details are entered on the CRIMS trade blotter, which captures transaction information from order initiation through execution and ensures compliance with applicable order memoranda requirements. CRIMS creates an electronic trading record that includes the following information:

a.	The terms and conditions of the order, instruction, modification or cancellation;

b.	The identity of the employee who recommended the transaction for the Account(s) (i.e., the responsible portfolio manager)

1.	If an order is initiated by an Authorized Person other than an Account’s portfolio manager or co-manager, the Authorized Person initiating the trade in CRIMS must identify the portfolio manager or co-manager who recommended the trade;

[2]	Portfolio manager and co-manager “designated back-ups” are those persons whom managers have instructed in writing to place an equity order on behalf of an Account or to issue instructions to modify, amend, or cancel an equity order on behalf of an Account. Examples of “designated back-ups” may include, but are not limited to: portfolio analytics associates, research associates or analysts, or CRIMS Front Office Support team members.

c.	The identity of the employee who placed such order (i.e., the responsible trader);

d.	The identity of the Account(s) for which the order was placed;

e.	Whether the order was client-directed;

f.	The date of the order’s entry (or modification, amendment or cancellation, as appropriate); and

g.	The name of the bank, broker-dealer or other counterparty by or through which the order was executed (where appropriate).

If for any reason a trade is unable to be entered into CRIMS within the specified guidelines, a written communication should be delivered to the Head of Equities.

V. Aggregation and Allocation

A. Trade Aggregation Policy Objective Statement.

1.	NAM’s general policy is that all orders for the same security in the same direction that are received simultaneously by its equity trading desk on the trading system blotter will be bunched in a single order in an effort to obtain best execution at the best price available. An order that is received by the equity trading desk subsequent to the entry of an aggregated order for the same security on the trade blotter will generally be added to the unfilled portion of the prior aggregated order to create a new aggregated order.

2.	Equity trading personnel may decide not to aggregate certain orders if, in their judgment, aggregation would not result in fair treatment to Accounts, or would not result in best execution of the order. In determining whether to aggregate orders, equity trading personnel shall consider all of the relevant facts and circumstances, including but not limited to: (a) timing of the receipt of the orders; and (b) applicable trade terms (e.g., limit orders, and client direction).

3.	Aggregated order policies and procedures are disclosed in NAM’s Form ADV Part 2.

B. Trade Aggregation Policy Exceptions.

1.	Orders that are submitted to the equity trading desk pursuant to program trades (defined as fifteen or more orders with an aggregate value of $1,000,000 or more) will generally be processed separately from other orders, and will not be included in aggregated orders.

2.	Orders submitted pursuant to client-directed brokerage instructions may be processed separately from other orders, and cannot be included in aggregated orders. Likewise, trades for accounts where a client instructs NAM that it cannot place trades through certain broker-dealers may not be bunched with other orders for the same security.

3.	Orders for accounts that are restricted for regulatory reasons (e.g., ERISA prohibited transactions) from using a particular broker-dealer will not be included in aggregate orders placed with such broker-dealer.

C. Trade Allocation Policy Objective Statement. It is NAM’s policy to allocate investment opportunities among all Accounts in a fair and equitable manner that does not systematically favor one Account over any other Account or group of Accounts, by providing buy and sell opportunities to all Accounts that satisfy two criteria: i) the transaction in question is a permissible and appropriate transaction for the Account; and ii) the Account has sufficient cash to participate in the transaction.

ii.	Compliance Control Procedures.

1.	Preventive Control Procedures—Trade Allocation.

a.	Portfolio managers are prohibited from entering equity orders directly with any broker-dealer.

b.	Each portion of an aggregated order that is completed during the trading day is allocated to all participating Accounts on a pro rata basis relative to the original allocation. If an aggregated order is filled at several different prices, a weighted average price and commission is calculated, and all participants in the aggregated order receive the weighted average price.

c.	If an aggregated order is not completely filled at the close of the applicable market on a particular day (known as a “partial fill”), that portion of the trade that has been completed is allocated pro rata relative to the original allocation across the participating Accounts, and a weighted average price and commission is calculated as described above. To the extent that a pro rata allocation would result in an Account receiving less than the minimum lot size used by NAM (currently one share), that client shall be allocated no shares from the partial fill. Partially filled orders may be allocated on a basis other than pro rata only with the prior approval of the Head of Equity Trading and NAM Legal or Compliance.

d.	Once executed, a trade may not be reallocated except: i) in the case of an error in carrying out allocation instructions; or ii) with the consent of all portfolio managers involved, provided that all Accounts receive fair and equitable treatment, and the reason for the reallocation is explained in writing and is approved in writing by Compliance no later than one hour after the opening of the markets on the trading day following the day on which the order is executed.

e.	Allocation processes are disclosed to clients in NAM’s Form ADV Part 2.

2.	Detective Control Procedures—Trade Allocation. Risk Management reviews on a no less than semi-annual basis data regarding absolute investment performance, performance attribution, performance versus applicable benchmarks and peer groups that is used to evaluate NAM’s allocation of investment opportunities among clients.

VI. Policy Owner

NAM Management

Equity Best Execution Committee

VII. Responsible Parties

Equity Trading Desk

Compliance

Risk Management

Head of Equities

Head of Equity Trading

Investment Head

Security Master

As amended:	August 10, 2012 March 14, 2013 February 21, 2014 June 5, 2014

Nuveen Asset Management, LLC

Fixed-Income Best Execution Policies and Procedures

Effective Date: January 1, 2011, as last amended August 27, 2013

Nuveen Asset Management, LLC (“NAM”) provides investment advisory services to clients who invest in various types of fixed-income securities. These policies and procedures (this “Policy”) are intended to assist NAM in exercising its fiduciary obligation to seek best execution of these securities for NAM’s clients.

I. Regulatory Highlights

A. Section 206 of the Investment Advisers Act of 1940 makes it unlawful for any investment adviser to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.

B. Rule 206(4)-7 under the Investment Advisers Act of 1940 requires that advisers adopt policies and procedures regarding, among other things, “Trading practices, including procedures by which the adviser satisfies its best execution obligation . . . .”1

C. In seeking best execution, the Securities and Exchange Commission has stated with respect to agency transactions that2 an investment adviser should consider the full range and quality of a broker’s services, including the value of research provided, execution capability, commission rate,3 financial responsibility, and responsiveness.

II. Policy Scope

This policy covers all trading activity by NAM’s Fixed Income Investment Group on behalf of NAM’s investment advisory accounts (each an “Account”, collectively, the “Accounts”). Trading activity by NAM’s Equity Trading Desk is covered by a separate policy.

A. Municipal Bonds. NAM provides investment advisory services in respect of municipal fixed-income securities, including both traditional tax-exempt municipal bonds as well as taxable municipal bonds (e.g., Build America Bonds). NAM buys and sells these securities for clients through dealers, acting as principal, in the primary and over-the-counter secondary

[1]	See Compliance Programs of Investment Companies and Investment Advisers, Advisers Act Release No. 2204 (December 17, 2003).
[2]	Release No. 34-23170 (Apr. 23, 1986)
[3]	Although commissions may be paid on fixed income securities executed on an agency basis, most fixed income securities transactions generally are executed on a principal basis on the basis of mark-ups and mark-downs.

marketplace. Such dealers typically charge transaction fees in the form of mark-ups and mark-downs, or spreads. The municipal bond market is a negotiated market and is highly fragmented with pockets of regional expertise and inventory. In many cases, there is limited supply of desirable securities at a particular time or only one dealer with sufficient access to the securities NAM seeks to purchase.

B. Taxable Fixed-Income Securities. NAM provides investment advisory services in respect of several kinds of taxable fixed-income securities. NAM typically buys and sells these securities for clients through dealers, acting as principal, in the primary and over-the-counter secondary marketplace. Such dealers typically charge transaction fees in the form of mark-ups and mark-downs, or spreads.

C. Preferred Securities. NAM provides investment advisory services in respect of preferred securities, including both $25 par preferreds and $1,000 par “capital securities” preferreds. Although capital securities preferreds are generally like other taxable fixed-income securities in that they are bought and sold through dealers, acting as principal, in over-the-counter markets, as described above, $25 par preferreds are typically exchange-listed, and are traded through brokers, acting as agents.

D. Investment Company Shares. NAM, in connection with its management of fixed-income mandates for clients, provides investment advisory services in respect of shares issued by open-end and closed-end investment companies that in turn invest primarily or predominately in fixed-income securities. Certain of these instruments trade on exchanges where NAM utilizes a broker acting as agent, while others either trade on over-the-counter principal markets, or are transacted in directly with the issuing investment company.

E. Derivatives. NAM, in connection with its management of fixed-income mandates for clients, provides investment advisory services in respect of futures, swaps, swaptions, currency contracts and other derivatives related to U.S. and non-U.S. debt securities and currencies. Certain of these instruments trade on exchanges where NAM uses a broker acting as agent, while others either trade on over-the-counter principal markets, or are specifically created with a counterparty.

III. Best Execution Policy Objective Statement

A. NAM owes a fiduciary duty to clients to seek best execution of all account transactions in fixed-income securities for which it exercises investment discretion. To fulfill this obligation, NAM seeks to obtain the most advantageous price available with respect to each transaction, considering the facts and circumstances. The quality of execution actually obtained on a particular trade depends on many factors. NAM’s policy does not require that transactions be effected at the lowest possible price (or, if applicable, commission cost). Rather, trading personnel should also determine that the transaction represents the best qualitative execution for the accounts, considering the full range and quality of the services offered by a broker-dealer.

B. Fixed-income (principal) markets differ from equity (agency) markets in at least five fundamental areas, each of which has a bearing on the process an asset management firm employs in seeking best execution: transparency, trading, size and liquidity, pricing, and trading for research. In particular, the concept of an identifiable arrangement for “soft dollars” provided by a broker-dealer in connection with executing transactions in equity securities as agent on a client’s behalf is not applicable to fixed-income instruments that are undertaken on a principal and not an agency basis. Best execution in the context of fixed-income securities is appropriately defined as an asset manager’s duty to determine and evaluate the circumstances under which the overall value of investment decisions for its clients with respect to those securities will be maximized. In light of the special characteristics of the fixed-income markets, best execution should be evaluated not on a transaction-by-transaction basis, but on an overall basis over an extended period of time.

IV. Compliance Control Procedures

A. Preventative Control Procedures

1.	Best execution for fixed-income securities transactions is sought by considering the full range and quality of the services offered by a broker-dealer.

2.	Fixed income best execution policies and practices are disclosed to clients in Part 2A of NAM’s Form ADV.

B.	Detective Control Procedures. The Fixed Income Best Execution Committee (the “FIBEC”) has ongoing responsibility for review and for oversight of these guidelines and has adopted a separate charter detailing the scope of its responsibilities.

C.	Corrective Control Procedures. The FIBEC may recommend that NAM’s Brokerage Practices Committee take action in the event it deems such action necessary for the purposes of seeking best execution.

V. Conflicts of Interest

NAM recognizes its obligation to identify, monitor, and where appropriate, reduce or eliminate potential conflicts of interest relating to its best execution practices. NAM considers the following potential conflicts, among others, in seeking best execution for client transactions:

A. Payment for Referrals. In selecting broker-dealers, NAM does not consider whether the dealer (or an affiliate) may have referred investment advisory clients to NAM or its affiliates.

B. Business Arrangements. In selecting broker-dealers, NAM does not consider whether the broker-dealer or an affiliate of such broker-dealer has a business arrangement with NAM or its affiliates relating to the use or distribution of investment products and services of NAM or its affiliates, including managed account programs and Nuveen Funds distribution arrangements. Nothing in this Policy limits the ability of NAM to use a broker-dealer where such broker-dealer or an affiliate of such broker-dealer has a business arrangement with NAM or its affiliates relating to the use or distribution of investment products and services of NAM or its affiliates, including managed account wrap fee programs and fund distribution arrangements, provided that NAM does not consider such business arrangement as part of its execution decision.

VI. Monitoring Gifts

Gifts and entertainment are restricted and monitored under NAM’s Code of Ethics.

VII. Record Keeping

The Head of the FIBEC (or his designee) will retain all documentation created in conjunction with these Policies and Procedures with respect to fixed income best execution analysis. The Head of the FIBEC will retain all documentation created in conjunction with these Policies and Procedures with respect to, pursuant to Nuveen Investments, Inc.’s Records Management Program.

VIII. Policy Owner

FIBEC

IX. Responsible Parties

Compliance

Fixed Income Trading Department

FIBEC

Brokerage Practices Committee

X. Related Policies

Fixed Income Trading Policies and

Procedures Equity Best Execution Policy Soft

Dollar Policies

XI. Related Disclosures

Form ADV, Part II

Amended:	12/7/12
8/27/13

Nuveen Asset Management, LLC

Taxable Fixed Income Securities and Derivatives Trading Policies and Procedures

Effective Date: January 1, 2011, as last amended February 21, 2014

This document (the “Policy”) addresses the Nuveen Asset Management, LLC (“NAM”) policies and procedures for taxable (non-municipal) fixed income securities and derivatives trade order processing, aggregation and allocation.

I. Regulatory Highlights

A. Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), requires that registered investment advisers adopt policies and procedures regarding, among other things, “Trading practices, including procedures by which the adviser allocates aggregated trades among clients.”1

B. Section 206 of the Advisers Act prohibits investment advisers from engaging in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.

II. Entities Affected

This Policy covers all trading activities by NAM’s Taxable Fixed Income Investment Department (“TFI Trading Personnel”) for taxable fixed income securities, including investment personnel responsible for investing in preferred securities and foreign currency. It also applies to all NAM personnel who trade derivatives in connection with any NAM managed investment strategy, including taxable and tax exempt fixed income and equity strategies, (“Derivatives Trading Personnel,” together with TFI Trading Personnel, “Trading Personnel”).

For purposes of this Policy, derivatives may include, but are not limited to: futures, forwards, swaps, options, and variations of these instruments. The derivatives in which NAM’s accounts may invest may be exchange-traded or traded over-the-counter (“OTC”).

III. Entities Excluded

This Policy does not apply to trading of taxable municipal securities, which are subject to related policies applicable to municipal securities. Trading for taxable fixed income retail SMA accounts is not covered by this Policy, and is governed by applicable SMA trading policies and procedures.

[1]	See Compliance Programs of Investment Companies and Investment Advisers, Advisers Act Release No. 2204 (Dec. 17, 2003).

IV. Trade Order Processing

A. Trade Order Processing Policy. It is NAM’s policy to process trades in the order that they are received and in a manner that is consistent with NAM’s Fixed-Income Best Execution Policies and Procedures.

B. Control Procedures.

1.	Preventative Control Procedures—Trade Order Processing.

a.	TFI Trading Personnel are authorized by NAM to establish brokerage accounts and to place orders on behalf of NAM’s investment advisory accounts (each an “Account,” collectively, the “Accounts”). However, TFI Trading Personnel are not authorized to establish accounts with unaffiliated mutual funds or any other type of account involving securities that will not be held in the custody of a permitted custodian (in the case of a registered investment company permitted under Section 17(f) of the Investment Company Act of 1940, as amended, and the rules thereunder) or recorded through “book-entry” with DTC or the Federal Reserve Bank.

b.	Derivatives Trading Personnel are authorized to trade exchange-traded derivatives on behalf of Accounts on a registered derivatives exchange and to trade OTC derivatives on behalf of Accounts with only those counterparties identified on NAM’s Approved Counterparty List (“Approved Counterparties”), administered by Risk Management as detailed in NAM’s Counterparty Approval Policy.

Investment Operations is responsible for coordinating the required set-up for trading on derivatives exchanges and for establishing accounts with Approved Counterparties to facilitate OTC derivatives trading.

Legal is responsible for negotiating the terms of ISDA Master Agreements, FIA-ISDA Execution Agreements and any other required documentation in order to facilitate both exchange-traded and OTC derivatives trading.

New derivative security types must be approved via email by the respective Investment Head prior to trading such securities. “New” derivative security types are defined as any derivative security type that NAM has not previously set up in the Charles River Investment Management System (“CRIMS”). The Security Master – Investment Operations team will retain the request and approval pursuant to NAM’s Records Retention Policy and Procedures.

2.	Detective control procedures—Trade Order Processing. Post-execution, orders to purchase, sell or otherwise transact in any taxable fixed income security, derivative instrument or other asset traded by Trading Personnel, as well as any amendment, modification or cancellation of such an order or instruction, are entered into CRIMS on trade date except for new securities which may be entered on trade date plus one. CRIMS creates an electronic trading record that includes the following:

a.	The terms and conditions of the order, instruction, modification or cancellation;

b.	The identity of the employee who recommended the transaction for the Account(s) (i.e., the responsible portfolio manager);

c.	The identity of the employee who placed such order (i.e., the responsible trader);

d.	The identity of the Account(s) for which the order was placed;

e.	Whether the order was client-directed;

f.	The date of the order’s entry (or modification, amendment or cancellation, as appropriate); and

g.	The name of the institution by or through which the order was executed (where appropriate).

If for any reason a trade is unable to be entered into CRIMS within the specified guidelines, a written communication should be delivered to the appropriate Investment Head and Head of Investment Operations (or his/her designee).

V. Aggregation and Allocation

A. Trade Aggregation Policy. NAM may, at its discretion, bunch orders in the same taxable fixed income securities or derivatives for all Accounts, provided that no Account is favored over any other participating Account, in an effort to obtain best execution at the best price available. Any subsequent order for the same security is then treated as a separate order, which may be aggregated with remaining unfilled orders for the same security, or executed separately.

Trading Personnel may decide not to aggregate certain orders if, in their judgment, aggregation would not result in fair treatment to Accounts, or would not result in best execution of the order. In determining whether to aggregate orders, Trading Personnel shall consider all of the relevant facts and circumstances, including, but not limited to, the following:

1.	In the case of transactions in OTC derivatives transactions, not all Accounts have entered into ISDA agreements with the same counterparties and, therefore, orders for such Accounts may not be aggregated.

2.	Orders submitted pursuant to client-directed brokerage instructions may be processed separately from other orders, and cannot be included in aggregated orders. Likewise, trades for Accounts where a client instructs NAM that it cannot place trades through certain broker-dealers may not be bunched with other orders for the same security.

3.	Orders for accounts that are restricted for regulatory reasons (e.g., ERISA prohibited transactions) from using a particular broker-dealer will not be included in aggregate orders placed with such broker-dealer.

B. Trade Allocation Policy. It is NAM’s policy to allocate investment opportunities among all Accounts in a fair and equitable manner that does not systematically favor one Account over any other Account or group of Accounts, by providing buy and sell opportunities to all eligible Accounts that satisfy two criteria: 1) the transaction in question is a permissible transaction and appropriate under the circumstances for the Account; and 2) the Account has sufficient cash to participate in the transaction.

1.	Orders for taxable fixed income securities and derivatives are generally allocated on a pro-rata basis across Account lists, which are constructed by grouping Accounts together with similar risk profiles or benchmarks, subject to the above criteria and exceptions detailed in Section V.C.1.

2.	NAM allocates new taxable fixed income issues to eligible Accounts based upon its review of: i) the investment objective of each Account; ii) the size of the original order placed by the Account; iii) lot size; iv) relative size of the Accounts; v) relative size of the Account’s portfolio holding of the same or comparable securities; vi) cash balances; and vii) other factors. NAM may also consider the scarcity of a particular security in light of the particular Account objective and strategy.

C. Trade Allocation Policy Exceptions. Exceptions to the pro-rata allocation policy are as follows:

1.	De Minimis Rule: If a taxable fixed income securities order is for a total amount less than $5 million, the entire order is exempt from pro-rata allocation and will be allocated based on the Portfolio Manager’s discretion in such a way that no Account is systematically favored over another.

2.	If a pro-rata allocation of long-term taxable fixed securities would result in a position of less than $50,000 for any Account, that Account may be excluded from the allocation.

3.	Government securities and related instruments of certain major governments are excluded due to the liquidity, depth and continuous availability of two-sided markets associated with these instruments, as follows:

a.	U.S. Treasury securities.

b.	U.S. Agency securities and Agency-backed mortgage securities.

c.	U.S. Treasury, Eurodollar and Fedfunds futures and options on such futures, and U.S. interest rate swaps.

d.	G10 members local currency sovereign bonds (including euro-zone members rated single-A or higher) and interest rate futures, interest rate swaps and foreign exchange related to such currencies.

In instances of exceptions to the pro-rata allocation policy, portfolio managers must ensure that their method of allocation is non-preferential and fair and equitable over time, such that no Account or Accounts receive(s) consistently favorable or unfavorable treatment.

VI. Compliance Control Procedures

A.	Preventative Control Procedures—Trade Allocation.

1.	Long-term (taxable) fixed income Accounts are linked to benchmarks or to similarly managed accounts to ensure that all similar Accounts maintain similar risk profiles.

2.	Accounts participating in bunched trades receive the same average price for the transactions.

3.	Allocation processes are disclosed to clients in NAM’s Form ADV Part 2.

B.	Detective Control Procedures—Trade Allocation. NAM’s Risk Management reviews on a no less than semi-annual basis data regarding absolute investment performance, performance attribution, performance versus applicable benchmarks and peer groups that is used to evaluate NAM’s allocation of investment opportunities among clients.

VII. Policy Administrators

NAM Management

Taxable Fixed Income Investment Department

Derivatives Trading Personnel

VIII. Responsible Parties

Taxable Fixed Income Investment Department

Derivatives Trading Personnel

Security Master—Investment Operations

Investment Heads

Legal Department

Compliance Department

Risk Management

As amended: March 14, 2013

                         February 21, 2014

NUVEEN ASSET MANAGEMENT

NEW ISSUE MUNICIPAL BOND ALLOCATION POLICY

A. Order Placement Principles

Nuveen Asset Management’s (“NAM”) trading desk for municipal securities (the “Trading Desk”) services all NAM accounts wishing to purchase new issue municipal securities. This enables NAM to increase its purchasing power and realize other transactional efficiencies for the benefit of its clients. It is NAM’s policy that all orders for new issues of municipal securities be placed through the Trading Desk, including orders for retail separately managed accounts (“SMAs” or “SMA Accounts”) and orders for funds and institutional separate accounts (collectively “Funds and Institutional Accounts”). When placing orders for new issues with the Trading Desk, portfolio managers should base the size of the requested order on the following principles:

1)	Each Account (an “Account” means a fund, an institutional separate account or the SMA Accounts in the aggregate) should place orders with the Trading Desk. Portfolio Managers will not make any allocation decision at this stage, but will base the size of the order for each Account on how much of the security the portfolio manager would like the Account to own, subject to the limitations set forth below and subject to not placing an order for any Account for a particular security that exceeds the size of the offering for such security.

2)	The size of an order for each Account is subject to limits based (i) on assets of the Account, (ii) credit quality of issue, and (iii) whether the Account is national, state specific/preference or high yield. The following grid establishes the maximum order size:

Maximum Order Size as Percent of Account Assets

Credit	National	State Specific/Preference	HighYield
High Grade	N/A	N/A	N/A
BBB	1.5%	1.5%	2.0%
Below BBB	1.0%	1.0%	2.0%

3)	In the event of internal oversubscription, the Syndicate Desk may cut back all orders pro rata prior to submitting to the dealer.

B. New Issue Allocations Among SMA Accounts and Other Accounts

In the case of new issues, demand for certain municipal securities frequently exceeds the available supply. If NAM is allotted fewer securities than it has requested, NAM seeks to allocate such securities between and among its SMA Accounts and Funds and Institutional Accounts in a manner that is fair and equitable over time.

When aggregated purchase orders for a new issue municipal security exceed supply, the securities are generally allocated on a pro rata basis among the SMA Accounts (in the aggregate), Funds and Institutional Accounts (in the aggregate), based on the aggregate respective requested amounts of such issue.

For example, if NAM seeks an aggregate 1,000,000 bonds for its SMAs and an aggregate of 4,000,000 for one or more of its Funds and Institutional Accounts, each group generally shall receive a pro rata amount of available securities (i.e., 20% for SMAs (in the aggregate) and 80% for Funds and Institutional Accounts (in the aggregate)).

The New Issues Coordinator may determine to allocate newly issued municipal securities between and among SMA Accounts and Funds and Institutional Accounts in a manner other than pro rata, with a reasonable explanation for such decision to be reflected on the New Issue Purchase Form (attached as Exhibit A).

The New Issue Purchase Form shall be retained in the advisory files for a period of not less than seven years.

Once allocated between SMAs on the one hand, and Funds and Institutional Accounts on the other, NAM further allocates the securities in accordance with the allocation procedures set forth below.

C. Allocation Policy for Allocations among SMA Accounts

For new issues of municipal securities, SMA Accounts receive an allocation under the policy set forth above. To allocate new issue municipal securities fairly among SMA Accounts under circumstances where the demand by such accounts, in the aggregate, exceeds available supply, the following guidelines are employed.

Providing a fair and equitable allocation of municipal securities across multiple SMA Accounts is a complex process, given the multitude of factors that contribute to the decision making. Each allocation decision is unique given our decision process and specific client considerations, and as such, certain client accounts may not always receive an allocation of a particular offering. NAM endeavors to allocate securities on a fair and equitable basis over time. The following guidelines have been developed to reasonably ensure that each SMA Account will be treated fairly over time.

1)	NAM’s portfolio managers consider the following factors in determining which SMA Accounts to include in a particular trade to ensure that purchases are appropriate for each account’s profile.

a)	Portfolio Style/Mandate (short, intermediate or long maturity);

b)	National, State Specific or State Preference;

c)	AMT status;

d)	Quality;

e)	Maturity or duration of the account relative to portfolio target;

f)	Cash balances (priority generally to accounts with largest percentage of available cash and/or available cash for longest period of time;

g)	Diversification (the need for issuer and/or sector diversification);

h)	Sponsor firm program rules (e.g., limitations imposed by sponsors regarding certain securities, broker-dealers or transactions); and

i)	Client-imposed restrictions.

2)	Determination of Priorities -allocation of municipal securities for orders that are not fully met

a)	State Specific or State Preference SMA Accounts would generally receive priority over National accounts with respect to bonds of the relevant state.

b)	Accounts with higher percentage of and/or longer standing cash balances would generally receive priority over other similar accounts.

3)	Determination of block sizes allocated to SMA Accounts

a)	Total portfolio value and diversification are the primary factors considered in determining the appropriate range of block sizes for an SMA Account. Allocations are generally made within certain bands with respect to percent of account market value. For accounts of $200,000 or larger, a minimum block size of $25,000 is preferred. On a per account basis, smaller accounts may get larger percentage allocations while larger accounts may get smaller percentage allocations.

4)	Timing of trade commitments, allocations and ticket entering

a)	Several factors can cause a lag between the time NAM commits to a trade and the time when (i) account allocations take place and (ii) a trade ticket is entered.

b)	These factors include: (i) the negotiation of multiple related trades (e.g., selling bonds to raise cash); (ii) primary (new issue) market versus secondary market trading; and (iii) sponsor firm (customer) ticket deadlines.

Trade date and ticketing for primary market purchases often occur one or more days after committing to trade details (entering orders with the underwriter and receiving allotments). In order to assist in the allocation of available securities among accounts, the trader uses an allocation tool that identifies, and prioritizes, accounts based on account criteria (e.g., style, state/national, cash ranges and duration ranges) entered by the trader. NAM often negotiates multiple trades of different securities, which could impact the same set of accounts. Consequently, the allocations to accounts may not be finalized until these trade negotiations are complete.

In managed account programs sponsored by third parties, NAM may not be aware a client has withdrawn cash, terminated its account or changed its account parameters until several days after the client has given notice to the sponsor. When NAM includes a client in an allocation under such inadvertent circumstances, or otherwise effects a trade for an account in error, NAM may redirect the allocation to a client not included in the original order prior to settlement, provided that the allocation meets the criteria described above, the purchase is in the best interests of the client, no additional charges are applied to the purchasing client and there is no material change in market value of the redirected bond between trade date and date of the revised allocation. For this purpose, NAM considers as material a change of more than five (5) basis points in a bond’s value based on the MMD curve for a similar bond. The reallocation of the securities from the terminated client’s account is documented in NAM’s error log maintained by Operations personnel.

NAM Trading/Operations will document all revised allocations in the trade error log and corresponding client file. Revised allocations will be reviewed periodically by the Senior Portfolio Manager and by the Compliance Department to ensure the revised allocation was fair to the substituted client.

D. Allocation Policy for Allocation among Funds and Institutional Accounts

For new issues of municipal securities, Funds and Institutional Accounts receive an allocation under the policy set forth above. To allocate new issue municipal securities fairly among Funds and Institutional Accounts under circumstances where the demand by such accounts, in the aggregate, exceeds available supply, the following guidelines are employed.

In such circumstances, NAM shall, subject to applicable laws and regulations, allocate portfolio transactions equitably among the Funds and Institutional Accounts. Absent priority allocation circumstances noted below, allocation generally shall be done on a pro rata basis, relative to the amount of securities requested by each Fund and Institutional Account. Non-pro rata, or priority, allocations may occur in the following circumstance:

1)	Funds and Institutional Accounts that have specialty mandates, such as state specific, high yield or insured bonds may receive preferential allocations of issues that satisfy their specialty needs in recognition of the more limited supply of investment opportunities for such investment mandates. The priority allocations will be based on desk procedures in effect at the time. After allocating to such Funds and Institutional Accounts with specialty mandates, remaining bonds generally will be allocated pro rata across all participating Funds and Institutional Accounts.

2)	Other factors may be considered for priority treatment, such as (i) rounding lot size of transactions and/or remaining holdings, (ii) the relative availability of cash (or expected cash) for investment by the respective Funds and Institutional Accounts, (iii) the relative efforts of the Funds and Institutional Accounts’ respective portfolio managers in securing the allocation from the underwriters, and (iv) other reasonable factors.

Any determination to provide a priority allocation based on factors other than a priority allocation for specialty mandates in accordance with desk procedures in effect at the time of the allocation shall be memorialized in writing on the date of the transaction or, if later, the day that it is first learned that the orders will not be completely filled.

E. Recordkeeping and Supervision

A written record, in the form of the New Issue Purchase Form, shall be created if a new issue is allocated among multiple Funds and Institutional Accounts on a basis different than as set forth in the desk procedures. All such Forms shall be furnished to, and reviewed by, the appropriate department manager(s) and a representative from NAM Legal, and retained in the advisory files for a period of not less than 7 years.

Responsible Parties

New Issue Coordinator

Municipal Securities Portfolio Management Team

Legal and Compliance

Policy Owner

New Issue Coordinator

Adopted July 27, 2011

Amended October 24, 2013

Amended January 24, 2014

NUVEEN ASSET MANAGEMENT

MUNICIPAL BOND TRADE ALLOCATION PROCEDURES

FOR SECONDARY MARKET TRADES

New issue municipal securities trade allocation policies and procedures for Nuveen Asset Management, LLC (“NAM”) are set forth in a separate policy dealing only with new issues of municipal securities. This policy addresses trade allocation for secondary market purchases and sales of municipal securities for all NAM accounts, including retail separately managed accounts (“SMAs”), funds and institutional accounts.

A. Buying in the Secondary Market

Generally, municipal security portfolio managers for funds and institutional accounts act independently of each other when attempting to purchase municipal securities in the secondary market. In some cases there may be greater demand for a security than there is supply, and multiple funds or accounts (collectively, “Accounts”) may have an interest in acquiring the security. In such cases, the portfolio manager (or, in the case of SMA Accounts, the portfolio manager team) with respect to such Accounts will allocate the opportunity fairly, taking into consideration factors such as, (i) available cash, (ii) the Accounts’ investment objectives and relative need of each Account to acquire the security, (iii) whether the Accounts have a specialty mandate or preference related to the type of security being purchased, (iv) rounding lot sizes and avoiding de minimis lots and (v) other relevant factors.

If more than one portfolio manager is attempting to acquire the same security for Accounts managed by him or her and each is acting independently, there generally will not be any requirement to allocate available securities identified by one portfolio manager (or, in the case of SMA Accounts, the portfolio manager team) among the Accounts managed by the other portfolio manager(s).

If two or more portfolio managers (with the SMA portfolio manager team treated as a single portfolio manager) are acting jointly to acquire a particular security for multiple Accounts, and they are unable to acquire the total amount desired, the available securities will be allocated to such Accounts either on a pro rata basis, based on what each Account was seeking to acquire, or on some other basis taking into consideration the factors set forth above. For purposes of this paragraph, multiple SMA Accounts will be treated as a single account for allocation purposes as between SMAs and funds and institutional accounts.

B. Selling in the Secondary Market

Normal Circumstances

In most situations, the decision to sell a security (which may be held in multiple Accounts) is made independently by the portfolio manager (or, in the case of SMA Accounts, the portfolio manager team) for the purpose of achieving a specific objective of the Account (e.g., raising cash, increasing duration, decreasing sector exposure). As such, it is unlikely that portfolio manager(s) who are simultaneously trying to sell the same security would be unable to find enough demand in the secondary market to do so, whether selling independently or on a coordinated basis.

Generally, sales will be made, in a portfolio manager’s discretion, through a “Bids Wanted” process, an “Offerings” process, or an “Exclusives” process, each as described below.

1. Bids Wanted Process

Using the Bids Wanted Process enables a portfolio manager wishing to sell a particular security to solicit bids from multiple dealers that have been approved by NAM (“Approved Dealers”). Each portfolio manager will provide a list of securities it wishes to sell, including the par amount available for sale, and that list is made available to multiple Approved Dealers who can provide bids. Each portfolio manager can decide whether the highest received bid price for a specific bond is acceptable.

2. Offerings Process

If a portfolio manager wishes to offer securities at a specified price to a more limited number of dealers, the process generally is to offer the securities first to the top Approved Dealers (generally, the top six to ten in terms of volume of business with NAM). If no bids are received from those dealers at the offered price or other acceptable price, NAM will offer the bonds to the remaining Approved Dealers. This process may be implemented by a portfolio manager directly with the Approved Dealers or through the municipal Trading Desk (the “Trading Desk”).

3. Exclusives Process

In circumstances where a portfolio manager is offering securities for sale, and he or she believes a particular dealer or dealers will have an interest in the securities, the portfolio manager may solicit bids from those dealer(s) before deciding to employ the Bids Wanted or Offerings process.

Coordinated Sale Event

Under some circumstances it may be in the best interests of all Accounts holding a particular security (or multiple securities of the same issuer) for the sale of such security(s) to be effected through a coordinated selling effort to ensure that all Accounts are treated fairly and to avoid the possibility that multiple portfolio managers or traders are accessing the market at the same time, possibly through different dealers. Such circumstances are events that make it highly likely that multiple portfolio managers would decide to sell the security(s) at the same time (a “Coordinated Sale Event”). For example, if a NAM credit analyst revised a report and concluded that a particular security presented such credit risk that it was no longer prudent to continue to hold, it would be reasonable to expect that multiple portfolio managers would be looking to eliminate or reduce holdings of that security.

If a portfolio manager, analyst or trader obtains information that causes such individual to believe that a Coordinated Sale Event has occurred (whether due to a credit analyst recommendation or some other event), that individual should inform the New Issuer Coordinator of the Coordinated Sale Event. The New Issuer Coordinator, or her designee, shall promptly notify all NAM portfolio managers holding the security(s) that a Coordinated Selling Event has been declared and instruct each portfolio manager to communicate all sell orders for such security(s) to the Trading Desk. The Trading Desk will cumulate the orders to produce a combined order and will execute the order or designate another portfolio manager or trader to execute the combined order. Each Account participating in the combined order will be allocated sales on a pro rata basis until the order is fully executed or until a decision has been made to change or terminate the order.

If a combined order for a security is partially executed, and the order is increased due to additional bonds being added to the order, that will be treated as a new combined order, with participating Accounts participating pro rata in the sales of the new combined order.

The Trading Desk will notify all portfolio managers when the combined order is fully executed, changed or has been terminated. From the time a Coordinated Selling Event has been declared until the combined order is fully executed or terminated, a portfolio manager or trader will not affect sales of the security otherwise than through the combined order.

C. Special Terms for SMA Transaction

The municipal securities market is a negotiated market. Trades are often agreed to after the trade ticket deadlines of NAM’s sponsor firm partners or custodians. NAM may allocate purchases to SMA accounts that are selling other bonds. Subject to the completion of all trading activity for a particular account, tickets may be entered the following business day. NAM may agree to certain secondary market trades but not enter into them until the next business day due to sponsor firm or custodian ticket deadlines.

In SMA programs sponsored by third parties, NAM may not be aware a client has withdrawn cash, terminated its account or changed its account parameters until several days after the client has given notice to the sponsor. When NAM includes a client in an allocation under such inadvertent circumstances, or otherwise effects a trade for an account in error, NAM may redirect the allocation to a client not included in the original order prior to settlement, provided that: (i) the purchase is in the best interests of the client; (ii) no additional charges are applied to the purchasing client; and (iii) there is no material change in market value of the redirected bond between trade date and date of the revised allocation. For this purpose, NAM considers as material a change of more than five (5) basis points in a bond’s value based on the MMD curve for a similar bond. The reallocation of the securities from the terminated client’s Account is documented in NAM’s error log maintained by Operations personnel.

NAM Trading/Operations will document all revised allocations in the trade error log and corresponding client file. Revised allocations will be reviewed periodically by the Senior Portfolio Manager and by the Compliance Department to ensure the revised allocation was fair to the substituted client.

Responsible Parties:

Municipal Securities Portfolio Managers

Owner

Municipal Securities New Issues Coordinator

Adopted

July 27, 2011

(Replaces Allocation of Simultaneous Transactions – Muni 3-15-05.doc to extent that policy covered secondary market trades)

Nuveen Asset Management, LLC

Separately Managed Accounts Trading Policies and Procedures

Effective Date: March 1, 2013, as amended March 14, 2013

I. Regulatory Highlights

A. Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) requires that registered investment advisers adopt policies and procedures regarding, among other things, “Trading practices, including procedures by which the adviser allocates aggregated trades among clients.” (See Compliance Programs of Investment Companies and Investment Advisers, Advisers Act Release No.2204 dated Dec. 17, 2003).

B. Section 206 of the Advisers Act prohibits investment advisers from engaging in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.

C. Rule 3a-4 under the Investment Company Act of 1940, as amended, provides a safe harbor from the definition of Investment Company for programs that provide discretionary investment advisory services to clients if a program satisfies certain conditions regarding individualized management, client contact, reasonable restrictions, quarterly account statements, and client retention of indicia of ownership.

II. Entities Affected

Nuveen Asset Management, LLC (“NAM”) provides investment advisory services to retail separately managed accounts (“SMAs”) through wrap fee and dual contract managed account programs. NAM serves as investment adviser or sub-adviser to SMAs introduced to it by various financial intermediaries who serve as sponsors of one or more SMA programs (“SMA Sponsors”). SMA program services may be provided: (i) on a “wrap fee” (fully-bundled) basis where an NAM provides its advisory services pursuant to an advisory agreement with the wrap fee program sponsor; or (ii) on a “dual contract” (partially-bundled or unbundled) basis where NAM provides its advisory services pursuant to an advisory agreement directly with the client. For wrap and dual contract SMAs, NAM is given full discretion to manage the accounts (“Discretionary SMA”).

For certain strategies, NAM may also provide certain non-discretionary investment services to clients, including model portfolio recommendations for a variety of investment styles. Model portfolios may relate to the same strategies that are also offered or utilized through discretionary accounts. In such instances, NAM provides the SMA Sponsor with model portfolio advice and the SMA Sponsor implements the model generally in its own discretion (a “Model SMA”).

This Policy covers trading order processing, aggregation, and allocation with respect to Discretionary SMAs and advice delivery procedures with respect to Model SMAs.

III. Entities Excluded

This policy does not apply to trading activity in equity, taxable fixed income and municipal securities executed on behalf of open-end and closed-end investment companies registered under the Investment Company Act of 1940, as amended, and other institutional separate accounts that NAM advises or sub-advises. Any such transactions are not subject to this Policy but are governed by the applicable equity, taxable fixed income and municipal trading policies and procedures.

IV. Policy Objective

It is NAM’s policy to process trades for Discretionary and Model SMAs in a fair and equitable manner over time that is consistent with NAM’s Best Execution Policies and Procedures, Trade Allocation and Aggregation Policies and Procedures, and subject to any applicable rotation protocols.

V. Discretionary SMA Broker-Dealer Selection

A.	Under most wrap fee programs and partially-bundled dual contract arrangements where a client has contracted with the sponsor for certain services on a bundled basis, clients are not charged separate commissions on each trade so long as the SMA Sponsor (or a broker-dealer designated by the SMA Sponsor) executes the trade. In these circumstances, a portion of the wrap (or partially-bundled) fee generally is considered as in lieu of commissions or other transaction costs.

B.	Where permitted by program terms, NAM may execute a transaction through a broker-dealer other than the SMA Sponsor (or a broker-dealer designated by the SMA Sponsor) where NAM believes that such trade would result in the best price and execution under the circumstances. NAM typically trades with a broker-dealer other than the SMA Sponsor in municipal bond strategies, but this may also apply to other asset classes, depending on liquidity and market conditions or contractual provisions, which permit NAM to trade away. In such cases, transaction and other fees may be included in the net price of the security, and in addition to wrap (and partially-bundled) fees.

C.	In other situations, trades will be executed with the SMA Sponsor (or a broker-dealer designated by the SMA Sponsor) in order to avoid incurring additional brokerage costs or other transaction costs associated with using other broker-dealers, in addition to the wrap (or partially-bundled) fee. This is typically the case with non-municipal strategies under normal liquidity and market conditions.

VI. SMA Limitations

A.	Managed accounts programs may impose a significant limitation on the ability of NAM to seek best price and execution by requiring NAM place trades through the SMA Sponsor’s desk or by adding fees when trading away from the sponsor.

B.	There may be limitations on the ability of SMA Accounts to invest in equity initial public offerings and non-U.S. ordinary securities.

C.	In many cases there are limitations on the ability of NAM in the ordinary course to communicate directly, on its own initiative, with program clients, without going through the program sponsor.

VII. Trade Order Processing A.

Discretionary SMAs

1.	Equity and Taxable Fixed Income Strategies

a.	When providing discretionary advice with respect to equity and taxable fixed income strategies, NAM generally executes orders for Discretionary SMAs through the applicable SMA Sponsor or with an approved executing broker when a custodial platform does not have sufficient trading capabilities. On occasion due to market conditions or for price discovery, NAM may choose to combine orders across several platforms for the same security and trade away with an approved executing broker. In most cases, NAM will execute orders for the same security for Discretionary SMAs of each Sponsor and non-SMAs separately.

NAM uses the services of its affiliated service provider, Nuveen Global Operations (“NGO”) to execute transactions for its Equity and Taxable Fixed Income Discretionary SMAs. NAM, and NGO on its behalf, will employ appropriate protocols designed to seek to treat all accounts in a fair and equitable manner over time. With respect to modifications to the target portfolio resulting in trades across multiple accounts, such protocols may include executing multiple applicable orders at approximately the same time, using rotation protocols, or other methods deemed fair and equitable. The method of allocating and executing orders other than on a bunched basis will depend on the facts and circumstances, and factors such as the liquidity of the asset class, the number of SMA Sponsors, and any contractual requirements to which they are subject, among other appropriate factors.

b.	Trade Allocation

NAM endeavors to allocate securities on a fair and equitable basis over time. In most cases NGO will allocate securities to all eligible accounts pro-rata. Pro-rata allocations will only be adjusted to the extent that it creates positions that are smaller than allowable minimums or are otherwise disadvantaged by small size.

Accounts are reviewed by NGO Trading to determine their adherence to the model portfolios. NGO will rebalance accounts to address customer requests for cash and tolerance drifts. NGO will adhere to client or sponsor specific restrictions or requests when trading the accounts.

2.	Municipal Bond Strategies

When providing discretionary advice with respect to municipal bond strategies, NAM generally trades with third-party dealers that have the bonds NAM is seeking for its Discretionary SMAs. In this regard, NAM, in most cases, will execute transactions on a bunched basis on behalf of multiple accounts, with such transactions clearing through its affiliated broker-dealer Nuveen Securities, LLC in accordance with NAM’s Policy and Procedures to Permit the Use of Nuveen Securities, LLC (“Nuveen Securities”) as Clearing Agent for Certain Nuveen Asset Management, LLC Municipal Bond Investment Advisory Accounts. In such transactions, there will be no change in the bond price Nuveen Securities pays or receives and the price NAM’s Discretionary SMAs pay or receive and Nuveen Securities will not receive any spread, mark-up, mark-down or transaction fee from the client in connection with such service. Depending on the type of transaction, in accordance with established procedures, NAM may trade municipal securities for Discretionary SMAs using its Municipal Discretionary SMA trading desk or by using the services of NGO.

3.	Orders placed for Discretionary SMAs may be kept separate from other orders, and may not be included in aggregated orders, including those instances where a client directs NAM to use or prohibits NAM from using a certain broker-dealer. Transactions for accounts that are not included in a bunched order may be executed before, alongside, or after transactions in the same security being executed for other NAM clients.

4.	NAM maintains procedures for executing specific transactions in a Discretionary SMA for tax reasons. Under these procedures, NAM will generally follow the directions of a client or its financial advisor regarding harvesting tax losses or gains, subject to certain scope, amount and timing limitations.

B.	Model SMAs

When providing advice with respect to Model SMAs, NAM may agree with the SMA Sponsor to particular order delivery protocols that could range from: (i) delivering model recommendations after all discretionary orders for the same security for the same strategy have been completed; (ii) delivering model recommendations simultaneously with delivering orders for the same security for the same strategy to the discretionary trading desk; or (iii) implementation of a rotation protocol that results in model recommendations being delivered to each SMA Sponsor and to the discretionary trading desk in some sequential manner.

As a result, NAM’s Discretionary SMAs may receive prices that are less favorable than prices that might otherwise have been obtained absent a non-discretionary model program’s participation in the marketplace. Because NAM does not control trading for non-discretionary model programs, NAM cannot control the market impact of such transactions to the same extent that it would for its Discretionary SMAs. Depending on the assets under management and capabilities of each non-discretionary model program, NAM and the non-discretionary model program may be executing trades alongside one another in the marketplace.

VIII. Compliance Control Procedures

A.	Preventive control procedures.

1.	NGO and the discretionary trading desks endeavor to treat clients fairly and equitably over time with respect to trade sequencing and allocation. Where there may be constraints on the use of aggregate orders, such as in the case of Discretionary SMAs, or where NAM does not handle trading, such as in the case of Model SMAs, NAM may adopt appropriate procedures that may include: (i) employing the use of one or more execution or order delivery rotations among clients; (ii) executing orders or delivering model recommendations for different clients at approximately the same time; or (iii) other methods as may be developed from time to time.

2.	NGO is responsible for adopting and maintaining desk procedures that detail its SMA trading protocols and coordinating its trading efforts with each strategy’s portfolio managers and/or discretionary trading desk to the extent required by such procedures.

B.	Detective control procedures.

1.	Trade Order Processing. Post execution, orders to purchase, sell or otherwise transact in an applicable security or other asset, as well as any amendment, modification or cancellation of such an order or instruction, are entered into FiServ Security APL or InvestorTools SMA Perform on trade date. APL and SMA Perform create an electronic trading record that includes the following:

a.	The terms and conditions of the order, instruction, modification or cancellation;

b.	The identity of the employee who recommended the transaction for the account(s) (i.e., the responsible portfolio manager);

c.	The identity of the employee who placed such order (i.e. the responsible trader);

d.	The identity of the account(s) for which the order was placed;

e.	Whether the order was client-directed;

f.	The date of the order’s entry (or modification, amendment or cancellation, as appropriate);

g.	The name of the institution by or through which the order was executed (where appropriate); and

h.	Whether the order was discretionary.

2.	Trade Allocation. On a semi-annual basis, Compliance will prepare and review internally reports analyzing the execution of securities for Discretionary SMAs and will report such information to the relevant NAM Best Execution Committee for further review.

3.	Form ADV disclosure is reviewed no less than annually to assure that NAM’s procedures for trade order processing and aggregation are accurately disclosed.

IX. Policy Owner

Nuveen Global Operations – Trading

NAM SMA Municipal Trading Desk

X. Responsible Parties

Fixed Income SMA Portfolio Teams

Equity SMA Portfolio Teams

Municipal SMA Portfolio Team

Nuveen Global Operations – Trading

Compliance

Last amended: March 14, 2013

Nuveen Asset Management, LLC

Policy and Procedure to Permit the Use of Nuveen Securities, LLC

as Clearing Agent for Certain Nuveen Asset Management, LLC

Municipal Bond Investment Advisory Client Accounts

Effective Date: January 1, 2011, as last amended July 1, 2012

I. Summary

Nuveen Asset Management, LLC (“NAM”) seeks to use Nuveen Securities, LLC (“Nuveen Securities”) as a “clearing agent” to facilitate certain trade settlements between the dealer and client custodian through industry standard systems. Many of these trades relate to the purchase and sale of institutional-sized blocks of securities.

NAM believes that the use of Nuveen Securities, LLC may provide significant benefits to its client accounts. NAM serves as investment manager to certain managed account programs or other financial intermediary arrangements where the program sponsor or account custodian does not have, in NA M’s view, the back-office or clearance facilities to adequately process bond trade allocations effected by for its clients. By using Nuveen Securities in the purchase of bonds, NAM minimizes the number of individual purchase and delivery instructions to dealers that would be required in light of the number of applicable custodians, thus minimizing the opportunity for dealer and/or custodian errors. In addition, NAM believes the use of Nuveen Securities to clear trades better enables it to control and oversee transaction operations and settlement. These stronger controls in turn support the ability to purchase and allocate institutional-sized block of bonds to NAM accounts. NAM also believes that dealers take into account the controls and efficiencies that appear to be generated by using Nuveen Securities resulting in price improvements on securities transactions for the benefit of clients.

When selling bonds for accounts, NAM is similarly able to aggregate some or all of them into a block at Nuveen Securities prior to selling them to a dealer. This minimizes the number of individual instructions that would be required and the opportunity for third-party errors. Additionally, overall speed and efficiency, is increased which may result in price improvements.

II. Policy

Section 206(3) of the Investment Advisers Act of 1940 provides that if an investment adviser engages in a principal transaction with a client or in an agency transaction involving a client, the investment adviser must disclose material facts regarding the transaction to the client and obtain the client’s consent before each such transaction. Section 206(3) also applies to transactions where an investment adviser causes a client to enter into a principal transaction with the investment adviser’s affiliated broker/dealer. This means that an investment adviser cannot direct a client enter into a principal trade with its affiliated broker/dealer unless it complies with the requirements of Section 206(3). Section 206(3) is intended to address the potential conflict of self-dealing that could arise when an investment adviser acts as a principal in a transaction, particularly under those circumstances when the adviser or its affiliate is able to manipulate the price of securities or dump unwanted securities into a client’s account. While Nuveen Securities could be viewed as acting in a technical principal capacity when it takes delivery of a block of securities on behalf of NAM’s clients, its role here is not to act in a proprietary capacity for its own account , but instead as an agent of NAM to clear bond trades.

NAM has adopted these policy and procedures in order to address the potential conflicts raised by the principal transaction provision as it may apply to its use of Nuveen Securities. When NA M uses Nuveen Securities to clear bond trades for its clients, NAM must comply with the following policy and procedures. NAM shall review this policy and procedure at least annually to determine its adequacy and the effectiveness of its implementation.

NAM may use Nuveen Securities to clear bond transactions for a client where the transaction is effected solely to satisfy an order on behalf of a client where such use does not create a conflict of interest. NAM believes that the use of Nuveen Securities in the facilitation of the acquisition and disposition of bonds for client transactions provides significant advantages to its clients. While Nuveen Securities could be viewed as engaging in a principal transaction, compliance with the procedures below should ensure that its role in providing clearing services does not raise the conflicts that the principal trade provision was designed to address.

III. Procedures

1.	When buying bonds on behalf of clients, NAM may direct a dealer to deliver the bonds to Nuveen Investments, LLC. Upon receipt of such bonds, Nuveen Investments, LLC shall clear and transfer the bonds to the relevant program sponsor or custodian with respect to client accounts. When selling bonds on behalf of a client, NAM may use Nuveen Securities to clear and, as applicable, aggregate bonds into a block for sale to a dealer. NA M may also use Nuveen Securities to provide clearing services for cross sales in accordance with NAM’s Cross Transaction Policy and Procedures. These activities are referred to in the remainder of these procedures as the “Services.”

2.	NAM must comply, and must ensure that Nuveen Securities complies, with the following requirements in performing the Services:

•	Nuveen Securities may perform the Services solely as a courtesy to NAM to assist the facilitation of the acquisition or disposition of bonds for certain client accounts;

•	Nuveen Securities should be identified as acting as agent for NAM or its clients on trade orders and other documents to the extent practicable, and not as principal;

•	Nuveen Securities may not receive any spread, mark-up or mark-down, or transaction fee in connection with the Services[1]; and

•	There is no change between the bond price Nuveen Securities pays or receives and the price NAM’s clients pay or receive for the same bonds when Nuveen Securities provides the Services.

IV. Record Keeping

The NAM portfolio managers/traders are responsible for facilitating the use of Nuveen Securities for these Services as required, to document NAM’s compliance with each of the above requirements. Specifically, sufficient documents shall be maintained to evidence that there is no change in the bond price relating to use of the Services. Such documentation must be maintained for seven years from the date Nuveen Investments, LLC performed the Services. The Compliance Department will retain all documents and records relating to its monitoring activities. These records will be retained for at least six years, the first two years in the principal office of Adviser.

V. Policy Owner

Brokerage Practices Committee

VI. Responsible Parties

Investment Operations Department

Compliance Department Legal

Department

As amended:	May 16, 2008
December 31, 2010 July 1, 2012

[1]	Because Nuveen Securities, LLC is providing services to its affiliate, the Finance Department of NAM or its affiliates may cause NAM to reallocate some of its profits to Nuveen Securities, LLC to reimburse it for its costs (e.g. employee salaries and overhead) in providing these services to NAM. The payment is done as an intercompany transfer and is not passed directly to NAM’s clients.

Nuveen Asset Management, LLC

Municipal Bond Investment Advisory Accounts Cross Transactions Policy

Nuveen Asset Management, LLC may affect cross transactions between client accounts or its affiliates, in which one client will purchase securities held by another client. In each such transaction, the Nuveen Asset Management, LLC Investment Professionals will determine that the transaction is in the best interest of all clients based on the investment objectives and portfolio characteristics of each client account, as well as block sizes of these cross trades and available alternatives. The alternative to a cross trade is to sell a relatively small portion of a larger block position, which typically can adversely impact the price of the position being sold.

Nuveen Asset Management, LLC has designed this policy to seek to enable the selling account to sell bonds at the higher institutional level (typically 1 million bonds or above) and afford the buying account an opportunity to purchase bonds on the bid side as opposed to negotiating against a dealer on the offer side. Nuveen Asset Management, LLC uses an independent third party pricing service (e.g., S&P/JJ Kenny) to set the price of the cross trade. The bonds are then crossed at the pricing service’s offer price minus a dealer bid/ask spread for the institutional size block of bonds. This is appropriate when Nuveen Asset Management, LLC controls an institutional size block of the bonds.

If the pricing service is unable to provide an offer-side price or if Nuveen Asset Management, LLC believes in good faith that such price is inaccurate or stale, Nuveen Asset Management, LLC reserves the right to set the price at which the cross trade will be effected by applying a premium or discount to the pricing service’s price to take account of more recent or complete market information, obtaining independent dealer evaluations, or seeking competitive bids for the bonds. Nuveen Asset Management, LLC may also use actual bids on odd lots or large blocks to determine the cross price. When setting the price for a cross trade, Nuveen Asset Management, LLC shall document the pricing service’s price (if available), the price Nuveen Asset Management, LLC has proposed to use and the basis for such price.

In accordance with its internal procedures, Nuveen Asset Management, LLC may use Nuveen Investments, LLC, to facilitate settlement of the cross trade between the client accounts.

Nuveen Asset Management, LLC and its affiliates may not receive any commission or compensation in connection with effecting cross trades.

Notwithstanding anything to the contrary, all cross trades between a non-fund account advised by Nuveen Asset Management, LLC and a fund advised by an affiliated investment adviser shall be conducted in accordance with Rule 17a-7 under the Investment Company Act of 1940, as amended, and the relevant fund procedures thereunder.

The Nuveen Asset Management, LLC’s Municipal SMA Best Execution Committee will periodically review the cross trades affected pursuant to this policy and evidence its review in accordance with the Best Execution Policy.

Amended May 16, 2008

Amended August 24, 2009

Amended December 31, 2010

ADDENDUM TO

Nuveen Asset Management, LLC

Municipal Bond Investment Advisory Accounts Cross Transactions Policy

Below is a chart summarizing the appropriate cross trade procedures NAM should employ depending on the type of client involved.

Parties to Cross Trade	Governing Cross Trade Procedures

Managed Account Managed Account	NAM Cross Trade Procedures

Managed Account Nuveen Fund	Nuveen Fund’s 17a-7 Procedures

Managed Account Non-Nuveen Fund	Non-Nuveen’s Fund 17a-7 Procedures; provided such Fund’s procedures are fair to the Managed Account

Nuveen Fund Nuveen Fund	Nuveen Funds’ 17a-7 Procedures

Nuveen Fund Non-Nuveen Fund	No cross trades unless each Fund’s 17a-7 Procedures have substantively identical terms or otherwise arrive at the identical price

Adopted: May 22, 2006

Nuveen Asset Management, LLC

ERISA Policies and Procedures

Effective Date: January 1, 2011, as last amended December 7, 2012

I. Introduction

It is the policy of Nuveen Asset Management, LLC (“NAM”) to comply with the fiduciary standards of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and to avoid prohibited transactions under ERISA and the Internal Revenue Code of 1986, as amended (“IRC”) for its ERISA accounts.

II. QPAM Status

A. Certain transactions that would otherwise be prohibited are exempt if NAM is a “qualified professional asset manager” (“QPAM”). This exemption is provided through the Department of Labor’s Prohibited Transaction Class Exemption (“PTCE”) 84-14.

B. NAM has determined that it is a QPAM because:

1.	It is registered as an investment adviser under the Investment Advisers Act of 1940;

2.	As of the close of the most recent fiscal year, it had at least $85 million under management; and

3.	It has at least $1 million in shareholder’s equity as shown in the most recent balance sheet prepared within the immediately preceding two years in accordance with generally accepted accounting principles (or has an affiliate that satisfies this net worth requirement and unconditionally guarantees payment of all of NAM’s liabilities).

C. The Legal Department”” has the responsibility to determine whether NAM continues to be a “QPAM” as of December 31 of each year. To qualify, NAM must satisfy the registration, assets under management, and net worth tests set out above.

III. Identification of “ERISA Account”

A. An account is an “ERISA Account” if it holds some or all of the assets of a plan maintained by an employer or employee organization (or both) to provide retirement benefits for employees. All employee benefit plans subject to Title I of ERISA are included in this definition.

These plans include 401(k) plans, profit-sharing plans, money purchase pension plans, and defined benefit pension plans.

B. Accounts that include assets of other plans that are subject to the excise tax on prohibited transactions under Section 4975 of the IRC also will be deemed to be “ERISA Accounts” for the limited purpose of compliance with the prohibited transaction rules. Such other plans include church plans, government plans, “Keogh” (HR-10) plans, and individual retirement plans (IRAs).

C. Certain pooled investment vehicles that are not registered investment companies under the Investment Company Act of 1940 (the “Act”), such as private investment companies not required to register under the Act in reliance on Section 3(c)(1) or 3(c)(7) of the Act, may be subject to ERISA as though they are ERISA accounts. The Legal Department should be consulted with respect to the status of such accounts.

D. A collective trust, exempt from registration as an investment company pursuant to Section 3(c)(11) of the Act, is to be treated as an ERISA account.

IV. Responsibilities

A. Institutional Accounts. The Head of the Institutional Advisory Group is responsible for determining whether an institutional account is an ERISA Account when it is opened. The Legal Department is available to help with this determination on request. A designation as “ERISA Account” will be made in the compliance recordkeeping file and the written investment objectives and restrictions for each such account.

B. Retail SMA Accounts. Nuveen Managed Accounts Operations endeavors to identify whether a retail SMA account is an ERISA account at the time of the account opening process through review of new account documentation. If a retail SMA account is identified as an ERISA Account, Nuveen Managed Accounts Operations is responsible for indicating or coding such designation in the SMA portfolio accounting system.

C. Adviser must manage ERISA Accounts:

1.	Solely in the interest of plan participants and beneficiaries;

2.	For the exclusive purpose of providing benefits to participants and their beneficiaries and defraying reasonable plan expenses; and

3.	With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

D. Adviser must cover the ERISA Account under Adviser’s ERISA fidelity bond or through other legally permissible means.

E. Adviser must maintain information about fees and other compensation an ERISA Account pays to Adviser, including gifts and entertainment provided by Adviser to the plan’s trustees, for the plan employer’s annual reports to the Department of Labor.

V. Examples of Prohibited Transactions

A. No principal trades between the ERISA Account and Adviser or an Adviser affiliate or related person are permitted.

B. No cross trades between the ERISA Account and another client are allowed.

C. No agency cross trades are permitted (the ERISA Account is on one side, a brokerage customer of an Adviser affiliate or related person is on the other side).

D. No performance fee arrangements unless Legal/Compliance has approved the fees in writing before the contract for the ERISA Account is signed.

E. Do not use brokers or dealers affiliated with, or related to, Adviser (including Nuveen Securities, LLC . There may be different rules for principal transactions; agency trades; underwritten offerings in the primary market; derivatives; equity securities; debt securities; loans, etc.

F. Do not invest ERISA Account assets in registered or private funds managed by Adviser or its affiliates unless Legal /Compliance has approved the investment in writing before the investment.

G. When Adviser causes a ERISA Account to invest in third party registered or private funds, neither Adviser nor its affiliates can accept 12b-1 fees, loads, revenue sharing, deal fees, or other sales compensation from the fund or its manager or distributor, for its own account. With proper disclosures, these fees can be rebated to the ERISA Account.

H. Do not invest ERISA Account assets in securities issued by the employer sponsoring the ERISA Account plan or its affiliates, unless permitted by the ERISA Account’s investment guidelines.

I. Do not purchase interests in mortgage pools for an ERISA Account unless the offering document for such interests provides that they are subject to an exemption from the prohibited transaction provisions of ERISA and the IRC.

J. Do not enter into mortgage financing arrangements for an ERISA Account without prior approval for each specific transaction from the Legal Department.

VI. Restrictions on Transactions with Fiduciaries Hiring Adviser

A. General. Since Adviser is a QPAM under PTCE 84-14, most transactions between an Adviser-managed ERISA Account and the “parties in interest” of that Account are exempt from the prohibited transaction rules of ERISA. However, transactions on behalf of a Plan with certain parties in interest of the Plan (e.g., an ERISA Account’s sponsor) that have the power to hire Adviser as investment manager (a “Hiring Fiduciary”) are not exempt. Adviser endeavors to identify these parties in interest of its ERISA Accounts so that Adviser does not enter into transactions with them on behalf of such ERISA Account.

B. Institutional Accounts.

1.	Identification of Hiring Fiduciaries and Affiliates for Institutional Accounts. The Institutional Advisory Group has adopted procedures for identifying each Hiring Fiduciary for each Institutional Account that is designated as an ERISA Account.

2.	Restricted List—Hiring Fiduciaries. The Institutional Advisory Group will maintain a list (the “Restricted List—Hiring Fiduciaries”) for each institutional ERISA Account containing the identity of Hiring Fiduciaries and Affiliates that is reported for that account and will provide the list along with any updates to Compliance.

3.	Restricted Transactions. In addition to restrictions described in paragraph V, above, in managing an institutional ERISA Account, Adviser will not engage in any restricted transactions with, or obtain any services from, any person on the “Restricted List—Hiring Fiduciaries” for that account. These restricted transactions include (but are not limited to): (1) purchases, sales and exchanges, (2) brokerage services, and (3) loans of money, securities, or other assets.

C. Retail SMA Accounts. Nuveen Managed Accounts Operations will review the new account opening materials and comply with any investment or trading restrictions (including restrictions that relate to an identified Hiring Fiduciary for an separately managed ERISA Account) that are applicable to ERISA Accounts.

VII. Policy Owner

Investment Advisory Group

VIII. Recordkeeping

The Head of Institutional Advisory Group and Nuveen’s Management Accounts Operations will retain all documentation created in conjunction with these Policies and Procedures with respect to ERISA accounts, pursuant to the requirements of Nuveen Investments, Inc.’s Records Management Program.

IX. Responsible Parties

Compliance

Head of Institutional Advisory Group

Institutional Advisory Group

Nuveen Managed Accounts Operations

Amended:	1/1/11
12/7/12

Nuveen Asset Management, LLC

Proprietary Trading Policies and Procedures

Effective Date: January 1, 2011, as last amended July 30, 2013

I. Introduction

Nuveen Asset Management, LLC (“NAM”) may trade for its proprietary accounts, which may include, without limitation, seed capital accounts for new strategies.

II. Policies

As a result of investing in or trading for a proprietary account, NAM and its personnel may face a conflict of interest with its clients. NAM seeks to disclose any such conflicts of interest to clients in its Form ADV and investment advisory agreements. NAM must monitor and address such conflicts in a manner consistent with NAM’s fiduciary duty to its clients. When advising and trading for a proprietary account, NAM makes investment decisions and trades that account in manner like its other comparable clients without regard to its status as a proprietary account. NAM’s policy is that proprietary accounts should receive neither special advantages nor disadvantages.

III. Procedures

A. Responsibility for Compliance. NAM’s Chief Compliance Officer (“CCO”) (or his or her designee) is responsible for overseeing its compliance with these policies and procedures (this “Policy”) and establishing and maintaining a list of all proprietary accounts.

B. Responsibility for Compliance Monitoring. NAM’s CCO (or his or her designee) is responsible for monitoring NAM’s compliance with this Policy by comparing the performance, allocation and execution of trades of proprietary accounts with similar, nonproprietary accounts and documenting the results.

B. Documentation of Compliance Monitoring. NAM’s Compliance group shall maintain documentation of the monitoring of NAM’s compliance with this Policy.

D. Recordkeeping. Compliance will retain all documents and records relating to its monitoring activities, pursuant to Nuveen Investments, Inc.’s Records Management Program.

E. Periodic Testing and Review. This Policy will be reviewed and tested by Compliance periodically but no less than annually.

F. Notification. NAM’s Management will provide Compliance, the Director of Performance, Investment Services, the Product Development Committee and the Treasurer’s office with notification of the opening of a new proprietary account.

IV. Policy Owner

Compliance

V. Policy Administrators

Compliance

CCO

Form ADV Review Team

Amended: 11/16/11

                  07/30/13

Nuveen Asset Management, LLC

Proxy Voting Policies and Procedures

Effective Date: January 1, 2011, as last amended June 5, 2014

I. General Principles

A. Nuveen Asset Management, LLC (“NAM”) is an investment sub-adviser for certain of the Nuveen Funds (the “Funds”) and investment adviser for institutional and other separately managed accounts (collectively, with the Funds, “Accounts”). As such, Accounts may confer upon NAM complete discretion to vote proxies.1

B. It is NAM’s duty to vote proxies in the best interests of its clients (which may involve affirmatively deciding that voting the proxies may not be in the best interests of certain clients on certain matters). In voting proxies, NAM also seeks to enhance total investment return for its clients.

C. If NAM contracts with another investment adviser to act as a sub-adviser for an Account, NAM may delegate proxy voting responsibility to the sub-adviser. Where NAM has delegated proxy voting responsibility, the sub-adviser will be responsible for developing and adhering to its own proxy voting policies, subject to oversight by NAM.

D. NAM’s Proxy Voting Committee (“PVC”) provides oversight of NAM’s proxy voting policies and procedures, including (1) providing an administrative framework to facilitate and monitor the exercise of such proxy voting and to fulfill the obligations of reporting and recordkeeping under the federal securities laws; and (2) approving the proxy voting policies and procedures.

II. Policies

The PVC after reviewing and concluding that such policies are reasonably designed to vote proxies in the best interests of clients, has approved and adopted the proxy voting policies of Institutional Shareholder Services, Inc. (“ISS”), a leading national provider of proxy voting administrative and research services. As a result, such policies set forth NAM’s positions on recurring proxy issues and criteria for addressing non-recurring issues. These policies are reviewed periodically by ISS, and therefore are subject to change. Even though it has adopted ISS policies, NAM maintains the fiduciary responsibility for all proxy voting decisions.

[1]	NAM does not vote proxies where a client withholds proxy voting authority, and in certain non- discretionary and model programs NAM votes proxies in accordance with its policies and procedures in effect from time to time. Clients may opt to vote proxies themselves, or to have proxies voted by an independent third party or other named fiduciary or agent, at the client’s cost.

III. Procedures

A. Supervision of Proxy Voting. Day-to-day administration of proxy voting may be provided internally or by a third-party service provider, depending on client type, subject to the ultimate oversight of the PVC. The PVC shall supervise the relationships with NAM’s proxy voting services, ISS. ISS apprises Nuveen Global Operations (“NGO”) of shareholder meeting dates, and casts the actual proxy votes. ISS also provides research on proxy proposals and voting recommendations. ISS serves as NAM’s proxy voting record keepers and generate reports on how proxies were voted.

B. Conflicts of Interest.

1.	The following relationships or circumstances may give rise to conflicts of interest[2]:

a.	The issuer or proxy proponent (e.g., a special interest group) is Madison Dearborn Partners, a private equity firm and affiliate of NAM (“MDP”), or a company that controls, is controlled by or is under common control with MDP.

b.	The issuer is an entity in which an executive officer of NAM or a spouse or domestic partner of any such executive officer is or was (within the past three years of the proxy vote) an executive officer or director.

c.	The issuer is a registered or unregistered fund for which NAM or another Nuveen adviser serves as investment adviser or sub-adviser.

d.	Any other circumstances that NAM is aware of where NAM’s duty to serve its clients’ interests, typically referred to as its “duty of loyalty,” could be materially compromised.

2.	NAM will vote proxies in the best interest of its clients regardless of such real or perceived conflicts of interest. By adopting ISS policies, NAM believes the risk related to conflicts will be minimized.

3.	To further minimize this risk, Compliance will review ISS’ conflict avoidance policy at least annually to ensure that it adequately addresses both the actual and perceived conflicts of interest the proxy voting service may face.

[2]	A conflict of interest shall not be considered material for the purposes of these Policies and Procedures with respect to a specific vote or circumstance if the matter to be voted on relates to a restructuring of the terms of existing securities or the issuance of new securities or a similar matter arising out of the holding of securities, other than common equity, in the context of a bankruptcy or threatened bankruptcy of the issuer, even if a conflict described in III.B.1.a.-d is present.

4.	In the event that ISS faces a material conflict of interest with respect to a specific vote, the PVC shall direct ISS how to vote. The PVC shall receive voting direction from appropriate investment personnel. Before doing so, the PVC will consult with Legal to confirm that NAM faces no material conflicts of its own with respect to the specific proxy vote.

5.	If Legal concludes that a material conflict does exist for NAM, the PVC will recommend to NAM’s Compliance Committee or designee a course of action designed to address the conflict. Such actions could include, but are not limited to:

a.	Obtaining instructions from the affected client(s) on how to vote the proxy;

b.	Disclosing the conflict to the affected client(s) and seeking their consent to permit NAM to vote the proxy;

c.	Voting in proportion to the other shareholders;

e.	Recusing the individual with the actual or potential conflict of interest from all discussion or consideration of the matter, if the material conflict is due to such person’s actual or potential conflict of interest; or

f.	Following the recommendation of a different independent third party.

6.	In addition to all of the above-mentioned and other conflicts, the Head of Equity Research, NGO and any member of the PVC must notify NAM’s Chief Compliance Officer (“CCO”) of any direct, indirect or perceived improper influence exerted by any employee, officer or director within the MDP affiliate or Fund complex with regard to how NAM should vote proxies. NAM Compliance will investigate any such allegations and will report the findings to NAM’s Compliance Committee. If it is determined that improper influence was attempted, appropriate action shall be taken. Such appropriate action may include disciplinary action, notification of the appropriate senior managers within the MDP affiliate, or notification of the appropriate regulatory authorities. In all cases, NAM will not consider any improper influence in determining how to vote proxies, and will vote in the best interests of clients.

C. Proxy Vote Override. From time to time, a portfolio manager of an Account (a “Portfolio Manager”) may initiate action to override ISS’s recommendation for a particular vote. Any such override by a NAM Portfolio Manager (but not a sub-adviser Portfolio Manager) shall be reviewed by NAM’s Legal Department for material conflicts. If the Legal Department determines that no material conflicts exist, the approval of one member of the PVC shall authorize the override. If a material conflict exists, the conflict and, ultimately, the override recommendation will be addressed pursuant to the procedures described above under “Conflicts of Interest.”

D. Securities Lending.

1.	In order to generate incremental revenue, some clients may participate in a securities lending program. If a client has elected to participate in the lending program then it will not have the right to vote the proxies of any securities that are on loan as of the shareholder meeting record date. A client, or a Portfolio Manager, may place restrictions on loaning securities and/or recall a security on loan at any time. Such actions must be affected prior to the record date for a meeting if the purpose for the restriction or recall is to secure the vote.

2.	Portfolio Managers and/or analysts who become aware of upcoming proxy issues relating to any securities in portfolios they manage, or issuers they follow, will consider the desirability of recalling the affected securities that are on loan or restricting the affected securities prior to the record date for the matter. If the proxy issue is determined to be material, and the determination is made prior to the shareholder meeting record date the Portfolio Manager(s) will contact the Securities Lending Agent to recall securities on loan or restrict the loaning of any security held in any portfolio they manage, if they determine that it is in the best interest of shareholders to do so.

E. Proxy Voting for ERISA Clients. If a proxy voting issue arises for an ERISA client, NAM is prohibited from voting shares with respect to any issue advanced by a party in interest of the ERISA client, and will rely on its ERISA clients to inform NAM of any actual or perceived client conflicts.

F. Proxy Voting Records. As required by Rule 204-2 of the Investment Advisers Act of 1940, NAM shall make and retain five types of records relating to proxy voting; (1) proxy voting policies and procedures; (2) proxy statements received for client and fund securities; (3) records of votes cast on behalf of clients and funds; (4) records of written requests for proxy voting information and written responses from NAM to either a written or oral request; and (5) any documents prepared by the adviser that were material to making a proxy voting decision or that memorialized the basis for the decision. NAM may rely on ISS to make and retain on NAM’s behalf records pertaining to the rule.

G. Fund of Funds Provision. In instances where NAM provides investment advice to a fund of funds that acquires shares of affiliated funds or three percent or more of the outstanding voting securities of an unaffiliated fund, the acquiring fund shall vote the shares in the same proportion as the vote of all other shareholders of the acquired fund. If compliance with this policy results in a vote of any shares in a manner different than the ISS recommendation, such vote will not require compliance with the Proxy Vote Override procedures set forth above.

H. Legacy Securities. To the extent that NAM receives proxies for securities that are transferred into an Account’s portfolio that were not recommended or selected by it and are sold or expected to be sold promptly in an orderly manner (“legacy securities”), NAM will generally instruct ISS to refrain from voting such proxies. In such circumstances, since legacy securities are expected to be sold promptly, voting proxies on such securities would not further NAM’s interest in maximizing the value of client investments. NAM may agree to an institutional account’s special request to vote a legacy security proxy, and would instruct ISS to vote such proxy in accordance with its guidelines.

I. Terminated Accounts. Proxies received after the termination date of an Account generally will not be voted. An exception will be made if the record date is for a period in which an Account was under management or if a separately managed account (“SMA”) custodian failed to remove the account’s holdings from its aggregated voting list.

J. Non-votes. NGO shall be responsible for obtaining reasonable assurance that proxies are voted and submitted in a timely manner. It should not be considered a breach of this responsibility if NAM does not receive a proxy from ISS or a custodian with adequate time to analyze and direct to vote or vote a proxy by the required voting deadline.

NAM may determine not to vote proxies associated with the securities of any issuer if as a result of voting, subsequent purchases or sales of such securities would be blocked. However, NAM may decide, on an individual security basis that it is in the best interests of its clients to vote the proxy associated with such a security, taking into account the loss of liquidity. In addition, NAM may not to vote proxies where the voting would in NAM’s judgment result in some other financial, legal, regulatory disability or burden to the client (such as imputing control with respect to the issuer) or subject to resolution of any conflict of interest as provided herein, to NAM.

In the case of SMAs, NAM may determine not to vote securities where voting would require the transfer of the security to another custodian designated by the issuer. Such transfer is generally outside the scope of NAM’s authority and may result in significant operational limitations on NAM’s ability to conduct transactions relating to the securities during the period of transfer. From time to time, situations may arise (operational or otherwise) that prevent NAM from voting proxies after reasonable attempts have been made.

K. Review and Reports.

1.	The PVC shall maintain a review schedule. The schedule shall include reviews of the proxy voting policy (including the policies of any sub-adviser engaged by NAM), the proxy voting record, account maintenance, and other reviews as deemed appropriate by the PVC. The PVC shall review the schedule at least annually.

2.	The PVC will report to NAM’s Compliance Committee with respect to all identified conflicts and how they were addressed. These reports will include all Accounts, including those that are sub-advised. NAM also shall provide the Funds that it sub-advises with information necessary for preparing Form N-PX.

L. Vote Disclosure to Clients. NAM’s institutional and SMA clients can contact their relationship manager for more information on NAM’s policies and the proxy voting record for their account. The information available includes name of issuer, ticker/CUSIP, shareholder meeting date, description of item and NAM’s vote.

IV. Policy Owner

PVC

V. Responsible Parties

PVC

NGO

Compliance

Legal Department

As amended: 3/1/13

                        6/5/14

Nuveen Asset Management, LLC

Rule 105—Short Selling in Connection with a Public Offering

Policies and Procedures

Effective Date: June 5, 2014

I. Background

Rule 105 of Regulation M under the Securities Exchange Act of 1934 (“Rule 105”) governs short selling in connection with secondary or follow-on public offerings of equity securities (“Secondary Offerings”).

Specifically, Rule 105 generally prohibits purchasing a security in a Secondary Offering when the purchaser has effected short sales of that same security during a restricted period prior to pricing of the offerings, whether or not the transactions are for the same account.

The goal of Rule 105 is to foster offering prices that are determined by independent market forces and not by potentially manipulative activity, such as short selling by investors who seek to cover pre-existing short positions with securities purchased in the Secondary Offering.

II. Definitions

For purposes of this Policy:

A.	Secondary Offerings are secondary or follow-on offerings of equity securities for cash, either pursuant to a registration statement or notification on Form 1-A or 1-E filed under the Securities Act of 1933, as amended (the “1933 Act”).

B.	Firm Commitment Underwritten Offering is an offering whereby one or more investment banks agree to act as an underwriter and are thereby obligated to purchase a fixed number of securities from the issuer, which they resell to the public.

C.	Short Sale is any sale of a security by Nuveen Asset Management, LLC (“NAM”) on behalf of a NAM-managed investment advisory account (each an “Account,” collectively, the “Accounts”) that does not own such security, or any sale of a security on behalf of an Account which is consummated by the delivery of a security borrowed by, or for such Account.[1] An Account shall be deemed to own securities only to the extent that it has a net long position in such securities.

1	Rule 105 incorporates by reference Regulation SHO’s definition of short sale.

D.	Restricted Period is the shorter of the period (i) beginning 5 business days[2] before the pricing of the offered securities and ending at pricing; or (ii) beginning at the initial filing of the registration statement and ending at pricing.

E.	Subject Equity Security is the equity security[3] that is the subject of, and may be purchased from an underwriter, broker or dealer participating in, the Secondary Offering.

III. Policy Objective

NAM has developed and implemented these policies and procedures (the “Policy”) in order to comply with Rule 105 and to identify, manage and mitigate risks involving Short Sales in connection with Secondary Offerings.

IV. Policy Scope and Entities Affected

A.	The Policy applies to all Secondary Offerings of equity securities that are conducted as Firm Commitment Underwritten Offerings.

B.	The Policy applies to trading activity in equity securities by the Equity Trading Desk on behalf of NAM’s Accounts, and establishes procedures for:

1.	managing the process for reviewing Secondary Offerings and evaluating if they fall within the scope of Rule 105; and

2.	establishing controls regarding pre-clearance of all Secondary Offerings.

V. Policy Exclusions4

A.	The Policy does not apply to:

1.	offerings that are not (i) registered under the 1933 Act, (ii) made pursuant to Regulation A (small issues exemption), or (iii) made pursuant to Regulation E (exemptions for small business investment companies);

2.	offerings of nonconvertible debt securities[5], options or other derivatives;

[2]	A “business day” is defined as a 24-hour period determined with reference to the principal market for the securities to be distributed, which includes a complete trading session for the market in question. The business day on which pricing occurs is the determinant of the time frame, even if pricing occurs after the principal market closes, that day is the day of pricing and is included in the Restricted Period.
[3]	As defined in the 1933 Act.
[4]	SEC anti-fraud and anti-manipulation provisions of federal securities laws apply to all outlined exclusions.
[5]	Non-convertible debt does not fall under Rule 105, however, convertible securities are deemed to be an equity security. Rule 105 does not expressly prohibit a person that shorted common stock during the Restricted Period from participating in an offering of securities that are convertible into or exchangeable for such common stock (i.e., the prohibition does not extend to reference securities); however, NAM’s Policy requires that participation in an offering of convertible securities when NAM has shorted the related common stock during the Restricted Period is subject to pre-trade review by Compliance.

3.	an entirely foreign distribution of a security that has no market in the U.S., but whose reference security does have a market in the U.S.[6]; or

4.	“best efforts” offerings, in which one or more investment banks agree to act as placement agents and do their best to sell the offering to the public, and are not obligated to purchase or hold unsold securities.

VI. Policy and Procedures

A.	To comply with Rule 105, if any Account has sold short shares of a Subject Equity Security during the Restricted Period NAM Investment Personnel must either:

1.	refrain from purchasing shares in the Secondary Offering of the Subject Equity Security; or

2.	obtain pre-approval from Compliance to participate in the Secondary Offering (as outlined below).

B. Exceptions to Rule 105.

1.	Under limited circumstances NAM may qualify for an exception under Rule 105 and, subject to pre-approval by NAM Compliance (as outlined in Section VI.C.3 below), Accounts may be permitted to participate in a Secondary Offering when another Account has effected a Short Sale in the Subject Equity Security during the Restricted Period.

2.	Specifically, NAM Compliance may determine that NAM qualifies for either:

a.	The “bona fide purchase exception” under Rule 105, which generally provides that a person can purchase securities in the offering even if such person sells short during the Restricted Period as long as such person makes a bona fide purchase equivalent in quantity to the amount of the Restricted Period Short Sale(s) prior to pricing. The bona fide purchase exception depends on compliance with specific timing and trade reporting requirements; or

b.	The “investment company exception” under Rule 105, which permits a registered fund (or series of such fund) to participate in a Secondary Offering, even if another series of the registered fund or an affiliated registered fund (or series of the affiliated fund) sold short during the Restricted Period.

6	Rule 105 does not prohibit a short sale of common stock during the Restricted Period and participation in an offering of ADRs, since they are not the same subject security.

C. Compliance Controls

1.	Compliance will be responsible for the implementation of pre-clearance monitoring procedures, which will entail:

a.	Receipt of notification at order initiation of Secondary Offerings identified by NAM’s portfolio managers, co-managers and their designated back-ups (“Investment Personnel”), and the Equity Trading Desk in the Charles River Investment Management System (“CRIMS”);

b.	Determination of the Restricted Period; and

c.	Identification of any Short Sales of the Subject Equity Security during the Restricted Period plus 2 business days.

i.	If no Short Sales are identified, participation in the Secondary Offering will be permitted.

A.	Portfolio Compliance will continue to monitor for any Short Sales through the remainder of the Restricted Period and will escalate any Short Sale orders that are initiated subsequent to Secondary Offering orders to NAM Compliance for review and pre-clearance.

B.	NAM Compliance will advise Portfolio Compliance and Investment Personnel whether a subsequent Short Sale of the Subject Equity Security is prohibited or whether it may be permitted under Rule 105.

ii.	If any Short Sales are identified, Portfolio Compliance will escalate the Secondary Offering order(s) to NAM Compliance for review and determination as to whether the Secondary Offering is within the scope of Rule 105.

A.	If it is determined that Rule 105 does not apply to the Secondary Offering, NAM Compliance will advise Portfolio Compliance that the Secondary Offering order(s) may be permitted.

B.	If it is determined that the transactions are within the Rule’s scope:

1.	NAM Compliance will advise Portfolio Compliance and Investment Personnel whether participation in the Secondary Offering is prohibited or whether it may be permitted under Rule 105.

2.	Portfolio Compliance will continue to monitor for additional Secondary Offering orders in CRIMS through the remainder of the Restricted Period and will escalate any subsequent Secondary Offering orders to NAM Compliance for review and pre-clearance.

2.	Portfolio Compliance will design and implement such rules and notifications within CRIMS in order to assist them in the exercise of the above pre-clearance and ongoing monitoring responsibilities.

3.	On a case-by-case basis, as outlined above, NAM Compliance may authorize NAM’s participation in a Secondary Offering and Short Sale(s) during the Restricted Period.

a.	Authorization to participate in a Secondary Offering and Short Sale(s) will only be granted by NAM Compliance in such cases where NAM may rely upon an exception stated under Rule 105 that which would permit Accounts to participate in the Secondary Offering.

i.	In order to qualify for the bona fide purchase exception, NAM Compliance must determine that any Short Sales during the Restricted Period were effectively covered by a “bona fide purchase” of the Subject Equity Security. NAM Compliance will confirm that the purchase(s) is/are:

1.	at least equivalent in quantity to the entire amount of the Short Sale(s) during the Restricted Period;

2.	effected during regular trading hours;

3.	reported to an “effective transaction reporting plan”[7]; and

4.	effected after all Short Sales that occurred during the Restricted Period and no later than the business day prior to the day of pricing.

NAM Compliance must also verify that no Short Sales were effected within the 30 minutes prior to the close of regular trading hours on the business day prior to the day of pricing.

ii.	If relying upon the investment company exception, NAM Compliance will confirm that all participating accounts are registered investment companies before granting pre-clearance for the transaction(s).

b.	In each such case, NAM Compliance will review and document the facts and circumstances supporting its determination.

7	As defined in Regulation NMS § 242.600(b)(22).

c.	NAM Compliance will be responsible for informing Portfolio Compliance and Investment Personnel of the results of its determination.

4.	Additionally, NAM Compliance will conduct a quarterly review of selected Secondary Offering allocations to monitor for compliance with Rule 105.

VII. Recordkeeping Requirements

All documentation created in conjunction with this Policy will be retained pursuant to the requirements of Nuveen’s Records Management Program.

VIII. Policy Owner

Compliance Department

IX. Policy Administrators

Compliance Department

NAM General Counsel

Effective: June 5, 2014

Nuveen Asset Management, LLC

Policy and Procedures relating to

Side-by-Side Management of

Long-Only and Long/Short Accounts and

Accounts with Performance Fees

Effective Date: February 29, 2012, as last amended June 5, 2014

I. Introduction

The portfolio managers of Nuveen Asset Management, LLC (“NAM”) may manage multiple accounts with different investment objectives, guidelines and policies, and with different fee structures, often referred to as “side-by-side management.” For example, certain accounts may be long-only while other accounts may be long/short or involve market neutral strategies. Further, certain accounts may pay performance fees as compensation for NAM’s advisory services, consistent with the provisions of Section 205 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and other applicable law. Such arrangements may give rise to potential conflicts of interest between an investment adviser and its clients.

II. Regulatory Highlights

A.	Section 206 of the Advisers Act makes it unlawful for any investment adviser to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.

B.	Section 206 imposes a fiduciary duty on investment advisers from which certain obligations stem including an adviser’s: 1) duty to act in the best interest of its client and to make full and fair disclosure of all material facts where the adviser’s interests may conflict with the client’s; and 2) duty of loyalty.

III. Policy Objective

NAM recognizes its obligation to identify, monitor, and, where appropriate, reduce or eliminate potential conflicts presented by side-by-side management of long-only and long/short accounts and performance fee accounts and seeks to address such conflicts by implementing these policies and procedures (the “Policy”). NAM has adopted separate trading procedures that specifically address portfolio trade allocation, aggregation and sequencing, cross transactions and proprietary trading.

IV. Policy and Procedures

A.	Long-only and Long/Short Account Management

1.	Long-only Accounts. Portfolio managers may manage long-only accounts that hold securities also held by an account’s specific benchmark at, overweight or underweight the level of the benchmark’s holdings.

a.	For purposes of this policy, an account’s “active weight” in a security is calculated by taking the actual weight of the security held by the account minus the account benchmark’s weighting.

i.	“Actively overweight” – Security is held long in an account and overweight the benchmark.

ii.	“Actively underweight” – Security is held long in an account and underweight the benchmark.

iii.	“Passively underweight” – Security is not held in an account and the account is, therefore, considered underweight the benchmark.

b.	A long-only account that is actively or passively underweight will not be considered to be in conflict with another long-only account that has the same benchmark, is managed substantially the same by the same portfolio manager and is actively overweight the same security.

2.	Long/Short Accounts. Portfolio managers who manage long/short strategy accounts are permitted to hold long and short positions in various securities within such accounts in accordance with the account’s investment objective, guidelines and restrictions.

a.	Subject to the approval process described in Section C.3.a., a portfolio manager (i) with an actively overweight position in any long-only account will generally be precluded from selling short1 the same security in any long/short account that he/she also manages; or (ii) with a short position in any long/short account will generally be precluded from taking an actively overweight position in the same security in any long-only account he/she also manages (collectively referred to as “Contrary Positions”).

3.	Contrary Positions.

a.	A portfolio manager is generally prohibited from taking Contrary Positions in an long-only account on the one hand and a long/short account on the other unless such portfolio manager documents the rationale for the Contrary Position (as detailed below) and obtains approval of the appropriate NAM Investment Head, which may be granted on a standing basis.

b.	Legacy Securities. Contrary Positions may be permitted in circumstances where a client has instructed NAM to hold a legacy position (e.g., low cost basis, tax considerations) or otherwise with the approval of the appropriate Investment Head, which may be granted on a standing basis.

1	In accordance with Regulation SHO, a “short sale” is any sale of a security by NAM on behalf of a NAM-managed investment advisory account that does not own such security, or any sale of a security on behalf of an account which is consummated by the delivery of a security borrowed by, or for such account. An account shall be deemed to own securities only to the extent that it has a net long position in such securities.

c.	Product Type. There may be circumstances where differences in the type of pooled investment vehicle through which a given strategy is offered may create Contrary Positions across accounts with the same or substantially similar strategies.

i.	For example, a long-only strategy may be offered as both a separately managed account (“SMA”) and mutual fund. The SMA may be actively long a given security due to client tax or portfolio turnover considerations; however, the mutual fund offered in the strategy may be actively short the same security, which would then permit shorting of the security in other long/short accounts managed by the same portfolio manager. The rationale for any Contrary Positions attributable to differences in product type must be documented in accordance with this Policy.

4.	Different Securities – Same Issuer. There may also be circumstances where portfolio managers may take both active long and short positions in different securities issued by the same company in the same account. For example, a company may issue A shares and B shares, or common stock and convertibles, with different rights (e.g., voting rights) attached to each. The difference in respective rights may result in different marketplace valuations for the securities, which may give rise to a potential arbitrage opportunity for a portfolio manager. In such situation, the portfolio manager may, in the same account, take a long position in one security and a short position in another security, both issued by the same company.

B.	Performance Fees Accounts

Portfolio managers may manage multiple accounts having substantially the same investment objective (including investment restrictions and guidelines) or strategy for which NAM receives both asset-based and performance-based fees as compensation for its advisory services. In these instances, a portfolio manager must manage each account in the client’s best interest and may not favor the performance-based fee accounts in order to increase NAM’s compensation.

C.	Compliance Controls

The frequency and method of monitoring and reviewing this Policy will be determined by Compliance based on assessment of the risks involved. All monitoring and review activities will be documented.

1.	Portfolio management has ongoing responsibility for review and oversight of long-only and long/short accounts having substantially the same investment objective or strategy that are managed by the same portfolio manager to identify any Contrary Positions, and must document the rationale for permitting the conflict including:

a.	the date the conflict was created;

b.	the rationale for each involved account for the investments;

c.	the factors that distinguish the accounts;

d.	any additional factors that should be monitored that bear on the above determinations;

e.	if applicable, whether affiliated persons or proprietary accounts of the adviser have an interest in the security and the “direct” of that interest; and

f. the anticipated effect of taking the Contrary Position on the value of the other positions (including steps to limit market impact).

2.	Representatives from NAM Legal, Compliance and Risk Management and the appropriate Investment Head will receive and review periodic reports summarizing any Contrary Positions held across long-only and long/short accounts and the documented rationale for each such position, and may recommend that Portfolio Management take further action to address a conflict in the event such action is deemed necessary.

3.	Compliance will no less than annually review accounts with performance-based fees, inclusive of long-only or long/short accounts, to detect any evidence or patterns that suggest preferential treatment having been given to such accounts. The review will include an analysis of allocations of investment opportunities, and the sequencing of transactions for such accounts. A comparative analysis of performance between similarly managed accounts with performance fees and those without performance fees may be appropriate in certain instances.

V. Disclosure

NAM shall reasonably disclose the potential conflicts of interest resulting from its side-by-side management of long-only and long/short accounts, as well as the existence of performance-based fee arrangements and any relevant factors related to such arrangements in its Form ADV Part 2A. NAM shall review these disclosures at least annually and make or modify any such disclosures any necessary.

VI. Recordkeeping

NAM shall retain all documentation created in conjunction with these Policies and Procedures with respect to evidence of and the rationale for Contrary Positions, any Investment Head approvals, and Compliance monitoring and review activities pursuant to the requirements of Nuveen Investments, Inc.’s Records Management Program.

VII. Policy Administrators

NAM Legal

Compliance

Investment Heads

VIII. Policy Owner

Compliance

Amended:	December 7, 2012
July 30, 2013 June 5, 2014

Nuveen Asset Management, LLC

Soft Dollar Policies

Effective Date: January 1, 2011, as last amended June 5, 2014

I. Summary

Nuveen Asset Management, LLC (“NAM”) has adopted the following policies in connection with soft dollar services:

☐	Approved services will be reviewed at least annually by the Brokerage Practices Committee (“BPC”) for compliance with applicable policies and other legal, industry and regulatory guidance;

☐	NAM will not direct brokerage in consideration for sales of shares of any investment company that it advises;

☐	Third-party products and services with hard-dollar costs of less than $10,000 will not be considered for soft dollar approval;

☐	Soft dollars will not be used to correct trade or order errors;

☐	Soft dollars will not be generated through the use of an affiliated broker-dealer; and

☐	NAM shall provide, upon request, to its clients details, exceptions and general information regarding approved soft dollar services.

Designated personnel involved with updating NAM’s Form ADV are required at least annually, to assess and update, as appropriate, all disclosure associated with NAM’s soft dollar polices.

II. Policy

The following policies have been adopted by NAM’s BPC to govern soft dollar arrangements. Notwithstanding any other provision of this policy, NAM will only: (i) enter into soft dollar arrangements for research (“Research”) or brokerage services that fall under the safe harbor of Section 28(e) of the Securities Exchange Act of 1934; and (ii) pay commissions for a soft dollar arrangement in a manner consistent with its obligation to seek best execution. NAM has adopted the following specific policies:

A.	NAM will not enter into any soft dollar arrangement with an affiliated broker- dealer; and NAM will not acquire third-party products and services in a soft dollar arrangement if the hard dollar cost is less than $10,000.

B.	NAM may cause an account to pay a broker-dealer a commission higher than that which another broker-dealer might have charged for effecting the same transaction in recognition of the value of brokerage and Research provided by the broker-dealer; provided that it has determined, in good faith, that the amount of such commission is reasonable in relation to the value of the brokerage and Research provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of NAM in managing its accounts.

C.	In evaluating whether the broker-dealer “effecting” the transaction has “provided” the brokerage or Research, as required by Section 28(e), NAM will follow guidance set forth in SEC Release 34-54165 “Commission Guidance Regarding Client Commission Practices under Section 28(e) of the Securities Exchange Act of 1934” (July 18, 2006) and any SEC or staff guidance on the topic issued subsequent thereto. This will require NAM to receive the brokerage or Research (i) directly from the executing broker-dealer or from a broker-dealer that has a correspondent clearing arrangement with the executing broker-dealer; (ii) indirectly from the executing broker-dealer who has agreed to be obligated to a third-party producer of the brokerage or Research, or (iii) indirectly from the executing broker-dealer who has agreed to make prompt payment to a third-party provider at NAM’s direction, after taking reasonable steps to assure itself that the payment is for product or services that qualify as Research or brokerage under Section 28(e).

D.	As a general matter, any brokerage or Research NAM receives from broker-dealers and other institutions is used to service all of NAM’s accounts. Particular brokerage or Research, however, may not be used to service each and every client account, and may not benefit the particular accounts that generated the brokerage commissions used to pay for brokerage or Research. In allocating the benefits of the Research or brokerage services that NAM obtains using the commissions generated by one or more of its advisory accounts, NAM shall consider the fairness thereof with respect to all advisory accounts receiving such benefits and generating such commissions, taking into consideration such things as: (i) collaboration among the investment teams investing in the same and different asset classes; (ii) the relative amount of total commissions used to acquire Research or brokerage services that directly benefits accounts that do not generate such commissions; (iii) practical limitations and inefficiency of allocating commissions from specific accounts for specific Research or brokerage services; (iv) disclosure of soft dollar practices to advisory clients; and (v) other relevant factors.

E.	NAM will maintain a complete list of all third-party soft dollar arrangements, including details as to the following:

1.	Research or brokerage provided;

2.	Executing broker-dealer providing such Research or brokerage;

3.	Non-binding target amount of soft dollars to be paid on an annual basis for such Research or brokerage; and

4.	Conversion ratio, in the case of third-party Research or other Research or brokerage that has a hard dollar price.

F.	NAM may acquire Research or brokerage in soft dollar arrangements that are also used by NAM for purposes other than providing assistance to its investment decision-making process (a “mixed-use” product or service) or execution. In such circumstances, NAM will make a good faith effort to allocate the cost of the product or service between soft dollars and hard dollars (cash). To ensure that its practices with respect to mixed-use products and services are consistent with its fiduciary responsibilities to its clients, and to address the potential conflict of interest inherent in such arrangements, the BPC shall determine whether mixed-use services may be acquired, and if acquired, shall make an appropriate determination of the allocation between soft dollar and hard dollar payments for such products and services.

G.	At least annually, the BPC shall review the amount and nature of the brokerage and Research products and services discussed above, as well as the extent to which such services are relied upon, and shall review the non-binding total commission targets for the broker-dealers on the basis of such considerations. This analysis, the targets and any adjustments in the targets are approved by the BPC with input from the firm’s portfolio managers, analysts and traders.

H.	NAM may not make binding commitments as to the level of brokerage commissions it will allocate to a broker-dealer, nor does it commit to pay cash directly to the vendor of a product or service if the informal targets are not met. The form of each contract entered into in connection with a soft dollar arrangement must be approved by NAM’s Legal Department.

I.	At least annually, the BPC shall review NAM’s use of commissions to obtain soft-dollar Research or brokerage for the benefit of all of NAM’s clients to assess whether certain non-commission-generating clients are representing a disproportionate percentage of NAM’s assets, and to ensure that commission-generating clients are not unfairly bearing all of the soft dollar-related costs of obtaining soft dollar Research for the benefit all of NAM’s clients.

III. Soft Dollar Commissions

A.	Process & Procedures

1.	Roles and Responsibilities. The tasks related to soft dollar administration are distributed throughout NAM as follows:

a.	Nuveen Global Operations Department (“NGO) - Responsible for overall management of the soft dollar process through BPC with respect to third-party products and services, including:

i.	Establishing/managing vendor and soft dollar broker-dealer relationships;

ii.	Negotiating ratios and fees;

iii.	Coordinating with the Legal and Compliance Departments;

iv.	Reviewing and signing contracts that have been approved as to form by the Legal Department;

v.	Working with the Head of Equity Trading to select brokers through which (a) third-party soft dollar products and services will be obtained and (b) commission sharing arrangements are established for compensating providers of research;

vi.	Monitoring user lists for soft dollar products and services;

vii.	Adding and removing users as appropriate;

viii.	Participating in estimating/forecasting payments;

ix.	Making recommendations on service changes;

x.	Identifying and evaluating mixed-use products and services and establishing a preliminary allocation of soft dollar and hard dollar costs for such products and services;

xi.	Monitoring and reconciling actual soft dollar expenditures to budget on a quarterly and annual basis;

xii.	Providing commission targets for selected brokers to the equity trading desk;

xiii.	Reporting soft dollar status to the BPC;

xiv.	Directing the preparation of reporting with respect to soft dollars, including reports to the board of directors of investment companies advised by NAM; and

xv.	Maintaining appropriate records relating to the soft dollar program.

b.	Compliance Department - Responsible for monitoring compliance of the soft dollar program with NAM’s soft dollar policies and procedures as well as applicable laws and regulations, reviewing each proposed acquisition of a third-party product or service in a soft dollar arrangement to ensure that it constitutes brokerage or Research, as defined in these soft dollar policies.

c.	Legal Department - Responsible for reviewing and approving the form of all contracts involving soft dollar products and services.

d.	Head of Equity - Responsible for working with the Head of Equity Trading in identifying broker-dealer selection for proprietary research. The Head of Equity or respective designee leads the broker vote process, which is used to determine the “value” of proprietary brokerage or Research provided to NAM. The Head of Equity or his/her respective designee also oversees the voting results.

e.	Senior Investment Managers - Responsible for reviewing all requests for acquisition of any third-party product or service under a soft dollar arrangement prior to presentation to the BPC for approval. Responsible for approving a determination that the value of any such product or service is reasonable in relation to the amount of commissions paid. Responsible for approving, on at least an annual basis, the soft dollar products and services utilized within their organizations, including a reaffirmation of the determination that the value of each product or service is reasonable in relation to the amount of commissions. Responsible for considering the cancellation of a soft dollar product or service when a similar or potentially redundant soft dollar product or service is added to NAM’s soft dollar program.

2.	Third-Party Research Request

a.	A requestor will determine they have a need for a brokerage or Research service or product. The requestor will discuss with his/her Senior Investment Manager to: 1) determine if the service or product, or something reasonably similar, is already available within NAM; and 2) evaluate the soft dollar cost of the service or product versus the benefit of the service or product and determine if it is a reasonable request. The requestor will contact the Nuveen Fund Advisors, LLC Soft Dollar Administrator (“NFAL Soft Dollar Administrator”) to discuss the request and will provide the following information:

i.	Name of service;

ii.	Description of service and how it will be used;

iii.	Contact name and phone number of vendor;

iv.	List of potential users;

v.	Approximate cost; and

vi.	Names of appropriate Senior Investment Manager(s) already consulted.

b.	If the hard dollar (cash) cost of the service is less than $10,000 annually, the service will not be eligible for acquisition with soft dollars. With respect to requests for products and services that exceed the $10,000 minimum, the NFAL Soft Dollar Administrator will consult with the Senior Investment Managers, as appropriate, regarding the request. If the Senior Investment Managers determine that the request is reasonable, the NFAL Soft Dollar Administrator will initiate the “Soft Dollar Expense Request/Approval Form” (see Attachment A), and follow the procedures listed below.

i.	Contact the Compliance Department, which shall evaluate the service for eligibility under Section 28(e) and consistency with NAM’s policy, including any mixed-use analysis.

ii.	Contact the Legal Department for review of any agreement in connection with the product or service.

iii.	If necessary, contact the Chief Technology Officer (or her designee) to review the product or service for compatibility with existing infrastructure.

iv.	The NFAL Soft Dollar Administrator will gather all of the necessary information regarding the product or service and present the request at the next BPC meeting for review and approval, including the following:

a)	A sample contract with pricing addendum;

b)	A sample of output for the product or service, as well as any marketing materials describing the service or product; and

c)	A completed Soft Dollar Expense Request/Approval Form signed by the requestor, the requestor’s manager, the Head of Equity, Compliance and the NFAL Soft Dollar Adminstrator.

v.	The BPC will evaluate and approve or deny the request for inclusion of the product or service in NAM’s soft dollar program.

Note: If the Head of Equity and NFAL Soft Dollar Administrator do not deem the request to be reasonable, the requestor may go directly to the BPC for approval. The Compliance Department must review and evaluate each request for a new soft dollar product or service, before it is submitted to the BPC for approval.

3.	Proprietary Brokerage and Research

The broker vote is the process used to determine the “value” of proprietary brokerage or research provided to NAM, which ultimately benefits the fund shareholders and/or institutional/private clients. The purpose of the broker vote is to evaluate the effectiveness of those brokers that provide brokerage or Research to NAM and to ensure that the results of such evaluation correlate with their compensation for the value of that brokerage or Research. Based on the number of votes that a specific broker receives, a commission “target” is set to compensate that broker for brokerage or proprietary research provided to NAM.

a.	Vote Process: The broker vote process is led by the Head of Equity or his designee, who also oversees the voting results.

i.	Participants include equity fund managers, equity traders, and equity analysts.

ii.	Each participant receives a specific number of points that they can give to the brokers of their choice.

iii.	Each point is assigned a value based on the estimated commission contribution from the related style.

iv.	In addition to assigning points to the broker, everyone is asked to provide an explanation as to why they selected that broker and whether they have a relationship (family or other) with anyone employed by the broker that could be perceived as a conflict of interest.

b.	Allocation of Commissions: The amount of commissions that are available to be allocated for proprietary brokerage or Research is determined using the following calculation:

Projected Total Commissions (excluding IPOs/Client Directed)

Projected Comm. for Third-Party Research

Projected Comm. for Electronic or other Non-Traditional Trading

= Commissions to Allocate for Broker Vote

The final step in allocating commissions, once the pool has been determined, is to calculate the points and their value to generate the proposed targets for each broker.

Based on the recommendation of the Head of Equity Trading and in accordance with SEC guidance in Release No. 34-54165; File No. S7-13-06, NAM may compensate broker-dealers for proprietary research through client commission arrangements pursuant to which designated executing broker-dealers agree to make payment to providers of research as directed by NAM. These arrangements, referred to as commission sharing arrangements, are reviewed by the BPC on an annual basis.

4.	Annual Review of Services

a.	Proprietary Services. The annual review of proprietary services is conducted through the broker vote process described above and the annual confirmation by the Head of Equity and the Head of Research.

b.	Third-Party Services. The BPC reviews and approves all third- party soft dollar products and services on at least an annual basis. If the use of any service is deemed no longer appropriate, the committee will determine whether the service should be cancelled or moved to hard dollars.

i.	The NFAL Soft Dollar Administrator will prepare a summary report regarding all third-party products and services acquired in connection with a soft dollar arrangement for review by the BPC. The BPC will make a determination regarding each product or service in relation to the Section 28(e) safe harbor, and will review any mixed-use allocations for appropriateness.

ii.	The NFAL Soft Dollar Administrator will distribute the complete list of third-party soft dollar products and services to the BPC prior to meeting. That list will include description of service, hard dollar costs, user(s), and, if applicable, the mixed-use allocations. The NFAL Soft Dollar Administrator shall also provide the BPC a copy of budgeted and actual brokerage use, as well as target and actual soft dollar accounts for each broker.

iii.	The BPC will approve each product and service that it determines is eligible to be acquired in a soft dollar arrangement. The BPC will review the report distributed by the NFAL Soft Dollar Administrator, and will discuss the services at the meeting to determine if any product or service is no longer Research or brokerage or otherwise not eligible for acquisition under Section 28(e) or NAM’s policies and procedures.

5.	Annual Mixed-Use Evaluation. The BPC shall review all services at least annually for possible mixed-use designation. The review will consider the following:

a.	If products and services are used solely for brokerage or Research purposes.

i.	If yes, not mixed-use;

ii.	If no, potential mixed-use, proceed to step b.

b.	If service or product can be used for non-brokerage or non- Research activities, evaluate actual users to ensure that all users both participate in the brokerage or Research process and use this module for brokerage or Research purposes only.

i.	If yes, not mixed-use;

ii.	If no, service is mixed-use, proceed to step c to determine allocation percentage.

c.	To determine mixed-use allocation percentage:

i.	If it is a system that has separate module costs, the costs associated with the modules that contribute to the brokerage or Research processes are the only costs eligible for soft dollars. If there are ineligible users that use the eligible modules, a further determination of the percentage of the module cost that is appropriate must be made and documented.

ii.	If it is a system that does not have separate module costs, use the number of users as the basis for the allocation. The actual calculation to determine soft dollar allocation percentage is:

Number	of eligible users / total users

iii.	There may be exceptions to the recommendations above, and in those instances a reasonable methodology must be applied and approved by the BPC.

d.	Complete a mixed-use matrix that summarizes the review process.
Additionally,	the mixed-use matrix identifies the potential hard dollar impact of the changes being proposed.

After the review has been completed, the recommendations will be presented to the BPC for review, discussion and approval. After the recommendations are approved, the NFAL Soft Dollar Administrator will make all of the necessary changes to the soft dollar budget and work with the Controller to capture all hard dollar budget impacts. Additionally, the BPC shall annually review and validate and/or update its mixed-use allocation methodology.

IV. Cancellation of Services or Products

The cancellation of a service or product may originate with a user, a Senior Investment Manager, the NFAL Soft Dollar Administrator, the Chief Technology Officer or the Chief Compliance Officer. Examples of why a product or service might be cancelled include, but are not limited to, the following:

A.	If a service is used by a single user and the user terminates employment with NAM—the Soft Dollar Administrator will identify this situation and recommend that the service be terminated. The NFAL Soft Dollar Administrator will confirm cancellation of the service with the Senior Investment Manager of the user before canceling the service.

B.	If a service is identified as redundant with another service or no longer of meaningful value—the Senior Investment Manager of the department that utilizes the service will recommend that the service be cancelled.

C.	If a service is due for renewal and the vendor increases the cost, the NFAL Soft Dollar Administrator will discuss with the appropriate Senior Investment Manager(s) whether the service is worth the additional cost. The Senior Investment Manager(s) may decide to cancel the service.

D.	If a compliance concern arises with regard to the continuation of a service or product, the Chief Compliance Officer or his/her designee will recommend that the service be cancelled.

After the decision is made to cancel a service, the NFAL Soft Dollar Administrator will work with the vendor and broker-dealer to cancel the service. The service cancellation will be communicated at the next BPC meeting.

V. Recordkeeping

The NFAL Soft Dollar Administrator will retain all documentation created in conjunction with these Policies and Procedures with respect to third-party products and services. The Head of Equity will retain all documentation created in conjunction with these Policies and Procedures with respect to proprietary products and services. The Compliance Department will retain all documents and records relating to its monitoring activities. All documents created in conjunction with these Policies and Procedures will be retained pursuant to the requirements of Nuveen Investments, Inc.’s Records Management Program.

VI. Policy Owner

Brokerage Practices Committee

VII. Responsible Parties

NGO

Compliance Department

Legal Department

Head of Equity

Senior Investment Managers

Controller

NFAL Soft Dollar Administrator

ADV Review Team

Chief Technology Officer

Last amended:	December 7, 2012
October 24, 2013
June 5, 2014

SOFT DOLLAR EXPENSE REQUEST/APPROVAL FORM

Instructions and Explanation of Process:

A. Provide information for Part 1 and 2 of this Request/Approval Form (Form) to the Soft Dollar Administrator.

B. Obtain the signature of your direct manager and re-submit the Form to the Soft Dollar Administrator for completion of Part 3; Compliance will review.

C. The requested product/service will then be considered by the Brokerage Practices Committee for payment with soft dollar credit.

D. All necessary arrangements between vendors and brokers for approved products and services will be set by the Soft Dollar Administrator.

PART 1 – TO BE PROVIDED BY REQUESTOR Date of

Request: _____/_____/_____

1.	Requested by: Department:

2.	Name of Product/Service: Vendor:

Name of Contact:                                                                                       Title:

Phone/Email:

3.	Product or Service will be used for the benefit of: ___Equity Accts __Fixed Income

Other:

4.	Description of service and justification for why this service is appropriate under Section 28(e):

5.	Attach sample output of product/service (i.e. research report, screen print, product service brochure)

6.	Does this product/service require a contract, service agreement or subscriber agreement?

YES	____NO (If no, explain)

PART 2 – TO BE PROVIDED BY REQUESTOR

7. Will the product/service require additional technical review? ____YES ____NO (If “YES”, attach estimates of additional cost requirements for incorporating into existing environment, i.e. new server, phone lines, staffing implications etc. Individual providing estimate should sign and date below. Assumption is hardware expenses will be paid for with hard dollars).

Est. additional expense(s): $

BY:                                                                                               Date: ____/____/____

8. Est .hard dollar of product/service: $                                                      Frequency of Payment

    Est. additional hard expenses: $                                                                     (Annual, Quarterly, Monthly)

    TOTAL EST. Hard Dollar Cost $

9. Signature of Requestor:

    Signature of Direct Manager:

Forms missing the signature of Direct Manager will not be processed.

PART 3 – TO BE COMPLETED BY SOFT DOLLAR ADMINISTRATOR

10. Is product/service a “mixed-use” service: ____YES ___NO (If “Yes”, attach Soft Dollar Mixed Use Allocation documentation.)

(Make selection from Approved Broker List)

Paying Broker:                                                       Soft Dollar Ratio:                                               (This ratio is likely to change overtime)

Reviewed by:

Date: ____/____/____
NFAL Soft Dollar Administrator
Date: ____/____/____
Compliance
Date: ____/____/____
Head of Equity

Forms missing signatures from the NFAL Soft Dollar Administrator, Compliance and the Head of Equity will not be processed.

PART 4 – BROKERAGE PRACTICES COMMITTEE             Date initially reviewed by Brokerage

Practices Committee: _____/_____/_____

Product/Service _____Approved             _____Denied ____Ratified

COMMENTS AND USER NAMES:

Nuveen Asset Management, LLC

Trade Error Correction Policies and Procedures

Effective Date: January 1, 2011, as last amended June 5, 2014

I. Introduction

These policies and procedures (this “Policy”) of Nuveen Asset Management, LLC (“NAM”) address NAM’s response to errors that may occur in the investment decision-making process and errors that may occur in implementing investment decisions, as well as errors that occur in the execution of investment management responsibilities.1

II. Policy

NAM’s policy is to take the utmost care when making and implementing investment decisions on behalf of client accounts. To the extent that any errors occur, they are to be (i) promptly reported to the appropriate manager and Nuveen Global Operations (“NGO”); (ii) corrected as soon as practicable; and (iii) scrutinized carefully with a view toward minimizing future errors and improving NAM’s internal policies and procedures. In all cases, NAM’s policy is that no client suffers harm from errors for which NAM is responsible.

III. Definitions

For purposes of this Policy:

A. An error may occur in the investment decision-making process when, for example, a portfolio manager makes a decision to purchase a security or an amount of a security that violates an investment restriction. For purposes of this policy, “investment restriction” means only those restrictions: (i) set forth in a prospectus or statement of additional information; (ii) established under applicable law or regulation or (iii) established contractually with a separate account client.

B. An error may also occur in the trade execution process, such as a buy order executed as a sell (or vice versa), a trade executed in the wrong account, or a security other than that which the portfolio manager ordered is purchased or sold. Such errors may be committed by the NAM trading desk(s), the broker-dealer, or a registered representative of the broker-dealer.

For purposes of this policy, errors both in investment decision-making and trade execution are referred to as “Trade Errors.”

C. The “Error Owner” is the person who takes responsibility for resolving the Trade Error. The Error Owner implements, and ensures that other employees implement, approved corrective action(s) to resolve and process a Trade Error. Among other things, corrective action typically includes executing correcting trades and preparing required documentation.

[1]	Overdrafts are not considered errors under this Policy. The oversight of overdrafts is handled independently by each business unit.

IV. Responsibilities

A. Each employee of NAM that discovers any transaction or other circumstance that is or may be considered a Trade Error, is responsible for reporting the transaction or circumstances to his or her manager and to NGO.

B. NAM’s Brokerage Practices Committee (the “BPC”) has overall responsibility for reviewing Trade Errors. The BPC also shall review any revisions to this Policy.

C. NGO is responsible for supervising the investigation of the circumstances of all Trade Errors and potential Trade Errors. In exercising this responsibility, NGO may review the circumstances of the Trade Error, or it may direct another department (including the department that may have caused the Trade Error) to conduct the review and will monitor that department’s review. In either instance, NGO will assist the Error Owner with the Trade Error resolution process. In particular, NGO is responsible for:

1.	Determining, to the extent possible, the circumstances that produced a Trade Error;

2.	Assuring that the calculation of any loss or gain is made accurately and is consistent with this Policy;

3.	Making and maintaining an appropriate record of its actions in tracking, investigating and resolving all Trade Errors;

4.	Reviewing all events reported or detected as potential Trade Errors to provide guidance and supervision to the affected departments during the error correction process and, if appropriate, assisting NAM in revising existing internal procedures or implementing new internal procedures to prevent or discourage similar Trade Errors; and

5.	Reporting Trade Errors to the BPC at regularly scheduled meetings.

D. Compliance is responsible for performing a review of Trade Errors. Its review shall occur monthly for the previous month’s Trade Errors. This review is to include checking for appropriateness of resolution, looking for trends, and determining whether changes to NAM’s internal policies or procedures are necessary. The Compliance Department is also responsible for ensuring that any Trade Errors that generate compliance exceptions are resolved in accordance with applicable policies and procedures.

V. Procedures

A. Identification of Trade Error. The Error Owner should immediately determine if the Trade Error involves trades that have settled into client accounts, or if the trades are still in pre-settlement status, and follow the applicable procedures outlined below. The Error Owner shall determine all of the underlying facts surrounding the potential Error, and prepare appropriate reports. If it is determined that a Trade Error occurred, this information will be captured in the Error Database ..If compensation of a client is required, the Error Owner will follow NAM’s procedures for loss write-off and recovery.

B.	Correction of Trade Errors.

1.	Generally. The analysis of actual and potential Trade Errors is frequently complex and may involve the expertise of many departments. NGO will participate in the assessment of potential Trade Errors and will seek guidance from the Compliance Department, Legal Department or appropriate business unit(s) as necessary. When correcting a Trade Error, NAM will apply the following principles:

a.	Trade Errors should be corrected as soon after discovery as reasonably practicable.

b.	Trade Error detection, correction and valuation may be subject to interpretation and the consent of the client or client’s advisor involved. Subject to legal obligations and applicable fiduciary duties, Trade Error correction methodologies that are approved by the client may be implemented under this Policy. Copies of information regarding specific error resolution, including any communication with the client or client’s advisor, will be retained in the client file.

c.	Careful attention should be given, in consultation with the Legal Department if necessary, to the manner and content of all disclosure to any affected client.

d.	The impact, if any, on the performance of an account due to a Trade Error, or the manner and timing of its correction, should be considered and any appropriate adjustments made to portfolio records, performance calculations and advertising materials.

2.	Prior to Settlement. A Trade Error that is discovered prior to the time that a trade has settled may be corrected by canceling the trade with the broker-dealer, by reallocating the trade to other client accounts, or through other corrective action(s). Every effort should be made to affect resolution of a Trade Error prior to trade settlement date.

a.	Canceling of Trade. If possible, Trade Errors should be corrected by working with the executing broker-dealer to cancel the trade. Trades should be canceled with no detriment or expense to the client and no quid pro quo to the broker-dealer.

b.	Reallocation to Other Client Accounts. There may be circumstances where reallocation of securities that are the subject of a Trade Error is in the best interest of all relevant clients. A Trade Error in one client’s account may be corrected through a reallocation or other transfer of securities to another client’s account only if such reallocation or other transfer:

i.	Represents a Legitimate Investment Decision (as defined below) on behalf of each account involved;

ii.	Is done without loss or other disadvantage to the transferee account;

iii.	Is to other accounts that were included in the original allocation, except that for SMAs, NAM may redirect the allocation of the subject securities to the account of another client, subject to approval by the portfolio manager responsible for the account. If an ERISA account is buying or selling as part of an error correction, please consult Legal and Compliance Department prior to undertaking any error correction.;

iv.	Takes place prior to settlement of the transaction; and

v.	Has been previously approved by the portfolio manager responsible for the account.

For purposes of this Policy, a “Legitimate Investment Decision” means a trade that is: (i) in the best interest of the client; and (ii) one the portfolio manager would have made in absence of the Trade Error.

c.	Other Corrective Actions. If appropriate, a Trade Error that is discovered prior to settlement may also be corrected by selling or repurchasing the security that was the subject of the Trade Error. Where correction of a Trade Error requires further trading, there should be an orderly disposition (and/or acquisition, as applicable) of the securities in question.

3.	Subsequent to Settlement. For Trade Errors that are discovered subsequent to the time the trade has settled into a client account, a preliminary determination shall be made as to whether a correcting trade or other corrective action should be initiated.

d.	Generally, a Trade Error that is discovered subsequent to the time the trade has settled into a client account should be corrected by selling or repurchasing the security that was the subject of the Trade Error. However, where appropriate, a Trade Error may be corrected by effecting a transaction in a different security. Alternative correction methods may be utilized with the written consent of the Compliance Department. Where correction of a Trade Error requires further trading, there should be an orderly disposition (and/or acquisition, as applicable) of the securities in question.

e.	For a Trade Error in SMAs that is discovered subsequent to the time the trade has settled into client accounts, NAM will generally direct such securities to an error account maintained at the sponsor firm.

VI. Valuation of Trade Errors

A. The gain or loss incurred as a result of a Trade Error shall be determined by the change in value of an approved measure (consistently applied) between the time the Trade Error occurred and the time it was corrected (or otherwise ceased to exist). For this purpose, the time that the Trade Error occurred generally shall be the time of the transaction (or, if applicable in the case of a failure to effect a transaction, market movement) that caused the Trade Error. The measure of gain or loss to a client shall ordinarily be calculated by reference to the security whose purchase or sale resulted in (caused) the Trade Error as follows:

Value of position at time of the Trade Error

Less Value of position at time of correction

Equals                Gain(Loss)

B. In appropriate circumstances a Trade Error may be corrected by selling a security other than the security that caused the Trade Error. In such circumstances, the value of the position at the time of correction is determined with reference to the security that caused the Trade Error. The value of that security at the time of correction shall generally be deemed to be the security’s last preceding independent sale price. If there has been no sale that day, the price will be the average of the current bid and offer. If NAM believes a Trade Error valuation to be inaccurate, it may, with the prior written consent of NAM’s Chief Compliance Officer and the Legal Department, establish a different price, provided that such price is fair to the account(s) involved and that documentation of the reason(s) for the pricing is maintained by NGO.

C. NAM may, in appropriate circumstances, as determined by the BPC in consultation with the Legal Department and NAM’s Chief Compliance Officer, use other measures of loss. Such measures may include but are not limited to the change in value of an index against which the account had been managed, or in the net asset value (“NAV”) of the account. Gains or losses may also take account of changes in interest and foreign exchange rates, and may be subject to netting, as discussed below.

VII. Reimbursement of Clients; Netting of Gains and Losses

A. All losses suffered by a client as a result of a Trade Error for which NAM is responsible are to be reimbursed by NAM. All gains realized by an account as a result of a Trade Error caused by NAM that has settled in the account are to remain in the client’s account, unless legal or regulatory considerations prevent the account from retaining such gains, or unless otherwise instructed by a client or the client’s advisor. NAM may net gains and losses within a client account where more than one transaction must be effected to correct one or more Trade Errors, or where paired or related transactions were effected and only a portion of the paired or related transaction represented the Trade Error. (e.g., a foreign exchange transaction in connection with a transaction in a foreign security, a hedged position against the Trade Error transaction or a consistent misapplication of a client restriction) and other appropriate circumstances as determined by the appropriate business unit(s) and NGO, in consultation with the Legal Department and/or Compliance.

B. All compensation payments to be made to clients must be approved by the head of the department responsible for the Trade Error and the cost center manager to whose budget the error will be assigned. As is necessary to facilitate the posting of and accounting for gains or losses, NAM will follow NAM’s procedures for loss write-off and recovery.

VIII. Records of Trade Errors

Once the correcting trades have been executed, the following steps must be taken to ensure that account adjustments and documentation are complete and appropriate:

A. Error Database: NGO shall maintain Error Databases for the purposes of Trade Error documentation, tracking of resolution and review.

B. The Trade Error record shall include facts and circumstances relevant to Trade Errors and their resolution.

All documents created in conjunction with these Policies and Procedures will be retained pursuant to the requirements of Nuveen Investments, Inc.’s Records Management Program.

X. Policy Owner

Compliance

NGO

BPC

XI. Responsible Parties

NGO

Compliance

BPC

CCO

Legal Department

Finance Department

Last Amended: December 7, 2012

                           June 5, 2014

Nuveen Asset Management, LLC

Institutional Account Valuation Policies and Procedures

Effective November 6, 2012, as last amended July 30, 2013

I. Overview

The following policies and procedures have been adopted by Nuveen Asset Management, LLC (“NAM”) to govern the valuation process for securities held in institutional accounts managed by NAM (“Institutional Account Securities”).

Securities held in separately managed accounts maintained on a platform offered by other financial intermediaries, sometimes referred to as SMA accounts, are subject to Nuveen Asset Management, LLC Valuation Policies and Procedures for Investment Advisory Accounts Maintained on the APL Portfolio Accounting System and are not subject to these policies and procedures.

Additionally, this Policy does not apply to securities held in funds or accounts sub-advised by NAM under circumstances where the adviser for such fund or account has undertaken responsibility to value securities held in the portfolio. Such accounts include, without limitation, securities held in: (i) Nuveen sponsored funds, products offered through bank collective trusts where Nuveen Fund Advisors, LLC (“NFAL”) is appointed as adviser by the trustee and in funds pursuant to the European Communities (Undertaking for Collective Investments in Transferable Securities (“UCITS”)), collectively referred to as “Nuveen Funds”; and (ii) registered investment companies or other pooled investment vehicles sub-advised by NAM and advised by an unaffiliated investment manager.

The Nuveen Funds are subject the Nuveen Funds and Nuveen Fund Advisors, LLC (“NFAL”) Valuation Policies and Procedures (the “NFAL Valuation Policies”).

II. Roles and Responsibilities

Responsibilities related to pricing of Institutional Account Securities are as follows:

Nuveen Global Operations Data Management Team (“NGO”) – NGO is responsible for administering daily securities pricing files obtained from independent pricing services, identifying and addressing production issues and negotiating pricing service contracts. NGO works closely with the Nuveen Securities Valuation Team (defined below) in Nuveen Investment Services to resolve price file exception items and apply fair value prices.

Nuveen Securities Valuation Team (“SVT”) – SVT administers the NFAL Valuation Policies and is responsible for daily activities that ensure securities pricing for the Nuveen Funds is reflective of current market value, including production and review of certain valuation reports and administering price challenges with the pricing services. SVT manages the relationships with the pricing services and conducts periodic due diligence meetings and service level assessments.

NAM Valuation Committee – The NAM Valuation Committee determines the fair values of Institutional Account Securities not held in a Fund for which prices have been determined not to be (i) available or (ii) reliable (“Fair Value Determinations”), reviews Fair Value Determinations made with respect to Institutional Account Securities held in a Fund, and receives reports from SVT related to price challenges and other valuation-related matters as it deems appropriate.

III. Pricing Procedures

General

Except with respect to municipal debt securities, all Institutional Account Securities which are also held in a Nuveen Fund will be priced using the Nuveen Fund price in accordance with the hierarchy set forth in the NFAL Valuation Policies, a copy of which is attached hereto as Exhibit A1. Municipal debt securities that are Institutional Account Securities will be priced at the evaluated bid price provided by a pricing service. NAM will use the same pricing services for valuing Institutional Account Securities as those that have been approved by the Nuveen Funds’ Board of Directors for pricing the securities held by the Nuveen Funds.

If an Institutional Account Security is also held in a Nuveen Fund, and a price cannot be obtained using the hierarchy set forth in the NFAL Valuation Policies, or if SVT determines in accordance with the NFAL Valuation Policies that such price is not reliable, then a Fair Value Determination will be made in accordance with the NFAL Valuation Policies by SVT.

If an Institutional Account Security is not held in a Nuveen Fund, and a price cannot be obtained using the hierarchy set forth in the NFAL Valuation Policies, or if it is determined that such price is not reliable, then NAM, with the assistance of SVT, will attempt to make a Fair Value Determination using a fair value methodology set forth in Appendix C to the NFAL Valuation Policies. If a fair value determination in accordance with such methodology cannot be made, SVT will notify the NAM Valuation Committee that the price for such security is not available or is not reliable, and upon a recommendation by SVT, the NAM Valuation Committee will make a Fair Value Determination based on an alternative methodology with respect to such security.

SVT will provide to the NAM Valuation Committee a semi-annual report on all Fair Value Determinations of Institutional Account Securities made by SVT.

Price Challenges

Price challenges will be made in accordance with the NFAL Valuation Policies.

[1]	Exhibit A will be deemed to be amended whenever the NFAL Valuation Policies are amended, unless the NAM Valuation Committee affirmatively acts to reject such amendment.

Fair Value Methodologies

Any Fair Value Determinations made by the NAM Valuation Committee shall be made in accordance with the NFAL Valuation Policies.

IV. NAM Valuation Committee

NAM has established the NAM Valuation Committee made up of the following individuals:

•	NAM’s President;

•	NAM’s Head of Research;

•	NAM’s General Counsel and Chief Operating Officer; and

•	Nuveen Investments, Inc.’s Head of Securities Valuation.

Representatives from Compliance, NGO and SVT shall be invited to attend NAM Valuation Committee meetings, but shall not have voting power. A Representative from SVT will prepare an analysis and recommendation for all Fair Value Determinations to be made by the NAM Valuation Committee.

The NAM Valuation Committee will meet, as necessary, for purposes of making Fair Value Determinations and will meet periodically (no less than semi-annually) to review valuation-related reports prepared by SVT and to discuss and resolve potential issues. For purposes of holding such a meeting, two out of three voting members of the NAM Valuation Committee will constitute a quorum.

V. Record Retention Requirements

NGO, on behalf of NAM, retains a record of prices received from all primary vendors and a record of all manual pricing requests for a period of seven years. The vendor supplied files are retained electronically on the network in their received format. The manual request documents and all supporting documentation are retained in the month-end pricing folder maintained by NGO. These folders are kept on location for a period of two years and then sent to off-site storage for the remainder of the retention time frame.

VI. Policy Owner NAM

Valuation Committee

VII. Responsible Parties

NAM Valuation Committee

Nuveen Global Operations

Nuveen Securities Valuation Team

Nuveen Compliance

Effective:	November 6, 2012 As
amended:	December 7, 2012
March 14, 2013 July 30, 2013

Exhibit A

NFAL Valuation Policies – APPENDIX C

Approved Fair Value Methodologies

The following fair value methodologies have been approved by the Valuation Committee for use in valuing portfolio instruments when prices are not available from independent pricing services, broker-dealers or other approved pricing services, or when such prices are determined to be unreliable. The Securities Valuation Team is authorized to use these methodologies to value portfolio instruments, subject to the periodic reporting requirements set forth in the Valuation Policies and Procedures and to the oversight of the Valuation Committee and the Audit Committee.

1.	Portfolio Instruments Priced Pursuant to an Internal Model

•      Municipal Auction Rate Securities Municipal auction rate securities shall be valued using an internally-developed discounted cash flow model which utilizes appropriate swap rates and credit spreads for comparable fixed rate bonds.

•      Municipal Tender Option Bonds, Municipal Inverse Floating Rate Securities or Residual Municipal Securities (Collectively, “Municipal Inverse Floaters”) – Municipal inverse floaters shall be valued by utilizing the cash flow method of valuation. Under the cash flow method, the fair value of the inverse floater is determined by subtracting the notional par amount of the inverse floater from the market value of the underlying municipal bond (the market value of the underlying municipal bond is determined by utilizing the most recent price obtained from the pricing service). The difference is then divided by the notional par amount of the inverse floater and then reflected as a percentage of par.

2.	Portfolio Instruments Priced Pursuant to an Independent, Standardized Model

•      Over-the-Counter (“OTC”) Derivative Instruments – OTC derivative instruments shall be valued through the use of independent, standardized valuation calculators or models commonly available through Bloomberg and inputting the economic terms and conditions of the transaction. The following Bloomberg models have been approved for use in determining fair valuations for the indicated OTC derivative instruments:

Credit Default Swaps – “CDSW” (Credit Default Swap)

Currency and Commodity Options – “OVML” (Option Valuation Model)

Currency Forwards – “FRD” (Spot and Forward Rate Calculator)

Equity Options – “OVME” (Option Valuation Model for Equity)

Equity Reverse Convertible Instruments – “OVSN” (Option Valuation/Structured Notes)

Interest Rate Swaps – “SWPM” (Swap Manager)

Total Return Swaps – “TRSW” (Total Return Swap)

•      Customized OTC Basket Options – OTC options based on a customized basket of securities or market index shall be valued using the Bloomberg option calculator (“OVME”), using the implied volatility from an equivalent strike price on the S&P 500 index, and the underlying index price. The underlying index price shall be monitored through use of the Bloomberg Custom Index function (“CIX”).

☐	Equity Rights and Warrants that are Non-Transferable or Subject to Resale Restrictions – Equity rights and warrants to purchase additional shares shall be valued at the intrinsic value (less discount) when the OTC equity right or warrant is nontransferable or subject to resale restrictions. The intrinsic value is determined by using the publicly-traded stock price less the subscription price. A discount of ten percent is then applied to the intrinsic value and multiplied by the right or warrant exercise ratio.

☐	Freely-Transferable OTC Equity Rights and Warrants OTC equity rights and warrants to purchase additional shares that are traded in an OTC market shall be valued using the Bloomberg Black-Scholes equity and index option calculator (“OVME”).

☐	Municipal Bonds that have been Advance Refunded or Escrowed to Maturity – Municipal bonds that have been advance refunded or escrowed to maturity shall be valued yield to worst in accordance with the terms and conditions of the bond or escrow agreement, using the Bloomberg Yield Analysis function (“YA”) and applying an applicable Bloomberg U.S. Municipal Refunded Yield Curve.

3.	Securities Subject to a Trading Halt or Suspension

☐	No Other Information Available If trading in a security has been halted or suspended prior to the close of the market in which that security is principally-traded, and no other information is available regarding the reason for the suspension from available news services or from the portfolio manager and/or investment research analyst, the security shall be valued at the last traded price on that day.

☐	Pending Corporate Action – If trading in a security has been halted or suspended prior to the close of the market in which that security is principally-traded due to a pending corporate action such as a merger, acquisition or similar transaction pursuant to which security holders will receive, for their securities, cash and/or the securities of another issuer, the security shall be fair valued using the publicly announced formula or entitlement ratio for determining the compensation to be received by the security holders in connection with the corporate action event.

4.	Securities subject to a contractual lock-up or resale restriction

☐	Private Investment in Public Equity (“PIPEs” or “PIPE Securities”) – Investments in PIPEs that are subject to a contractual lock-up period or resale restriction (period of time when the applicable shares are not freely-transferable) shall be valued by applying a discount to the current day’s last traded price for the publicly-traded security equal to the percentage point discount between the price paid for the PIPE and the publicly-traded security as of the offering date of the transaction, amortized to zero over the term of the restriction.

5.	Portfolio instruments for which price quotations are not available from a pricing service, broker-dealer, or other approved pricing source or methodology.

☐	Fixed Income Securities – Fixed income securities for which prices are not available from a pricing service, broker-dealer or other approved pricing source or methodology shall be valued using the initial deal spread (if available), until such time as the pricing service commences pricing of the security or a broker-dealer price quotation(s) is available. Such methodology shall be used provided the Securities Valuation Team is satisfied that the resultant price is reflective of current market value and no other information is available that may necessitate the use of a price or methodology other than the use of the initial deal spread. Initial Purchase Price – Other portfolio instruments for which prices are not available from a pricing service, broker-dealer or other approved pricing source or for which there is no other applicable approved fair value methodology, shall be valued at the initial purchase price until such time as an approved independent pricing service commences pricing of the security, broker-dealer price quotation(s) is available or a suitable fair value methodology is determined. The initial purchase price may be used provided the Securities Valuation Team is satisfied that the purchase price is reflective of current market value and no other information is available that may necessitate the use of a price or methodology other than the initial purchase price.

•	Implied Spread – Fixed income securities for which prices have previously been available may be valued using the implied spread derived from the most recent price quotation obtained from an independent pricing service or broker-dealer.

•	Most Recent Price – If the immediately preceding methodology cannot be applied, then a security for which a price has previously been available may be priced using the most recent price obtained from an independent pricing service, broker-dealer or other approved pricing source or methodology, provided the Securities Valuation Team is satisfied that the resultant price is reflective of current market value and no other information is available that may necessitate the use of a price or methodology other than the most recently available price.

6.	OTC Derivative Instruments on the instrument unwind, maturity or expiration date of the contract

•	Unwind Price – OTC derivative instruments for which price quotations cannot to be obtained from a pricing service, broker-dealer, or other approved pricing source or methodology on the unwind, maturity, or expiration date of the contract and that are maintained on the fund’s books and records for accounting and/or recordkeeping purposes, shall be valued at the transaction unwind price.

7.	Foreign Equities and Depository Receipts (DRs) with Inactive Trading Volume and/or Foreign Ownership Limits

•	Foreign Equities – Certain foreign countries restrict foreign ownership of equity securities. Issuers in those countries therefore may issue both shares that can be purchased by local investors (“Local Shares”) and a limited number of shares that can be purchased by foreign investors (“Foreign Shares”). Foreign Shares may at times trade infrequently and/or at a premium or discount to Local Shares. In the absence of trading volume for Foreign Shares on the valuation date, the Foreign Shares shall be valued by using the most recent premium or discount observed between the traded price of the Local Shares and the traded price of the Foreign Shares, and applying such premium or discount to the last traded price of the Local Shares. If the foreign ownership limit has not been reached and/or no recent trade premium has been observed, the Foreign Shares shall be valued equivalent to the Local Shares in accordance with Section B.6 of the Valuation Policies and Procedures.

☐	DRs – DRs traded primarily in an OTC market for which no trading volume exists on the valuation date, whose evaluated price as provided by an independent pricing service is not reflective of current market value as evidenced by an observed trading premium or discount on the underlying foreign registered shares as described above, shall be valued based upon the most recent premium or discount percentage observed between the traded price of the underlying local and the traded price of the foreign shares, if applicable. The premium or discount is then applied to the last traded price of the underlying local shares, multiplied by the number of controlling underlying shares per DR, and valued in USD. If the foreign limitation percentage has not been reached and/or no recent trade premium has been observed, DRs shall be valued by using the last traded price of the local shares, multiplied by the number of controlling DRs, and valued in USD.

Nuveen Asset Management, LLC Valuation

Policies and Procedures for Investment

Advisory Accounts Maintained on APL

Portfolio Accounting System

Effective November 6, 2012

I. Scope

This Valuation Policy applies to all accounts managed by Nuveen Asset Management, LLC (“NAM”) that are maintained on the APL portfolio accounting system (“Covered Accounts”). Such Covered Accounts generally are retail separately managed accounts (“SMA”). Other accounts managed by NAM are either (i) Funds or other collective vehicles that are sub-advised by NAM and subject to the valuation policies and procedures of the Fund or the Investment Adviser to such accounts, or (ii) institutional accounts not maintained on APL portfolio accounting system.

II. Pricing Procedures

NAM seeks to accurately value holdings in Covered Accounts when calculating advisory fees and for other purposes. NAM generally relies in good faith on prices provided by an independent third-party pricing service through direct data feeds. The reliability of the valuations provided by the independent, third-party pricing agents are reviewed periodically as described below. The following is a summary of the pricing practices NAM currently employs to determine valuation.

Sources of Pricing Information

Currently, NAM uses Standard and Poors (J.J. Kenny) for pricing municipal securities, Reuters and FT Interactive Data for pricing all other securities. NAM reserves the right to use these services or other customary third-party pricing services in order to seek greater accuracy, speed, price competiveness, operational efficiencies or other qualitative or quantitative improvements.

Pricing Challenges

If NAM determines that prices from a pricing service are unreliable due to being stale or for other reasons, such prices can be challenged using desk procedures and can be fair valued by NAM’s Valuation Committee

Fee Calculations

NAM calculates investment advisory fees based on client account holding valuations reported by third-party data sources as documented above. Such valuations may vary from time to time from those values used by an account’s custodian. Fees are charged in a manner provided in the investment advisory agreement between NAM and the client generally based on the account asset values reflected on the APL portfolio accounting system.

Performance Calculations

Valuations obtained by NAM are used to calculate performance for individual client reports (e.g., quarterly reports), as applicable, or to generate NAM performance composites for the various NAM strategies. Such valuations may vary from time to time from those values used by an account’s custodian.

For New Accounts

For new account holdings, NAM may input information on account holdings into its portfolio management system using the cost basis provided by the client, custodian or program sponsor. If cost basis is not available from the client, custodian or program sponsor, NAM generally uses the market value to establish the cost basis.

III. Record Retention Requirements

Nuveen Global Operations, on behalf of NAM, retains a record of prices received from all primary vendors and a record of all manual pricing requests pursuant to Nuveen Investments, Inc.’s (“Nuveen”) Records Management Program. The vendor supplied files are retained electronically on the network in their received format. The manual request documents and all supporting documentation are retained in the month-end pricing folder maintained by NGO. These folders are kept on location for a period of two years and then sent to off-site storage for the remainder of the retention time frame outlined in the Nuveen Record Retention Schedule.

IV. Policy Owner

NAM Valuation Committee

V. Responsible Parties

Compliance Department

SMA Operations

Fixed Income SMA Portfolio Teams

Equity SMA Portfolio Teams

Effective November 6, 2012

Nuveen Asset Management, LLC

Policy Regarding the Assignment of Ratings to Unrated Securities

Effective Date: February 21, 2014

Nuveen Asset Management, LLC (“NAM”) serves as investment adviser to investment companies, other pooled investment vehicles and institutional and retail separate accounts (collectively, the “Accounts”) that invest all or part of their portfolios in fixed income securities. Certain Accounts have policies that require that at least a certain percentage of the Account’s assets be invested in securities that are rated by at least one nationally recognized statistical rating organization (“NRSRO”) at a particular rating level, or if the security is not rated by any NRSRO (an “unrated security”) NAM has determined that the security is of a comparable credit quality of the requisite NSRO rating.

To the extent that NAM’s internal evaluations are used in this manner, it is desirable that NAM utilizes a reliable process for establishing a credit quality determination for the unrated security and that the basis for each such determination be documented in writing.

The process employed may differ for different types of securities, but NAM’s processes should be designed to establish credit quality determinations that are comparable to those established by the NSROs. To facilitate comparing the internal credit quality determinations with NSRO ratings, NAM will employ internal rating designations that correspond with similar ratings designations used by the NRSROs.

Nuveen Asset Management, LLC

Policies and Procedures regarding

Distressed Municipal Bond Workouts

Adopted February 21, 2014

From time to time Nuveen Asset Management, LLC (“NAM”) may determine that it is in the best interest of the shareholders of the accounts it manages (“Accounts”), including, without limitation, open-end and closed-end municipal bond funds advised by Nuveen Fund Advisors, LLC (“NFAL”) and sub-advised by NAM (“Funds”) to make loans to issuers of securities that are held by such Accounts (“Subject Securities”), and/or to take other steps with respect to such issuers or their securities, where NAM determines that it would be in the best interests of such Accounts for NAM to take such steps.

Making such loans and/or taking such other actions raises potential conflicts of interest that require careful review and approval from representatives of the NAM Distressed Credit Committee, NAM Legal and Compliance. These policies and procedures provide a framework for ensuring that such conflicts are appropriately addressed.

I. Authority to Pursue Non-Standard Workout Actions such as the Extension of Loans

NAM may determine to pursue a workout arrangement with respect to a particular municipal issuer of Subject Securities, or with respect to the Subject Securities themselves, that involves the extension of a loan to the issuer or another party, or the purchase of a debt, equity or other interest from the issuer or another party or other related or similar steps involving the investment of additional monies (all such actions being referred to herein as “non-standard workout actions”) if NAM determines that taking such actions are in the best interests of the Accounts holding the Subject Securities, provided that the conditions and procedures set forth in these Policies and Procedures are satisfied and followed. For clarity, the deferral or waiver of interest coupon payments or the deferral of scheduled principal payments do not constitute the “investment of additional monies”.

II. Role of NAM Distressed Credit Committee:

A.	The NAM Distressed Credit Committee shall be responsible for evaluating the merits of all loans made, debt or equity interests purchased, claims settled, approving the disbursement of monies, and monitoring the progress of the credit situation overall, including loan repayment, disposition of any claims or interests, and recovery on the Subject Securities.

B.	Each loan or other non-standard workout action must be approved by the Distressed Credit Committee and a representative from, NAM Legal or the Compliance Department.

C.	Prior to making additional extensions of loans or effecting any other investment constituting a non-standard workout action, the Distressed Credit Committee will receive a report reflecting the amount of requested additional credit to be extended or investment to be made, the rationale for such loan and/or investment, the pledge of collateral securing the loan and/or other investment, the Recovery Value Methodology discussing the projected recovery values with and without the extension of a loan and/or other investment, the interest payment and other consideration expected to be received for the loan and/or other investment, and the anticipated time period for repayment of the loan and/or the disposition or liquidation of such other investment.

D.	In the case where the Subject Securities are held in a Fund, the Distressed Credit Committee or its designee will also work closely with the Securities Valuation Team to ensure appropriate sources or methodology are utilized to accurately reflect a daily price for the loan or other investment constituting a non-standard workout action.

III. Role of Legal/Compliance

A.	NAM Legal or Compliance must determine whether the proposed loan and/or other non-standard workout action is permitted under the investment guidelines for the affected Account, and determine whether the proposed loan or other non-standard workout action complies with all other relevant laws and regulations, including among others the restrictions on “joint transactions” imposed by Section 17(d) of the Investment Company Act of 1940 and rules and other authority thereunder.

B.	Special consideration by NAM Legal is required (i) if all Accounts that hold the Subject Security cannot or do not participate in the loan or other non-standard workout action on a pro-rata basis, or (ii) if the Subject Securities held by various Accounts are not entitled to the same priority in the issuer’s capital structure or otherwise are not entitled to the same rights and benefits in any restructuring or liquidation.

C.	NAM Legal should determine if any other conflicts of interest exist by and among any of the Accounts holding the Subject Securities that need to be addressed prior to making any loan or effecting any other non-standard workout action.

IV. Additional Safeguards as Part of the Process:

A.	Approval by the Distressed Credit Committee will be required prior to the extension of credit and/or to the taking of any other non-standard workout actions. In addition, the vote will include representatives from NAM Legal or Compliance for all such approvals. The Distressed Credit Committee will take the unusual nature of the extension of credit, and the especially unusual nature of a municipal bond fund obtaining equity interests or the other non-standard workout actions, into account when considering such approval.

B.	The aggregate amount that a Fund may commit to a loan and/or other investment constituting a non-standard workout action shall be limited to 5% of total assets for any High Yield Fund and to 3% of total assets for any Investment Grade Fund.

C.	Loans and/or other investments constituting a non-standard workout action that aggregate for more than 3% of any Fund’s total assets (which, pursuant to Section IV.B. above, could only pertain to a High Yield Fund) must first be specifically approved by the Fund Board’s Compliance, Risk Management and Regulatory Oversight Committee.

D.	If a Fund participates in a loan or other non-standard workout action, the Fund Board will be informed of the transaction at its next meeting and will receive quarterly reports as to the status of the transaction.

E.	If a Fund participates in a loan or other non-standard workout action, NAM has an obligation to propose a valuation methodology to NFAL’s Valuation Committee, and shall investigate and consider all potential operational issues surrounding the extension of the loan or other nonstandard workout action before the loan is extended.

F.	If a Fund participates in a loan or other non-standard workout action, no affiliated person of an Account holding the Subject Security will be retained to provide services in managing, operating or marketing any collateral securing loans or other investments constituting non-standard workout action.

G.	If a Fund participates in a loan or other non-standard workout action, no such Fund shall bear more than its pro rata share of costs associated with making the loan or effecting any other nonstandard workout action and managing the acquisition and liquidation of any collateral.

V. Reporting:

If a Fund participates in a loan or other non-standard workout action, NAM will provide such reporting as may be required by the Fund Board or NFAL.

VI. Responsible Parties:

NAM Municipal Investment Management and Research Teams

NAM Distressed Credit Committee

NAM Legal

NAM Compliance

VII. Policy Owner:

NAM Distressed Credit Committee

Nuveen Asset Management, LLC

Office of Foreign Assets Control Sanctions

Investment Compliance Policies and Procedures

Effective Date: April 28, 2014, as last amended: May 16, 2014

I. Introduction

U.S. economic sanctions (the “Sanctions”) administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) generally prohibit U.S. persons, including investment advisers, from engaging in trade or financial transactions and other dealings with, among others: (1) individuals and organizations located in certain sanctioned nations; (2) sanctioned individuals and organizations called Specially Designated Nationals (“SDN”), which are named on a list maintained by OFAC called the list of Specially Designated Nationals and Blocked Persons (the “SDN List”); and (3) individuals and entities on certain other lists maintained by OFAC.1

II. Policy Objectives

Nuveen Asset Management, LLC (“NAM”) has designed and adopted the following risk-based policies and procedures (the “Policy”) in order to comply with OFAC-related laws, regulatory requirements, and client expectations. Specifically, the Policy is intended to reasonably prevent NAM from: (1) investing, whether on behalf of its clients or in proprietary accounts, in securities issued by SDNs or issuers in Prohibited Countries (as defined in Appendix A); (2) engaging in transactions with SDNs, Prohibited Countries and companies in Prohibited Countries; and (3) investing in securities issued by companies predominantly dedicated to activities in, or predominantly deriving revenue from, Prohibited Countries.

III. Policy Scope and Entities Affected

The Policy applies to all NAM employees and establishes procedures specific to NAM’s buy-side investment activities.2 Nuveen Investments, Inc. (“Nuveen”) operational and institutional client services departments have adopted separate risk-based, sell-side OFAC policies and procedures that are designed to prevent NAM from providing services to separately managed account and institutional clients, which are SDNs or with which dealings are otherwise restricted under the Sanctions.

1	In addition to the SDN List, OFAC introduced the Foreign Sanctions Evaders List (the “FSE List”) in February 2014. Transactions by U.S. persons or through the United States are prohibited if they involve the provision or procurement of goods or services, including financial services, or technology to or from a person on the FSE List without authorization from OFAC, unless the transaction is otherwise exempt. The FSE List differs from the SDN List because transactions with individuals and entities on the FSE List (collectively, “FSEs”) that are not on the SDN List must be rejected but there is no requirement to block the FSEs’ assets. Other than the difference between blocking and rejection, references to the SDN List in this Policy should be deemed to include the FSE List and references to SDNs should be deemed to include FSEs.
[2]	Certain Nuveen Shared Services employees support NAM in the exercise and oversight of its investment responsibilities and may assist in the administration of the compliance responsibilities outlined in and, therefore, be subject to training under this Policy. Nuveen Shared Services employees that detect a connection between a NAM investment or other transaction and a Prohibited Country or SDN, whether detected through the procedures described herein or otherwise, must promptly notify NAM Compliance.

IV. Policy

A.	Prohibited Transactions: NAM has identified six categories of transactions and investments that may violate the Sanctions (collectively, “Prohibited Transactions” ):

1.	SDN Issuer Transactions: transactions in securities of issuers that are SDNs (each, an “SDN Issuer”);

2.	SDN-Controlled Issuer Transactions: transactions in securities of issuers that are directly or indirectly more than 50 percent owned, or otherwise controlled, by an SDN (each, an “SDN-Controlled Issuer”);

3.	Prohibited Country Issuer Transactions: transactions in securities of issuers domiciled, headquartered, or listed on an exchange in any of the “Prohibited Countries” as defined in Appendix A (each, a “Prohibited Country Issuer”);

4.	Prohibited Country Indirect Investments: investments in non-Prohibited Country Issuers that are predominantly dedicated to, or that derive predominant revenues from, activities in Prohibited Countries (each, a “Prohibited Country Linked Issuer”);

5.	SDN Intermediary Transactions: Transactions involving an intermediary (acting as agent for NAM, agent for a NAM client, agent for a counterparty to NAM or its client, or principal) that is an SDN (each, an “SDN Intermediary”); or

6.	Prohibited Country Intermediary Transactions: Transactions involving an intermediary that is domiciled or headquartered in the Prohibited Countries listed in Appendix A (each, a “Prohibited Country Intermediary”).

It is NAM’s policy that its employees may not (i) invest directly or indirectly in Prohibited Country Issuers, (ii) knowingly engage in a transaction involving securities issued by an SDN Issuer or an SDN-Controlled Issuer, or (iii) invest directly in a Prohibited Country Linked Issuer.

With regard to SDN Intermediary and Prohibited Country Intermediary Transactions, NAM has adopted separate Counterparty Approval and Broker-Dealer and Other Institutions Approval Policies and Procedures that govern the processes for intermediary diligence and approval.

B.	Focused Country Transactions: In addition to the comprehensive Sanctions programs against the Prohibited Countries, OFAC administers “Focused Sanctions” programs (“Focused Country Sanctions”) pertaining to countries identified as Focused Sanctions

Countries in Appendix B (each a “Focused Sanctions Country” or collectively “Focused Sanctions Countries”). The Focused Country Sanctions Program signals the need for heightened awareness when considering investments that are in any way connected to the countries on this list because there is a concentration of SDNs (entities and individuals) connected to these countries.

Thus, Focused Country Sanctions are not blocks on dealing with all entities connected to such countries, but rather restrict dealings only with certain designated individuals and organizations named on the SDN List. Legal and Compliance should be consulted regarding any questions pertaining to investments related to Focused Sanctions Countries.

V. Procedures

A.	Required Transactions Diligence

NAM employees who have significant control over or input into NAM’s portfolio transactions, including those individuals with the authority to make final investment decisions or recommendations on behalf of NAM, (NAM’s portfolio managers, analysts and traders, collectively, “Investment Personnel”) are the first line of defense in ensuring that NAM does not violate the Sanctions. Investment Personnel must be aware of potential Sanctions implications that certain foreign investment-related transactions could present.

For purposes of this Policy, there are three main circumstances under which Investment Personnel may discover information with Sanctions implications and specific compliance obligations that Investment Personnel must exercise under each. In all cases, anytime Investment Personnel identifies any indications that transactions may implicate Sanctions, he/she must promptly alert NAM Compliance.

1.	Day-to-Day Execution of Job Duties—General Awareness: Investment Personnel may, in the normal exercise of their duties, learn of information that indicates that a portfolio transaction or current investment potentially breaches the Sanctions. In particular, NAM may receive research or ongoing investor communications regarding foreign issuers of potential or current NAM holdings (“Foreign Holdings Information”). When reviewing Foreign Holdings Information, Investment Personnel should be aware of any references to issuer activities in, or revenues from, Prohibited Countries and, if identified, timely escalate to Compliance.

NAM Compliance will provide general awareness training (“Awareness Training”) on how to identify connections between an investment or transaction and a Prohibited Country.

2.	Medium Risk Transactions—Heightened Awareness: Certain investments and transactions present heightened risks of Sanctions breaches and, therefore, require heightened awareness from Investment Personnel. These include:

•	Secondary over-the-counter market trades of unlisted foreign securities[3]; and

•	Foreign public offerings and private investments in foreign public companies.

Before initiating any of the above transactions, Investment Personnel, as part of their investment review, should reasonably attempt to determine if the issuer engages in activities in, or derives revenues from, Prohibited Countries. NAM Compliance will administer specifically tailored training (“Targeted Training”) in this area on how to identify links to Prohibited Countries when contemplating the above transactions.

3.	High Risk Transactions—Heightened Awareness: Direct investments in foreign private companies pose the highest risk of a potential a Sanctions breach and, therefore, require that Investment Personnel perform appropriate due diligence when considering these investments. Prior to investing in a foreign private company, Investment Personnel must complete the questionnaire in Appendix C in order to determine whether:

a.	the foreign private company issuer has conducted or intends to conduct any activities in, or has derived or intends to derive any revenue from, a Prohibited Country (“Prohibited Country Diligence”); or

b.	the foreign private company issuer and any individual or entity that directly or indirectly owns 50% or more of such an issuer is an SDN.

As referenced above and noted below in Section C.5., NAM Compliance will provide detailed, periodic training to educate NAM employees, including Investment Personnel, and Nuveen Shared Services employees, as required, on their specific responsibilities in each above category.

If a NAM employee has a question about whether a particular transaction potentially involving a Prohibited Country or SDN is permissible, he/she must consult NAM Compliance before transacting.

B. Exceptions

1.	NAM Compliance may determine that there are certain facts and circumstances under which an investment or transaction is permissible pursuant to an existing exemption or license under the applicable Sanctions, or it may make sense for NAM or its client to apply for an exemption or license. All such matters will be handled on a case-by-case basis subject to NAM Compliance oversight.

[3]	For purposes of this policy, a foreign issuer is unlisted if it has no class of equity securities listed on a securities exchange.

C.	Compliance Controls

1.	Trading Restrictions and Surveillance.

a.	Portfolio Compliance will stay abreast of the list of both Prohibited Country and Focused Country Sanctions as established by OFAC, and will maintain a trading restrictions inventory of such countries which are to be restricted in Charles River Investment Management System (“CRIMS”).

b.	Portfolio Compliance will be responsible for coding, maintaining, and monitoring required trading restrictions in CRIMS to identify transactions in securities whose issuers are domiciled, headquartered, or listed in Prohibited Countries.

c.	In the case of Focused Sanctions Countries, Portfolio Compliance will perform post-trade monitoring to identify transactions (as noted in V.A.2 and V.A.3. above) in securities of issuers domiciled, headquartered or listed in a Focused Sanctions Country. Compliance will then perform additional due diligence as may be required for a determination as to whether a specific holding or transaction presents any Sanctions implications.

2.	Escalation Procedures. Legal and Compliance shall determine the appropriate course of action to address any contemplated transaction, executed transaction, or existing holding that has been escalated as a potential Sanctions breach.

3.	Changes in Sanctions. NAM Compliance will be responsible for periodically reviewing holdings and updating the Policy and necessary systems and processes when OFAC lifts or changes its Sanctions or adds programs against Prohibited Countries to the Sanctions.

4.	Risk Assessment. Compliance will conduct and maintain a risk assessment of the types of transactions that NAM conducts on behalf of or recommends to its clients to identify those transactions, from the six types identified above, that pose higher inherent risks of Sanctions breaches than others. Compliance will update the Policy periodically to reflect the procedures and controls designed to address the inherent risks identified.

5.	Training. NAM Compliance will be responsible for designing and executing general Awareness Training and specific Targeted Training for appropriate supervised persons, as designated by NAM Compliance, regarding Sanctions and any compliance obligations they must perform in accordance with this Policy.

6.	Reporting. NAM Compliance shall execute or oversee the execution of any required event-specific and annual reporting on behalf of NAM to OFAC of rejected transactions or blocked assets.

VI. Recordkeeping Requirements

Records created in conjunction with activities under this Policy will be retained by the business unit conducting them in accordance with Nuveen’s Records Management Program.

VII. Policy Owner

Compliance Department

VIII. Policy Administrators

Compliance Department

Head of Research

Equity, Real Assets and Fixed Income Portfolio Managers

Equity, Real Assets and Fixed Income Analysts

As amended: 5/16/14

Appendix A

Prohibited Country Sanctions Programs

The Sanctions include programs that generally prohibit or significantly restrict most financial and other economic dealings of U.S. companies and individuals in the following countries1 (each a “Prohibited Country,” collectively the “Prohibited Countries”):

•	Burma (aka Myanmar)[2]

•	Cuba

•	Iran

•	North Korea

•	Sudan

•	Syria[3]

[1]	Appendix A will be deemed to be amended whenever OFAC implements a new or modifies an existing comprehensive Sanctions program.
[2]	The U.S. government significantly relaxed the Sanctions against in Burma, including the restrictions on investing there, in 2012; however, investments in Burma are subject to reporting requirements. NAM continues to treat Burma as a Prohibited Country and will evaluate any potential direct or indirect investments involving Burma on a case-by-case basis.
[3]	In addition, the Sanctions include a program targeting Syria (together with the countries referenced above), which prohibits or significantly restricts any financial or other economic dealings of U.S. companies and individuals with companies or individuals that are part of, owned by, or linked to parts of the Syrian government involved in sponsoring groups deemed to be terrorist groups by the U.S., proliferating weapons of mass destruction or destabilizing Lebanon.

Because of heavy state involvement in the Syrian government, the current instability in Syria, and various sensitivities associated with Syrian government dealings, and because not all targeted Syrian entities are necessarily named on the OFAC List, NAM currently treats Syria as one of the Prohibited Countries and handles direct and indirect investments involving Syria the same way for compliance purposes as it handles direct and indirect investments involving the other aforementioned Prohibited Countries.

Appendix B

Focused Country Sanctions Programs

There are currently Focused Country Sanctions Programs pertaining to the following countries1 (each a “Focused Country,” collectively the “Focused Countries”):

•	the Balkans (including Bosnia and Herzegovina, Montenegro, Serbia)

•	Belarus

•	Central African Republic

•	Côte d’Ivoire

•	Democratic Republic of the Congo

•	Iraq

•	Lebanon

•	Liberia[2]

•	Libya

•	Sierra Leone[2]

•	Ukraine[3]

•	Yemen

•	Zimbabwe

The Focused Country Sanctions against the above countries block assets, or otherwise restrict dealings, only with certain designated individuals and organizations named on the SDN List. Dealings with any individual or organization in Focused Countries other than SDNs may be permissible under the Sanctions.

Please contact Compliance if you have questions regarding whether an investment related to Focused Sanctions Countries is permitted.

[1]	Appendix B will be deemed to be amended whenever OFAC implements a new or modifies an existing selective Sanctions program. As of the date of the Policy’s last amendment, Compliance has reviewed the selective Sanctions programs administered by OFAC and determined which countries will be treated as “Focused Countries” under the Policy.
[2]	In addition, the Sanctions include a program restricting the trade in rough diamonds from Liberia and Sierra Leone. For purposes of this Policy, Liberia and Sierra Leone will be treated as “Focused Countries.”
[3]	In March 2014, OFAC implemented a Ukraine-related sanctions program blocking the property of certain persons and business entities contributing to the undermining of democratic processes and institutions in the Ukraine. The list includes specific Ukrainian and Russian individuals with substantial connections to both governmental and private business enterprises.

Appendix C

OFAC Foreign Private Placement Investment Screening Form

Please complete and return this questionnaire along with required supporting documentation to NAM Compliance.

Acceptable forms of supporting documentation include: offering documents and ongoing disclosures (e.g., prospectuses, private placement memoranda, partnership agreements, marketing materials and subscription agreements), financial statements, investor reports, and internal and third-party research regarding portfolio companies.

Date:

Portfolio Manager(s)/Research Analyst(s):

Security Name:

Security Description:

Ticker/Cusip:

Legal Domicile:

Principal Place(s) of Business:

Ownership Information:

Revenue Information:

References to risks associated with breaches of the Sanctions or economic sanctions in supporting documentation? If yes, please reference specific sections in supporting documentation:

Prohibited Country links identified?	E No	E Yes

If yes, please explain:

Focused Country links identified?	E No	E Yes

If yes, please explain:

FOR COMPLIANCE USE ONLY

OFAC Search Results:

Notes:

Compliance Review:	Date:

Nuveen Asset Management, LLC

Whole Loan Acquisition, Closing, and

Allocation Policies and Procedures

Effective Date: January 1, 2011, as last amended December 7, 2012

I. Introduction

A. U.S. Bancorp Asset Management, Inc. (“USBAM”) and American Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc. – II, American Strategic Income Portfolio Inc. – III and American Select Portfolio Inc. (the “Whole Loan Funds”) have policies and related procedures designed to (1) prevent the acquisition of whole loans by the Whole Loan Funds in violation of Sections 17(a) or 21(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and (2) assure that any investment adviser or sub-adviser to the Whole Loan Funds allocates whole loans among the Whole Loan Funds in a manner consistent with its fiduciary obligations (such policies and procedures, as amended from time to time, the “Whole Loan Policies”). Each whole loan is held by a single Whole Loan Fund. The Whole Loan Funds cannot jointly participate in any whole loan.

B. Under the Whole Loan Policies, no Whole Loan Fund may acquire any whole loan in violation of Section 17(a) and/or Section 21(b) of the Investment Company Act.

C. Under the Whole Loan Policies, any adviser or sub-adviser to the Whole Loan Funds must allocate investment opportunities among all Whole Loan Funds and any other accounts managed by the adviser or sub-adviser in a fair and equitable manner that does not systematically favor one Whole Loan Fund or other account over any other Whole Loan Fund or other account.

II. Policy

Accordingly, it is the policy of Nuveen Asset Management, LLC (“NAM”) that, while serving as the sub-adviser to the Whole Loan Funds, it will abide by the Whole Loan Policies in the form most recently provided to NAM by USBAM.

III. Policy Owner

Legal Department

IV. Responsible Parties

Portfolio Managers

Compliance Department

Amended:         December 7, 2012